UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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The Brink’s Company

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The Brink’s Company 1801 Bayberry Court P.O. Box 18100 Richmond, VA 23226-8100

Michael T. Dan

Chairman,

President and Chief Executive Officer

March 15, 2010

To Our Shareholders:

You are cordially invited to attend the annual meeting of shareholders of The Brink’s Company to be held at The Waldorf Astoria, 301 Park Avenue, New York, New York, on Friday, May 7, 2010, at 1:00 p.m., local time.

You will be asked to: (i) elect three directors for a term of three years; (ii) approve the amendment and restatement of the Key Employees’ Deferred Compensation Program; (iii) approve the material terms of the performance goals under the Management Performance Improvement Plan; (iv) approve the material terms of the performance goals under the 2005 Equity Incentive Plan; and (v) approve an independent registered public accounting firm for the fiscal year ending December 31, 2010.

It is important that you vote, and we urge you to complete, sign, date and return the enclosed proxy in the envelope provided.

Please note that this year, the rules that guide how brokers vote your stock have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Whether or not you expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States.

We appreciate your prompt response and cooperation.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 7, 2010

Notice Is Hereby Given that the annual meeting of shareholders of THE BRINK’S COMPANY will be held on May 7, 2010, at 1:00 p.m., local time, at The Waldorf Astoria, 301 Park Avenue, New York, New York, for the following purposes:

1. To elect as directors the three nominees to the Board of Directors named in the accompanying proxy statement, for terms expiring in 2013.

2. To approve the amendment and restatement of the Key Employees’ Deferred Compensation Program.

3. To approve the material terms of the performance goals under the Management Performance Improvement Plan.

4. To approve the material terms of the performance goals under the 2005 Equity Incentive Plan.

5. To approve the selection of KPMG LLP as an independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2010.

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 5, 2010 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting.

Please note that this year, the rules that guide how brokers vote your stock have changed. Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote. Whether or not you expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. We appreciate your prompt response.

Michael J. McCullough

Secretary

March 15, 2010

The Annual Report to Shareholders, including financial statements, is being mailed to shareholders of record as of the close of business on March 5, 2010, together with these proxy materials, commencing on or about March 19, 2010.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 7, 2010.

•	The proxy statement and annual report to shareholders are available at http://www.brinkscompany.com/py/proxy10.pdf and http://www.brinkscompany.com/ar/Brinks09.pdf.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

THE BRINK’S COMPANY

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Brink’s Company (the “Company”) of proxies from holders of the Company’s common stock (hereinafter “Brink’s Common Stock”), to be voted at the annual meeting of shareholders to be held on May 7, 2010, at 1:00 p.m., local time, at The Waldorf Astoria, 301 Park Avenue, New York, New York (and at any adjournment or postponement thereof), for the purposes set forth in the accompanying notice of such meeting.

The close of business on March 5, 2010 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. On March 5, 2010, the Company had outstanding 47,874,263 shares of Brink’s Common Stock, the holders thereof being entitled to one vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting.

This proxy statement and the accompanying form of proxy and Annual Report to Shareholders are being mailed to shareholders of record as of the close of business on March 5, 2010, commencing on or about March 19, 2010. The mailing address of the principal executive office of the Company is 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100.

The election of directors, approval of the amendment and restatement of the Key Employees’ Deferred Compensation Program, approval of the material terms of the performance goals under the Management Performance Improvement Plan, approval of the material terms of the performance goals under the 2005 Equity Incentive Plan and the selection of an independent registered public accounting firm are the only matters that the Board of Directors knows will be presented for consideration at the annual meeting. The shares of Brink’s Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors on these matters unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Brink’s Common Stock will be voted in accordance with the specification so made. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

The Company’s bylaws provide that the chairman of the annual meeting will determine the order of business, the voting and other procedures to be observed at the annual meeting. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted.

The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later time. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company’s transfer agent, American Stock Transfer & Trust Company.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising its good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company’s business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers and members of management. During 2009, the Board met eight times.

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board of Directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, the Company operates with one individual, Mr. Dan, serving as Chairman of the Board, President and Chief Executive Officer. Mr. Dan was elected by the Board as President and Chief Executive Officer in February 1998 and as Chairman of the Board as of January 1, 1999. Prior to his election as President and Chief Executive Officer of the Company, Mr. Dan served as President and Chief Executive Officer of Brink’s, Incorporated beginning in 1993. The Board of Directors believes that because Mr. Dan has unique and extensive experience and understanding of the Company’s business, as well as eleven years of experience serving on the Company’s Board of Directors, he is well situated to lead and execute strategy and business plans to maximize shareholder value by having a combined role of Chairman of the Board, President and Chief Executive Officer.

In order to ensure that independent directors continue to play a leading role in the Company’s governance, the Board of Directors established in 2006 the position of a Lead Director in the Company’s Corporate Governance Policies. Mr. Martin currently serves as the Company’s Lead Director. The Lead Director is elected by the independent directors and ensures that (i) the Board of Directors operates independently of management and (ii) directors and shareholders have an independent leadership contact. The Lead Director, who must satisfy the Company’s independence standards, has the following specific roles and responsibilities:

—	preside over meetings of the non-management and independent Board members and, as appropriate, provide prompt feedback to the Chief Executive Officer and Chairman;

—	together with the Chief Executive Officer and Chairman, and with input from the non-management and independent Board members, prepare the Board’s agenda;

—	serve as a point of contact between non-management and independent Board members and the Chief Executive Officer and Chairman to report or raise matters;

—	call executive sessions of the Board or of the non-management and independent Board members;

—	serve as a “sounding board” and mentor to the Chief Executive Officer and Chairman;

—	take the lead in assuring that the Board carries out its responsibilities in circumstances where the Chief Executive Officer and Chairman is incapacitated or otherwise unable to act; and

—	consult with the Chairman of the Compensation and Benefits Committee to provide performance feedback and compensation information to the Chief Executive Officer and Chairman.

The Board of Directors also has five standing committees: the Audit and Ethics Committee (the “Audit Committee”), the Compensation and Benefits Committee (the “Compensation Committee”), the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”), the Finance Committee and the Executive Committee. Each committee has a separate chairperson and each of the Audit, Compensation and Corporate Governance Committees are comprised solely of independent directors.

As part of the Board of Directors’ annual assessment process, the Board of Directors evaluates the Company’s board and committee structure to ensure that it remains appropriate for the Company. The Board of Directors recognizes that there may be circumstances in the future that would lead it to separate the roles of Chief Executive Officer and Chairman of the Board, but believes that the absence of a policy requiring either the separation or combination of the roles of Chairman and Chief Executive Officer provides the Board of Directors with the flexibility to determine the best leadership structure for the Company.

Board of Directors’ Role in Risk Oversight

The Company’s Board of Directors is responsible for the Company’s risk oversight. Management is responsible for the Company’s risk management, including providing oversight and monitoring to ensure Company policies are carried out and processes are executed in accordance with the Company’s performance goals and risk tolerances. In carrying out its risk oversight function, the Board of Directors has four standing committees: Audit, Compensation, Corporate Governance and Finance, that are each responsible for risk oversight within such committee’s area of responsibility and regularly report to the Board of Directors.

The Company’s Audit Committee charter provides that the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. As part of its responsibilities, the Audit Committee oversees the Company’s financial policies, including financial risk management. Management holds regular meetings that identify, discuss and assess financial risk from current macro-economic, industry and company specific perspectives. As part of its regular reporting process, management reports and reviews with the Audit Committee the Company’s material financial risks, including (i) proposed Risk Factor and other public disclosures, and (ii) mitigation strategies and the Company’s internal controls over financial reporting. The Audit Committee also engages in regular periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate.

Each of the other committees of the Board of Directors considers risks within its areas of responsibility as follows. The Compensation Committee considers any risks that may result from the Company’s executive compensation programs. The Corporate Governance Committee considers risks relating to governance and management succession planning. The Finance Committee monitors the Company’s strategic direction, and it also has oversight of the Company’s credit facilities, rating agency interactions, and pension and savings plans. Each of the committees regularly reports to the Board of Directors.

The Company believes the current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by the Company’s Chairman of the Board, President and Chief Executive Officer and the Lead Director.

Executive Sessions of the Board of Directors

The non-management members of the Board of Directors meet regularly without management present. Mr. Martin, as Lead Director, presides over each meeting of the non-management and independent Board members.

Director Attendance at Meetings

During 2009, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served.

Director Attendance at Annual Meeting

The Company has no formal policy with regard to Board members’ attendance at annual meetings. Nine of the ten directors then in office attended the 2009 annual meeting of shareholders.

Board Independence

For a director to be deemed “independent,” the Board of Directors of the Company must affirmatively determine, in accordance with the listing standards of the New York Stock Exchange, that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board of Directors has adopted the following categorical standards as part of its Corporate Governance Policies:

1.	A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company, is not independent. Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following such employment.

2.	A director who has received or who has an immediate family member serving as an executive officer who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service), is not independent. Compensation received by a director for former service as an interim Chairman, Chief Executive Officer or other executive officer will not count toward the $120,000 limitation.

3.	(A) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) a director who was or whose immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, in any such instance ((A)-(D)) is not independent.

4.	A director who is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee, is not independent.

5.	A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent.

The Board of Directors of the Company has affirmatively determined that Messrs. Ackerman, Boynton, Breslawsky, Herling, Hudson, Martin, Schievelbein, Strang and Turner and Mrs. Alewine are independent under the listing standards of the New York Stock Exchange and the categorical standards described above.

Audit and Ethics Committee

The Audit Committee, established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), operates under a written charter, which is available as described under “Other Information—Availability of Documents.” The Audit Committee oversees the integrity of regular financial reports and other financial information provided by the Company to the Securities and Exchange Commission (the “SEC”) or the public, recommends the selection by shareholders at their annual meeting of an independent registered public accounting firm, confers with the Company’s independent registered public accounting firm to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit, and meets with the independent registered public accounting firm and with appropriate Company financial personnel and internal auditors regarding the Company’s internal controls, practices and procedures. The Audit Committee also oversees the Company’s legal and business ethics compliance programs. The Audit Committee currently consists of Mr. Herling, as Chairman, and Messrs. Hudson, Martin and Schievelbein. The Board has examined the composition of the Audit Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange and in accordance with the Audit Committee charter. The Board of Directors has identified Messrs. Hudson, Martin and Schievelbein as “audit committee financial experts” as that term is defined in the rules promulgated by the SEC. The Board of Directors has also determined that each of the members of the Audit Committee is financially literate as such term is interpreted by the Board of Directors in its business judgment. None of the Company’s Audit Committee members simultaneously serve on more than two other public company audit committees. The Audit Committee met nine times during 2009.

Procedures for Pre-Approval of Audit and Non-Audit Services.  The Audit Committee has adopted procedures for pre-approving certain specific audit and non-audit services provided by the independent registered public accounting firm. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the Company’s Legal Department and Finance Department to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update of these audit and non-audit engagements at each regular meeting.

Procedures for Review and Approval of Related Person Transactions.  The Company has adopted a policy regarding the review and approval of related person transactions. In the event that the Company proposes to enter into a related person transaction, the transaction must be recommended to the Audit Committee. As provided in its charter, the Audit Committee is required to review and approve each related person transaction and any disclosures that are required by Item 404 of Regulation S-K. The Audit Committee reviews each related person transaction on a case by case basis.

For purposes of this policy, a “related person transaction” has the same meaning as in Item 404 of Regulation S-K: a transaction, arrangement or relationship (or any series of related transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000 and in which any “related person” has, had or will have a direct or indirect material interest.

For purposes of this policy, a “related person” has the same meaning as in Item 404 of Regulation S-K: any person who was a director, a nominee for director or an executive officer of the Company during the Company’s preceding fiscal year (or an immediate family member of such a director, nominee for director or executive officer of the Company) or a beneficial owner of more than five percent of the outstanding Brink’s Common Stock (or an immediate family member of such owner).

Compensation and Benefits Committee

The Compensation Committee operates under a written charter, which is available as described under “Other Information—Availability of Documents.” The Compensation Committee is responsible for establishing and reviewing policies governing salaries and benefits, annual performance awards, incentive compensation and the terms and conditions of employment for the Chief Executive Officer and each of the other named executive officers. For a further discussion of the Compensation Committee, see “Compensation Discussion and Analysis—Process for Setting Executive Compensation.” The Compensation Committee currently consists of Mr. Turner, as Chairman, and Messrs. Ackerman, Schievelbein and Strang. The Board has examined the composition of the Compensation Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange and in accordance with the Compensation Committee charter. The members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). The Compensation Committee met five times during 2009.

In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and two nationally-recognized executive compensation consultants. For 2009, Frederic W. Cook & Co., Inc. (the “Cook firm”) advised the Compensation Committee. Towers Watson also served as executive compensation consultant to the Company and the Compensation Committee during 2009. For more information with respect to the Compensation Committee’s compensation consultants, see “Compensation Discussion and Analysis” beginning on page 13.

Corporate Governance and Nominating Committee

The Corporate Governance Committee operates under a written charter, which is available as described under “Other Information—Availability of Documents.” The Corporate Governance Committee oversees the governance of the Company and recommends to the Board nominees for election as directors and officers of the Company, as well as reviewing the performance of incumbent directors in determining whether to recommend them to the Board for renomination. The Corporate Governance Committee currently consists of Mr. Breslawsky, as Chairman, Mrs. Alewine and Messrs. Ackerman, Strang and Turner. The Board has examined the composition of the Corporate Governance Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange and in accordance with the Corporate Governance Committee charter. The Corporate Governance Committee met four times during 2009.

Director Compensation

It is the responsibility of the Corporate Governance Committee to recommend to the Board any changes in Board compensation. For a discussion of the process for determining Board compensation and elements of the compensation of the Board, see “Director Compensation” beginning on page 56.

Finance Committee

The Finance Committee monitors the Company’s strategic direction, recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, and is responsible for oversight of the Company’s Pension-Retirement Plan and 401(k) Plan and any similar plans that may be maintained from time to time by the Company. The Finance Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Finance Committee has authority to adopt amendments to the Company’s Pension-Retirement Plan, Pension Equalization Plan and 401(k) Plan. In carrying out these responsibilities, the Finance Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Company’s Oversight Committee (a committee of senior management with shared responsibility over certain of the Company’s retirement plans), as well as outside experts retained in connection with the administration of those plans. The Finance Committee currently consists of Mrs. Alewine, as Chairwoman, and Messrs. Breslawsky, Herling, Hudson and Martin, none of whom is an officer or employee of the Company or any of its subsidiaries. The Finance Committee met eight times during 2009.

Executive Committee

The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee did not meet during 2009.

Director Nominating Process

The Company’s Corporate Governance Policies and the Corporate Governance Committee charter contain information concerning the responsibilities of the Corporate Governance Committee with respect to identifying and evaluating director candidates. Both the Corporate Governance Committee Charter and the Corporate Governance Policies are available as described under “Other Information—Availability of Documents.”

The Corporate Governance Committee’s charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Corporate Governance Committee through the method described below under “Communications with Non-Management Members of the Board of Directors.” In accordance with the Company’s bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors, if such shareholder complies with the notice procedures set forth in the bylaws and summarized in the section of this proxy statement entitled “Other Information—Shareholder Proposals.”

The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Policies. The Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, while there is not specific weight given to any one factor, the Corporate Governance Committee will evaluate a candidate’s business experience, diversity, international background, the number of other directorships held and leadership capabilities, along with any other skills or experience that would be of assistance to management in operating the Company’s business. The Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees.

It also is important to the Corporate Governance Committee that the Board of Directors works together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance Committee also considers that individual’s past contribution and future commitment to the Company. The Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. Additionally, the Corporate Governance Committee will continue to populate the Board of Directors with a sufficient number of independent directors to satisfy the New York Stock Exchange listing standards and SEC requirements. The Corporate Governance Committee will also ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy the New York Stock Exchange financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert.

The Corporate Governance Committee employs several methods for identifying and evaluating director nominees. The Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or otherwise and, in the event that vacancies are anticipated, the Committee considers possible director candidates. The Corporate Governance Committee has used professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Policies.

After completing potential director nominees’ evaluations, the Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Corporate Governance Committee. There is no difference in the manner by which the Corporate Governance Committee evaluates prospective nominees for director based upon the source from which the individual was first identified.

On February 25, 2008, the Company and MMI Investments, L.P. (“MMI”) entered into a settlement agreement pursuant to which Robert J. Strang was nominated and recommended for election to the Board at the 2009 annual meeting of shareholders. MMI withdrew its previously submitted nominations. The Company also agreed to reimburse MMI for certain expenses incurred in connection with its shareholder proposals, including payments made by MMI to Mr. Strang to serve as one of its nominees, as well as costs associated with the termination of the arrangement between MMI and Mr. Strang. Mr. Strang has confirmed to the Company that, as consideration for agreeing to serve as one of MMI’s nominees, he received from MMI a $25,000 up-front payment, 7,500 stock appreciation rights linked to the value of Brink’s Common Stock, and reimbursement of reasonable expenses associated with the nomination up to $5,000. He was also to receive from MMI an additional 2,500 stock appreciation rights if any MMI nominee was elected to the Board of Directors of the Company. Mr. Strang has confirmed to the Company that on February 27, 2008, Mr. Strang and MMI terminated these agreements. Pursuant to the termination agreement, Mr. Strang received a cash payment from MMI of $200,000 in lieu of the stock appreciation rights he was to receive or might have received from MMI under the previous arrangements.

Paul G. Boynton, who was elected by the Board of Directors as a director effective February 19, 2010, was evaluated as a candidate for the Board of Directors at the suggestion of one of the non-management directors. Based on its own review of this candidate, the Corporate Governance Committee recommended to the Board of Directors the election of Mr. Boynton as a director and his inclusion on the proxy card.

The Company did not receive any notice of a director candidate recommended by a shareholder or group of shareholders owning more than 5% of the Company’s voting common stock for at least one year as of the date of recommendation on or prior to November 16, 2009, the date that is 120 days before the date of the prior year’s proxy statement.

Communications with Non-Management Members of the Board of Directors

The Company’s Corporate Governance Policies set forth a process by which shareholders and other interested third parties can send communications to the non-management members of the Board of Directors. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent by U.S. mail attention “Lead Director” at the Company’s Richmond, Virginia address. All such correspondence is provided to the Lead Director at, or prior to, the next executive session held at a regular Board meeting.

PROPOSALS OF THE BOARD

Holders of Brink’s Common Stock will have one vote per share. Absent voting instructions from a shareholder, a broker may or may not vote shares held by a broker in “street name” (“Brokers’ Shares”) in its discretion depending on the proposals before the meeting. Under the rules of the New York Stock Exchange, a broker may vote Brokers’ Shares in its discretion on “routine matters.” Based on the rules of the New York Stock Exchange, the Company believes that approval of the independent registered public accounting firm is a routine matter on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Under the rules of the New York Stock Exchange, however, a broker may not be able to vote on proposals that are not considered “routine.” When a proposal is a non-routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. This is commonly called a “broker non-vote.” Please note that this year, the rules that guide how brokers vote shares of Brink’s Common Stock have changed. A broker may not vote Brokers’ Shares with respect to the election of the nominees for director in the absence of specific instructions as to how to vote with respect to the election of such nominees, because under the rules of the New York Stock Exchange, the election of directors is no longer considered a “routine” matter.

In order for the meeting to be conducted, a majority of the outstanding shares of Brink’s Common Stock as of the record date must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions, withheld votes and Brokers’ Shares are included in determining the number of votes present. Brokers’ Shares that are not voted on any matter will not be included in determining whether a quorum is present.

The following proposals are expected to be presented to the meeting.

Proposal No. 1—Election of Directors: in order to be elected, each nominee for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. The Company believes that this proposal is a non-routine matter. Abstentions, withheld shares and Brokers’ Shares that are not voted on Proposal No. 1 will not be included in determining the number of votes cast and will not affect the outcome of the vote.

Proposal No. 2—Approval of the Amendment and Restatement of the Key Employees’ Deferred Compensation Program: in order for the proposal to pass, it must receive the affirmative vote of the holders of a majority of the shares cast with respect to such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Brink’s Common Stock. The Company believes that this proposal is a non-routine matter. Abstentions and Brokers’ Shares that are not voted on Proposal No. 2 will have no effect on the proposal, provided that the total vote cast represents over 50% of the outstanding shares of Brink’s Common Stock.

Proposal No. 3—Approval of the Material Terms of the Performance Goals Under the Management Performance Improvement Plan: in order for the proposal to pass, it must receive the affirmative vote of the holders of a majority of the shares cast with respect to such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Brink’s Common Stock. The Company believes that this proposal is a non-routine matter. Abstentions and Brokers’ Shares that are not voted on Proposal No. 3 will have no effect on the proposal, provided that the total vote cast represents over 50% of the outstanding shares.

Proposal No. 4—Approval of the Material Terms of the Performance Goals Under the 2005 Equity Incentive Plan: in order for the proposal to pass, it must receive the affirmative vote of the holders of a majority of the shares cast with respect to such proposal, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of Brink’s Common Stock. The Company believes that this proposal is a non-routine matter. Abstentions and Brokers’ Shares that are not voted on Proposal No. 4 will have no effect on the proposal, provided that the total vote cast represents over 50% of the outstanding shares.

Proposal No. 5—Approval of the Selection of an Independent Registered Public Accounting Firm: in order for the proposal to pass, it must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. The Company believes that this proposal is a routine matter. Abstentions and Brokers’ Shares that are not voted on Proposal No. 5 will not be counted in determining the number of votes cast and will not affect the outcome of the vote.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term.

The Corporate Governance Committee has recommended, and the Board of Directors has approved, the following nominees for election as directors: Messrs. Boynton, Martin and Turner, each for a three-year term expiring in 2013. Messrs. Boynton, Martin and Turner presently serve as directors. Mr. Hudson’s current term expires at the Company’s 2010 Annual Meeting of Shareholders, and he was not nominated by the Board of Directors for re-election.

The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

Set forth below is information concerning the age, principal occupation, employment, directorships during the past five years, and other positions with the Company of each nominee and director, the year in which he or she first became a director of the Company and his or her term of office as a director. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that each nominee and director should serve as a director as of the date of this proxy statement, in light of the Company’s business and structure. Mr. Ackerman has notified the Company that he intends to resign from his position as a director of the Company, effective as of the date of the Company’s 2010 Annual Meeting of Shareholders, and his biographical information is therefore not included.

NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2013

(4)	PAUL G. BOYNTON, 45, is the Executive Vice President, Forest Resources and Real Estate of Rayonier Inc., an international forest products company, with core businesses in timber, real estate and performance fibers. Prior to his election to his current position in November 2009, he served as Senior Vice President, Performance Fibers and Wood Products, of Rayonier Inc. from January 2008 to October 2009. He joined Rayonier Inc. in 1999 as Director of Performance Fibers Marketing and Sales, was named Vice President, Performance Fibers Marketing and Sales in 1999, and was Senior Vice President, Performance Fibers from July 2002 to December 2007. Prior to Rayonier, Mr. Boynton served as a Global Brand Manager at 3M Corporation where he was employed from 1990 to 1999. He is a director of the National Alliance of Forest Owners. Mr. Boynton has executive-level international business operations experience through his work for Rayonier Inc. as well as experience in strategic business development, risk management and sales and marketing. Mr. Boynton has been a director of The Brink’s Company since February 2010.

(1), (4), (5), (6)	MURRAY D. MARTIN, 62, is the Chairman, President and Chief Executive Officer of Pitney Bowes Inc., a provider of integrated mailstream management solutions, and has held that position since January 2009. Prior to his current position, Mr. Martin served as President and Chief Executive Officer of Pitney Bowes Inc. from May 2007 to December 2008 and President and Chief Operating Officer of Pitney Bowes Inc. from October 2004 to May 2007. From January 2001 to October 2004, he served as Executive Vice President and Group President of Global Mailstream Solutions, a division of Pitney Bowes Inc. From January 1998 to January 2001, he was President of Pitney Bowes International. During the past five years, Mr. Martin has served as a director of Pitney Bowes Inc. Mr. Martin has chief executive officer experience through his leadership of Pitney Bowes Inc., as well as executive-level operational experience leading a multi-national company with a significant international presence. Through his service on the board of directors of another publicly-traded company and the Company’s Board of Directors, Mr. Martin has gained experience and knowledge in audit, finance, strategic planning, risk oversight and corporate governance matters. Mr. Martin has been a director of The Brink’s Company since 2005.

(2), (3), (4)	RONALD L. TURNER, 63, is the retired Chairman, President and Chief Executive Officer of Ceridian Corporation, an information services company that provides outsourcing services to the human resources, transportation and retail markets, and operates in the U.S., Canada and Europe. Mr. Turner served as Chairman, President and Chief Executive Officer of Ceridian Corporation from January 2000 until his retirement in October 2006; Chief Operating Officer from April 1998 to January 2000; and Executive Vice President of Operations from March 1997 to April 1998. During the past five years, Mr. Turner has served as a director of Ceridian Corporation, Circuit City Stores, Inc., FLIR Systems, Inc. and Imagistics International Inc. Mr. Turner has chief executive officer experience, technology and operations expertise and extensive experience and knowledge of strategic planning and business development through his leadership of Ceridian Corporation. Mr. Turner has also gained significant experience and knowledge through his service on the boards of directors of other publicly-traded companies and the Company’s Board of Directors in executive compensation, finance, risk oversight and corporate governance matters. Mr. Turner has been a director of The Brink’s Company since 2002.

CONTINUING DIRECTORS

(3), (4), (5)	BETTY C. ALEWINE, 61, is the retired President and Chief Executive Officer of COMSAT Corporation, a provider of global satellite services and digital networking services and technology. Mrs. Alewine served as President and Chief Executive Officer of COMSAT from 1996 until August 2000, when the company was acquired by Lockheed Martin Corporation. She served as President of COMSAT’s largest operating unit from 1994 to 1996. During the past five years, Mrs. Alewine has served as a director of New York Life Insurance Company and Rockwell Automation, Inc. Mrs. Alewine has chief executive officer experience through her leadership of COMSAT Corporation, and executive-level experience with international business operations, strategic business development, technology and sales and marketing. Mrs. Alewine has also gained experience and knowledge through her service on the boards of directors of other companies and the Company’s Board of Directors in finance, audit, risk oversight and corporate governance matters. Mrs. Alewine has been a director of The Brink’s Company since 2000. Her current term as a director of the Company expires in 2012.

(3), (4), (5)	MARC C. BRESLAWSKY, 67, is the retired Chairman and Chief Executive Officer of Imagistics International Inc., a company engaged in direct sales, service and marketing of enterprise office imaging and document solutions. Mr. Breslawsky served as Chairman and Chief Executive Officer of Imagistics International Inc. from 2001 until 2005, when the company was acquired by Océ N.V. From 1996 to 2001, he was President and Chief Operating Officer of Pitney Bowes Inc., and Vice Chairman from 1994 to 1996. During the past five years, Mr. Breslawsky has served as a director of Imagistic International Inc., Océ Holdings USA Inc. (a subsidiary of Océ N.V.), UIL Holdings Corporation, The United Illuminating Company and C.R. Bard, Inc. Mr. Breslawsky has chief executive officer experience through his leadership of Imagistics International Inc., an extensive knowledge of finance and accounting matters and executive-level experience leading international business operations. Mr. Breslawsky has also gained experience and knowledge through his service on the boards of directors of other publicly-traded companies and the Company’s Board of Directors in corporate governance, audit and risk oversight matters. Mr. Breslawsky has been a director of The Brink’s Company since 1999. His current term as a director of the Company expires in 2011.

(4)	MICHAEL T. DAN, 59, is Chairman of the Board, President and Chief Executive Officer of the Company. Prior to his election as President and Chief Executive Officer of the Company in February 1998, he served as President and Chief Executive Officer of Brink’s, Incorporated beginning in 1993. During the past five years, Mr. Dan has served as a director of Principal Financial Group, Inc. and Principal Life Insurance Company. Mr. Dan has significant and extensive experience with and knowledge of the Company, its operations and the secure logistics industry, as well as chief executive officer-level experience in international operations, risk management, brand management and customer service. Through his service on the board of directors of another publicly-traded company and the Company’s Board of Directors, he has also gained experience in the areas of strategic planning, corporate governance and human resources. Mr. Dan has been a director of The Brink’s Company since 1998. His current term as a director of the Company expires in 2011.

(1), (4), (5)	MICHAEL J. HERLING, 52, is a founding partner of Finn Dixon & Herling LLP, a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel, and has held that position since 1987. He is currently a member of the Board of Directors of DynaVox Systems, LLC and a member of the Board of Trustees of Colgate University. Mr. Herling has extensive legal experience representing corporate and institutional clients and their boards of directors with a focus on strategic initiatives and complex transactions such as mergers and acquisitions, securities offerings and financings, as well as experience in corporate governance, risk oversight, audit, management and executive compensation matters. Mr. Herling has been a director of The Brink’s Company since 2009. His current term as a director of the Company expires in 2012.

(1), (2), (4)	THOMAS C. SCHIEVELBEIN, 56, is a business consultant and has served in this capacity since November 2004. He is the retired President of Northrop Grumman Newport News, a subsidiary of the Northrop Grumman Corporation, a global defense company. Mr. Schievelbein served as President of Northrop Grumman Newport News from November 2001 until his retirement in November 2004. From October 1995 to October 2001, he served as Executive Vice President and Chief Operating Officer of Newport News Shipbuilding, Inc. During the past five years, Mr. Schievelbein has served as a director of McDermott International, Inc. and New York Life Insurance Company. Mr. Schievelbein has executive-level operational, business technology development and risk mitigation and control experience through his leadership of Northrop Grumman Newport News and Newport News Shipbuilding, Inc. Through his service on other boards of directors and the Company’s Board of Directors, Mr. Schievelbein has also gained knowledge and experience of executive compensation, audit, risk oversight and corporate governance matters. Mr. Schievelbein has been a director of The Brink’s Company since 2009. His current term as a director of the Company expires in 2012.

(2), (3), (4)	ROBERT J. STRANG, 53, is Chief Executive Officer of Investigative Management Group, a Unit of Strang Hayes Holding Corp., a provider of corporate security and intelligence gathering services in the high-end investigative market, and has held that position since 2003. Prior to his current position, he co-founded and was a principal of Strang Hayes Consulting from 1989 until its sale to SPX Corporation in 2001 and was also with the United States Department of Justice from 1979 until 1989. Mr. Strang is currently a Director of the New York City Economic Development Corporation and D.A.R.E. America. During the past five years, he has served as Co-Chairman of the New York State Legislature’s Terrorism Task Force. He has chief executive officer experience though his leadership of Investigative Management Group, as well as extensive international security and law enforcement experience. Mr. Strang has been a director of The Brink’s Company since 2008. His current term as a director of the Company expires in 2011.

(1)	Audit and Ethics Committee

(2)	Compensation and Benefits Committee

(3)	Corporate Governance and Nominating Committee

(4)	Executive Committee

(5)	Finance Committee

(6)	Lead Director

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE

FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of Brink’s Common Stock beneficially owned by them at January 31, 2010, was as follows:

Name of Individual or Identity of Group	Number of Shares Beneficially Owned(a)		Percent of Class*
Mr. Ackerman	54,268		*
Mrs. Alewine	42,442		*
Mr. Boynton	0		*
Mr. Breslawsky	42,442		*
Mr. Cazer	0		*
Mr. Dan	1,049,875		2.19%
Mr. Dziedzic	0		*
Mr. Herling	0		*
Mr. Hudson	7,349		*
Mr. Lennon	145,703	(b)	*
Mr. Marshall	8,106		*
Mr. Martin	14,698		*
Mr. Schievelbein	0		*
Mr. Schumacher	34,832		*
Mr. Strang	0		*
Mr. Turner	28,570		*
16 directors and executive officers as a group	1,428,285		2.98%

*	Based on the number of shares outstanding as of March 5, 2010. Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of Brink’s Common Stock. None of such individuals beneficially owns more than 1% of the outstanding Brink’s Common Stock, unless otherwise noted above.

(a)	Includes shares of Brink’s Common Stock that could be acquired within 60 days after January 31, 2010, upon the exercise of options granted pursuant to the Company’s stock option plans, as follows:

Mr. Ackerman	42,442
Mrs. Alewine	42,442
Mr. Boynton	0
Mr. Breslawsky	42,442
Mr. Cazer	0
Mr. Dan	958,530
Mr. Dziedzic	0
Mr. Herling	0
Mr. Hudson	7,349
Mr. Lennon	122,496
Mr. Marshall	5,423
Mr. Martin	14,698
Mr. Schievelbein	0
Mr. Schumacher	27,561
Mr. Strang	0
Mr. Turner	28,570
All directors and executive officers as a group (16 persons)	1,291,953

(b)	Includes 23,207 shares of Brink’s Common Stock held jointly by Mr. Lennon with his wife.

The following table sets forth the only persons known to the Company to be deemed beneficial owners of five percent or more of the outstanding Brink’s Common Stock as of the dates set forth in the footnotes to the table:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Allianz Global Investors Management Partners LLC	2,414,600(a)	5.0%(a)
680 Newport Center Drive, Suite 250 Newport Beach, CA 92660
Nicholas-Applegate Capital Management LLC
600 West Broadway, Suite 2900 San Diego, CA 92101
Oppenheimer Capital LLC
1345 Avenue of the Americas New York, NY 10105
NFJ Investment Group LLC
2100 Ross Avenue, Suite 700 Dallas, TX 75201

Ariel Investments, LLC	2,410,820(b)	5.0%(b)
200 E. Randolph Drive, Suite 2900 Chicago, IL 60601

(a)	Based solely on a report on Schedule 13G filed with the SEC on February 12, 2010 by Allianz Global Investors Management Partners LLC (“AGIMP”), a parent holding company in accordance with Section 240.13d-1(b)(ii)(G) of the Exchange Act, and its subsidiaries, Nicholas-Applegate Capital Management LLC (“NACM”), Oppenheimer Capital LLC (“OpCap”) and NFJ Investment Group LLC (“NFJ”), each an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E) of the Exchange Act, each of AGIMP, NACM and OpCap had sole voting power over no shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over no shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock and NFJ had sole voting power over 2,414,600 shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over 2,414,600 shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock.

(b)	Based solely on a report on Schedule 13G filed with the SEC on February 12, 2010 by Ariel Investments, LLC (“Ariel”), an investment adviser in accordance with Section 240.13d-1(b)(1)(ii)(E) of the Exchange Act, Ariel had sole voting power over 2,347,840 shares of Brink’s Common Stock, shared voting power over no shares of Brink’s Common Stock, sole dispositive power over 2,407,340 shares of Brink’s Common Stock and shared dispositive power over no shares of Brink’s Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company is the world’s premier provider of secure transportation and cash management services. The Company’s executive compensation program is designed to incent and reward executives to contribute to the achievement of the Company’s business objectives, and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. The program is intended to align the interests of the Company’s executive officers with those of its shareholders by delivering a significant proportion of total compensation that is dependent upon the Company’s performance and increased shareholder value.

The Company has encountered and will continue to encounter short-term and long-term opportunities and challenges, including competition from other companies, the extension of the Company into new markets and the pursuit of operating efficiencies. The Compensation Committee believes that the compensation packages of the executive officers named in the Summary Compensation Table (the “named executive officers”) support the Company’s short-term and long-term goals by providing the Company’s named executive officers an appropriate and balanced mix of compensation elements, which include short-term incentives that reward executives for current performance and the achievement of near-term goals and long-term incentives that reward executives for financial performance over a sustained period and strengthen mutuality of interests between the named executive officers and shareholders.

The Compensation Committee believes it is important in setting compensation for its named executive officers that its compensation program and practices be analyzed each year by a nationally recognized independent compensation consultant. As described in detail below, in light of (i) an annual compensation analysis performed by Towers Watson, the Company’s and Compensation Committee’s independent compensation consultant, (ii) the review of and advice relating to the Company’s compensation policies and practices by Frederic W. Cook & Co., Inc. (the “Cook firm”), the Compensation Committee’s and the Corporate Governance and Nominating Committee’s independent compensation consultant, (iii) the Company’s 2008 and 2009 financial results and (iv) other Company and individual accomplishments, the Compensation Committee believes that the amounts of 2009 actual total compensation for the named executive officers are consistent with Company objectives and the competitive market. In addition, the Compensation Committee believes that various elements of the Company’s executive compensation program effectively achieve the objective of aligning compensation with performance measures that are directly related to the Company’s financial goals and creation of shareholder value without encouraging executives to take unnecessary and excessive risks.

2009 Executive Compensation Developments

The Compensation Committee noted the following with respect to its oversight of the Company’s executive compensation program for the named executive officers during 2009:

—

The Company instituted a salary freeze for all of the Company’s officers, including the named executive officers, effective January 1, 2009, in conjunction with and in support of the Company’s cost reduction initiatives due to the worldwide economic recession that negatively impacted the Company’s operating results during the second half of 2008 and was expected to continue to do so through 2009.

—	The Compensation Committee approved target awards and cash payouts under the Key Employees Incentive Plan (“KEIP”) and the Management Performance Improvement Plan (“MPIP”).

—

For the 2009-2011 MPIP performance measurements other than earnings per share, the Compensation Committee determined to remove currency impacts and not include the effects of strategic acquisitions and dispositions that were not included in the Company’s business plan, in order to focus awards on operational performance.

—

The Company’s Board of Directors elected Joseph W. Dziedzic as the Company’s Vice President and Chief Financial Officer, who replaced Michael J. Cazer, who became President of Brink’s Europe, Middle East and Africa (“Brink’s EMEA”).

—

The Compensation Committee implemented certain changes consistent with evolving market norms with respect to Mr. Dziedzic’s change in control agreement entered into in connection with his employment, including broadening the definition of “Cause” and providing for no tax gross-up provisions.

—

In consultation with the Cook firm, the Compensation Committee implemented certain amendments to the Chief Executive Officer’s (“CEO”) employment agreement that reduced potential termination payments as described below, consistent with evolving market norms.

—

The Compensation Committee approved a combination of stock option and restricted stock unit awards to the named executive officers. Previously, stock options were the primary long-term equity incentive vehicle utilized by the Compensation Committee, with restricted stock unit awards having been granted only in 2008 to new named executive officers in connection with their hiring.

Executive Compensation Program Overview

Each named executive officer’s compensation package comprises six elements. A description of these six elements, and their function within the total compensation program, is shown below:

Element	Description	Function

Base salary	Fixed compensation	Provides basic compensation at a level consistent with competitive practices; reflects role, responsibilities, skills, experience and performance; encourages retention

Annual bonus awards	KEIP: Discretionary amount payable annually in cash	Motivates and rewards for achievement of annual Company, unit and individual goals

Long-term incentives	MPIP: Performance-based cash incentive, based on achievement of financial performance goals over a three-year period; award targets and goals set annually by the Compensation Committee	Encourages executives to increase shareholder value by focusing on profitable growth as well as other financial indicators that are likely to increase the Company’s stock price

	2005 Equity Incentive Plan: Equity awards, including options, stock appreciation rights, restricted stock, performance stock, other stock-based awards or any combination thereof, may be granted at the Compensation Committee’s discretion	Motivates and rewards for financial performance over a sustained period; strengthens mutuality of interests between executives and shareholders; increases retention; rewards stock price performance

Special cash bonuses	Discretionary cash bonus awarded in extraordinary and very limited circumstances	Rewards exemplary performance of major projects or tasks beneficial to the Company

Benefits	Deferred compensation and other benefits: Generally non-performance-based, although the value of deferred compensation is tied directly to the stock price; Company matching contributions on amounts deferred; 401(k); frozen defined benefit pension	Provides for current and future needs of the executives and their families; aids in recruitment and retention; strengthens mutuality of interests between executives and shareholders

Contractual and severance arrangements	Severance plan, employment contract and change in control plan: Contingent amounts payable only if employment is terminated under certain conditions	Provides employment continuity; encourages the objective evaluation of potential changes to the Company’s strategy and structure

We believe the combination of these different elements provides an appropriate balance of incentives, rewards and benefits to the Company’s executives and enables us to meet the Company’s desired compensation objectives, strengthen our ability to attract and retain highly qualified individuals and appropriately link pay to performance.

Process for Setting Executive Compensation

The Compensation Committee is responsible for establishing and reviewing policies governing salaries and benefits, annual performance awards, incentive compensation, special cash bonuses and the terms and conditions of employment for the CEO and each of the other named executive officers. The Compensation Committee is also responsible for ensuring that named executive officers of the Company are compensated in a manner consistent with these policies. The Compensation

Committee approves the CEO’s salary in connection with the annual performance appraisal of the CEO, which is conducted by the Board of Directors. The Board of Directors approves the annual performance award for the CEO, based on the recommendation of the Compensation Committee.

The Company’s executive compensation policies are applied in the same manner to all of the named executive officers. The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions, their individual performance and their experience.

In performing its responsibilities with respect to executive compensation decisions, the Compensation Committee receives information and support from the Company’s Human Resources Department and two nationally-recognized executive compensation consultants. For 2009, Towers Watson served as executive compensation consultant to the Company and the Compensation Committee. The Cook firm also advised the Compensation Committee during 2009. The executive compensation consultant’s role with the Compensation Committee is to provide independent advice and counsel. The Compensation Committee does not delegate authority to executive compensation consultants or to other parties. During 2009, Towers Watson:

—	periodically met with management and participated in Compensation Committee meetings,

—	analyzed competitive levels of each element of compensation for each of the named executive officers,

—	provided information regarding executive compensation trends, and

—	advised the Compensation Committee regarding modifications to the Company’s executive compensation program to assist the Company in meeting its executive compensation goals.

Towers Watson prepared a detailed report and analysis that was reviewed by the Cook firm and the Compensation Committee and served as guidance for the Compensation Committee in establishing the compensation of the named executive officers for 2009.

New Vice President and Chief Financial Officer

Effective as of August 1, 2009, Mr. Cazer, who served as the Company’s Vice President and Chief Financial Officer, became the President of Brink’s EMEA, a non-named executive officer position. Mr. Dziedzic replaced Mr. Cazer and was elected as the Company’s Vice President and Chief Financial Officer effective as of August 1, 2009. Mr. Dziedzic previously served in multiple chief financial officer roles for business units within General Electric Company. In designing Mr. Dziedzic’s compensation components, the Compensation Committee believed it was important to integrate Mr. Dziedzic into the Company’s existing executive compensation structure, while balancing both competitive and internal equity considerations, and include a component compensating Mr. Dziedzic for amounts that he forfeited by leaving his former employer. Therefore, as part of Mr. Dziedzic’s compensation package, he received a restricted stock unit award, a portion of which was to compensate him for forfeiting incentive awards at his former employer.

Factors Considered in Determining Executive Compensation

The Compensation Committee continually reviews throughout the year the total compensation, including the components, of each named executive officer by reviewing various relevant compensation reports prepared by the Company’s Chief Administrative Officer and, as described above, the executive compensation consultants. These reports include competitive pay practices, the value of all Company compensation paid, including base salary, annual and long-term incentive compensation, Company matching contributions on deferred compensation, outstanding equity awards, benefits, perquisites and potential payments under various termination scenarios. The Compensation Committee also reviews tally sheets, the purpose of which is to provide a framework for the Compensation Committee to determine whether the Company’s executive compensation program is consistent with current competitive practices. The Compensation Committee also reviews the CEO’s evaluation of the performance of the other named executive officers as well as his recommendations related to compensation for the other named executive officers. The Compensation Committee approves any adjustments to compensation based on an evaluation of each executive’s individual performance and the competitive compensation market. With respect to the CEO, the Compensation Committee reviews the CEO’s performance evaluation conducted by the Board of Directors, as well as performance relative to pre-determined annual objectives.

The Compensation Committee considers a variety of factors in coming to decisions regarding compensation for the named executive officers. Competitive market information is an important consideration, but not the only one.

Market competitiveness.  The Compensation Committee periodically reviews and relies upon competitive market information and reports on executive compensation practices from Towers Watson regarding competitive pay levels and compensation structures. In setting compensation levels for the named executive officers and other executives, the Compensation Committee aims to provide target compensation—in the aggregate, and generally for each element—that is competitive, and therefore approximates the 50th percentile (or the market median) for comparable positions at companies of similar size, or with data adjusted to account for differences in revenues, included in the market comparisons conducted by the executive compensation consultant (the “peer group”). Individual compensation may be more or less than the median compensation amount when warranted by individual or corporate performance. Because of the variability inherent in market data and adjustments required in applying such data to the Company’s executive compensation program, based on the advice of Towers Watson, the Compensation Committee considers compensation that is within 15% above or below the median to be within a competitive range of the market median. The comparison to the market median is done on a position by position basis and takes into account the relative responsibilities and authority of each named executive officer.

For 2009, the peer group consisted of 158 services industry companies. Towers Watson assumed Company revenue of $3.3 billion for purposes of compiling the peer group (as compared to reported revenues of $3.16 billion for the year ended December 31, 2008, for the Company). In reviewing the peer group information and making 2009 executive compensation decisions, the Compensation Committee considered that the Company continued to transform from a large conglomerate into a smaller, more focused security company with less revenue. A complete list of the peer group companies is set forth on Exhibit A to this proxy statement. The peer group data contained in the market comparisons were based on 2008 information as adjusted by Towers Watson through July 2009.

Towers Watson advised the Compensation Committee that the impact of the economic crisis of 2008-2009, coupled with greater external scrutiny of boards of directors and management, have made the process of determining executive compensation levels and structures more challenging than in previous years. Towers Watson noted that in late 2008 and early 2009, many companies adjusted their pay programs in response to these changed circumstances. The Company adjusted its compensation practices in response to these challenges as described herein. Based on its analysis, Towers Watson concluded that the Company’s overall current total target compensation for each of the named executive officers is within a competitive range around the market median.

The following table sets forth the total compensation competitive market information reviewed by the Compensation Committee in making 2009 compensation decisions for Messrs. Dan, Lennon, Marshall and Schumacher, the four named executive officers who were continuously employed by the Company during 2009. In August 2009, Mr. Cazer became President of Brink’s EMEA, which is a non-named executive officer position. For purposes of the table below, total compensation includes base salary as of December 31, 2009, 2009 KEIP bonus payments, 2009-2011 MPIP target awards and 2009 equity awards.

Name	2009 Median Total Compensation(a)(b)	2009 Actual Total Compensation(b)	2009 Actual Total Compensation as a Percentage of 2009 Median Total Compensation
Michael T. Dan President, Chief Executive Officer and Chairman of the Board	$4,640,000	$4,655,250	100%

Frank T. Lennon Vice President and Chief Administrative Officer	1,140,000	1,105,000	97

McAlister C. Marshall, II Vice President and General Counsel	1,140,000	919,000	81

Matthew A.P. Schumacher Controller	535,000	467,000	87

(a)	Determined using 2008 peer group information adjusted by Towers Watson through July 2009.

(b)	Value of stock option awards included in total 2009 compensation calculated using assumptions from Company averages for financial reporting process.

The total compensation amounts for Mr. Marshall are below the competitive range around the market median. This results from (i) the fact that the 2009 base salary for Mr. Marshall, which remained the same as the 2008 level for the named executive officers, was at the low end of the competitive range around the market median for base salary, and (ii) the reduced annual incentive payment awards and long-term incentive opportunities awarded to the named executive officers for 2009, as described in more detail below.

In reviewing the compensation arrangements for Mr. Dziedzic, the Compensation Committee reviewed the following competitive market information. For purposes of the table below, 2009 target total compensation includes annualized base salary as of December 31, 2009, 2009 target KEIP bonus for Mr. Dziedzic and targeted 2009 equity awards.

Name	2009 Median Total Compensation(a)	2009 Target Total Compensation		2009 Target Total Compensation as a Percentage of 2009 Median Total Compensation
Joseph W. Dziedzic Vice President and Chief Financial Officer	$1,505,000	$1,433,000	(b)	95%

(a)	Determined using 2008 peer group information adjusted by Towers Watson through July 2009.

(b)	Does not include $700,000 restricted stock unit award granted in consideration of Mr. Dziedzic forfeiting incentive awards at his former employer.

Other Factors

The Compensation Committee considers a variety of factors in coming to decisions regarding compensation for the named executive officers in addition to competitive market information. The other main factors include:

Performance.  The Company’s policy is to provide the named executive officers with compensation opportunities that are based upon their individual performance, the performance of the Company and their contribution to that performance. The Compensation Committee considers these performance factors when approving adjustments to the compensation of the named executive officers.

Because of the timing of the Compensation Committee’s 2009 executive compensation decisions, many of these decisions took into account the Company’s 2008 financial results and other accomplishments achieved under the leadership of the named executive officers. In addition, in setting 2009 compensation, the Compensation Committee considered that the 2009 Company performance would likely be negatively impacted by the effects of the global economic recession. As more fully discussed below under “Executive Compensation Program Components—Annual Bonus Awards—2009 Payouts,” the Compensation Committee also considered the Company’s 2009 financial results and other accomplishments achieved under the leadership of the named executive officers when making decisions regarding 2009 KEIP payments.

Mix of current and long-term compensation.  Because the successful operation of the Company’s business requires a long-term approach, an emphasis of the program is on long-term compensation by means of long-term incentives. The Compensation Committee believes that this emphasis on long-term compensation aligns the named executive officers’ interests with the economic interests of the Company’s shareholders and with the Company’s business objectives.

Impact and mix of cash vs. non-cash compensation.  The Compensation Committee considers both the cost and the motivational value of the various components of compensation. The Compensation Committee has determined that current compensation—base salary and annual bonuses—should be delivered in cash, but that long-term incentive compensation should include a combination of long-term cash incentives and stock-based compensation so that the long-term financial rewards available to the named executive officers are linked to increases in the Company’s value over the long-term. The Compensation Committee believes that this also aligns the named executive officers’ interests with the economic interests of the Company’s shareholders.

Amount of accumulated or prior year’s compensation.  A named executive officer’s annual compensation, including long-term incentives, should reflect the named executive officer’s current and expected future performance and his contribution to the Company’s current and expected future performance. While the Compensation Committee reviews accumulated or outstanding compensation, there is not a direct relationship between the amounts of realizable or potentially realizable payments and the decisions regarding pay in the current year.

Executive Compensation Program Components

The Company’s executive compensation program for its named executive officers consists of the following elements:

Base Salary

The Compensation Committee instituted a salary freeze for all of the Company’s officers, including the named executive officers, effective January 1, 2009, in conjunction with and in support of the Company’s cost reduction initiatives due to the global economic recession that negatively impacted the Company’s operating results during the second half of 2008 and were expected to continue to do so during 2009. With respect to the 2009 base salaries for Messrs. Dan, Lennon, Marshall and Schumacher, the Compensation Committee noted that each of these named executive officers’ 2009 base salaries fell within the competitive range of the market median for median base salaries.

The Compensation Committee’s decision regarding Mr. Dziedzic’s 2009 base salary in connection with his hiring was based upon the Compensation Committee’s review of the following factors:

—	the market median base salary for comparable positions in companies in the peer group;

—	the importance of the Chief Financial Officer position to the Company;

—	Mr. Dziedzic’s background and experience;

—	internal alignment considerations; and

—	the median total compensation for companies in the peer group.

The relative weight given to each factor varied and was within the sole discretion of the Compensation Committee.

The following table sets forth the competitive market information reviewed by the Compensation Committee in setting Mr. Dziedzic’s 2009 base salary, Mr. Dziedzic’s actual 2009 base salary and the percentage of his annual base salary as compared to the peer group:

Name	2009 Median Base Salary(a)	Annual Base Salary Rate as of December 31, 2009	2009 Compensation Ratio(b)
Mr. Dziedzic	$495,000	$450,000	91%

(a)	Determined using 2008 peer group information adjusted by Towers Watson through July 2009.

(b)	Percentage of the 2009 annual base salary for Mr. Dziedzic as compared to the peer group median.

The Compensation Committee set Mr. Dziedzic’s base salary within the competitive range around the market median.

Annual Bonus Awards

Key Employees Incentive Plan.  The KEIP is designed to provide financial incentives for certain employees of the Company, including the Company’s named executive officers, because the Company believes their performance in fulfilling the responsibilities of their positions can significantly affect the profitable growth and future prospects of the Company. The KEIP provides an opportunity for the named executive officers to earn additional annual cash compensation based upon the following three performance factors:

—	the named executive officer’s individual performance;

—

the results achieved by the Company, including revenue and operating profit levels, cash flow, earnings per share, safety and security results and other quantitative and nonquantitative measurements; and

—	the results achieved by the named executive officer’s unit or department.

The CEO’s annual cash compensation under the KEIP is based upon the first two factors only.

All annual incentive payments are discretionary, with the Compensation Committee recommending to the Board of Directors the payment for the CEO and establishing payments for the other named executive officers after reviewing the recommendations of the CEO.

2009 Target Award Opportunities.  The CEO recommended to the Compensation Committee competitive incentive targets under the KEIP for the named executive officers. The target incentive was expressed as a percent of the participant’s annual base salary as of the end of the year and was designed to be indicative of the incentive payment that each participant would expect to receive on the basis of strong performance by the individual, the Company and, in the case of the named executive officers other than the CEO, the named executive officer’s unit or department. After reviewing competitive market information and the CEO’s recommendations, the Compensation Committee approved 2009 target incentives for each of the named executive officers at levels consistent with the CEO’s recommendations.

The following table sets forth the competitive market information reviewed by the Compensation Committee in setting 2009 KEIP incentive targets for each of the named executive officers, other than Mr. Cazer who became President of Brink’s EMEA in August 2009, a non-named executive officer position.

Name	2009 Median Target Annual Bonus(a)	2009 Target KEIP Bonus		2009 Target KEIP Bonus as a Percentage of 2009 Median Target Annual Bonus
		(%)	($)
Mr. Dan	$960,000	100	1,107,250	115%
Mr. Dziedzic	320,000	65	292,500	91
Mr. Lennon	235,000	55	228,250	97
Mr. Marshall	235,000	50	175,000	74
Mr. Schumacher	105,000	35	77,175	74

(a)	Determined using 2008 peer group information adjusted by Towers Watson through July 2009.

Although the Compensation Committee set 2009 KEIP target incentives for each of the named executive officers at or near the 50th percentile of the peer group, the 2009 target bonus amounts for Messrs. Marshall and Schumacher, when compared against median target annual bonus amounts for the peer group, are below the 50th percentile. This results primarily from the fact that the 2009 base salaries for Messrs. Marshall and Schumacher, which remained the same as 2008 levels, were at the low end of the competitive range around the market median for base salaries.

Actual payments under the KEIP could have ranged from 0% to 200% of each named executive officer’s target incentive award based on the results of the performance factors described above, applied and considered at the discretion of the Compensation Committee.

2009 Payouts.  For purposes of awarding actual payments under the KEIP in 2009 for each of the named executive officers who participated in the 2009 KEIP program, the Compensation Committee generally reviewed target payouts that gave individual performance a weight factor of 50%, and each of unit or department and Company performance weight factors of 25%. In the case of the CEO, individual performance and Company performance were each weighted 50%.

In determining actual 2009 KEIP bonuses, the Compensation Committee reviewed the recommendations of the CEO, who gave significant weight to (1) the global economic recession during 2009, (2) 2009 Company adjusted revenues of $2.897 billion, a decrease of 3% compared with 2008 adjusted revenues, (3) 2009 adjusted earnings per share from continuing operations of $1.39, a decrease of 39% compared with 2008 adjusted earnings per share and (4) unit and department results that met performance expectations. The adjusted financial results are non-GAAP financial measures. For more information about these results, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

The Compensation Committee also recognized the following other significant individual contributions by the named executive officers who participated in the 2009 KEIP program: (1) managing the Company during a global economic recession; (2) preparing, developing and presenting to the Board of Directors a long-term strategic plan for the Company, (3) continuing to implement a strategy for growth by completing strategic acquisitions in Brazil, China, India and Russia; (4) managing the $150 million cash and stock voluntary contribution to the Company’s U.S. pension plan to improve the funded status of the plan; (5) successfully transitioning the Chief Financial Officer position; (6) continuing cost cutting measures throughout the Company; and (7) providing value-added services to the Company’s operations.

Based on the foregoing factors and after exercising the discretion referred to above, the Compensation Committee awarded the following 2009 annual KEIP bonuses:

Name	2009 Actual KEIP Bonus
Mr. Dan	$900,000
Mr. Cazer	260,000
Mr. Dziedzic	150,000
Mr. Lennon	210,000
Mr. Marshall	155,000
Mr. Schumacher	80,000

Because Mr. Cazer became President of Brink’s EMEA in August 2009, his 2009 annual KEIP bonus reflects a blend of his prior service as Vice President and Chief Financial Officer and his performance as President Brink’s EMEA. Mr. Dziedzic’s annual KEIP bonus was pro-rated to reflect the fact that he served in his position for part of the year.

Long-Term Incentive Compensation

For 2009, the Compensation Committee reviewed and considered competitive market information at or near the 50th percentile of the peer group, and, as discussed below, established combined long-term incentive compensation opportunities (MPIP target bonus and equity award) within the competitive range of the 50th percentile of the peer group for the named executive officers. The Compensation Committee considered the following factors in determining the amount of long-term incentive compensation opportunities awarded to the named executive officers in 2009:

—	a report by Towers Watson concluding that long-term incentive opportunity values among companies in the peer group were generally declining;

—	peer group median long-term incentive amounts;

—	the executive’s performance;

—	the executive’s potential future contributions to the Company;

—	the current compensation of the executive;

—	the importance of the executive to the Company over the long term, and the executive’s performance relative to his or her peers within the Company;

—	retention issues and concerns; and

—	the median total compensation for companies in the peer group.

The Compensation Committee applies a dollar-based approach for determining levels of long-term equity incentive compensation. The Compensation Committee believes that a dollar-based approach is more appropriate than an approach based on a given number of shares, reflects the current practice of most of the companies in the peer group and results in total long-term incentive compensation for the named executive officers that is closer to the targeted range.

The following table sets forth the competitive market information reviewed by the Compensation Committee in setting 2009 combined long-term incentive opportunities for each of the named executive officers (other than Mr. Cazer, who moved into a non-named executive officer position in August 2009):

Name	2009 Median Total Long-Term Incentive Compensation(a)(b)	Total 2009 Long-Term Incentive Compensation(b)(c)		Total 2009 Long-Term Incentive Compensation as a Percentage of Median Total Long-Term Incentive Compensation
Mr. Dan	$2,720,000	$2,648,000		97%
Mr. Dziedzic	690,000	670,000	(d)	97
Mr. Lennon	490,000	480,000		98
Mr. Marshall	490,000	414,000		85
Mr. Schumacher	170,000	166,000		98

(a)	Determined using 2008 peer group information adjusted by Towers Watson through July 2009.

(b)	Value of equity awards included in total 2009 long-term incentive compensation calculated using assumptions from Company averages for financial reporting process.

(c)	Total 2009 long-term incentive compensation is composed of 2009-2011 MPIP target bonus and equity awards granted in 2009, other than for Mr. Dziedzic who did not receive a 2009-2011 MPIP award.

(d)	Does not include $700,000 restricted stock unit award granted in consideration of Mr. Dziedzic forfeiting incentive awards at his former employer.

With respect to the 2009 long-term incentive compensation opportunities for each of the named executive officers, the Compensation Committee noted that:

—

compared to the 2008 long-term incentive compensation opportunities, the 2009 long-term incentive compensation opportunities were generally significantly lower, except for Mr. Schumacher, whose 2008 long-term incentive compensation opportunity was set prior to the time he became an executive officer in the summer of 2008; and

—	total 2009 long-term incentive compensation was within the competitive range of the peer group median total long-term incentive compensation for each of the named executive officers.

The components of long-term incentive compensation include the following:

Management Performance Improvement Plan.  The MPIP is an incentive compensation plan that the Company believes promotes the financial interests of the Company and its shareholders by linking the long-term financial incentives of the named executive officers to improvement in the Company’s financial performance. At the beginning of each three-year performance measurement period, the Compensation Committee sets award targets that are tied to initial performance goals for the named executive officers under the MPIP. The initial performance goals are tied to the Company’s business plan and serve as the minimum performance goals for the full three-year performance measurement period. At the beginning of each fiscal year after the initial year in the applicable three-year performance measurement period, the Compensation Committee reviews the Company’s actual annual results against the performance goals established for the immediately preceding year. Based on this review and in connection with the annual review of the Company’s business plan conducted by the Board of Directors, the Compensation Committee, in its sole discretion, may increase (but not reduce) the performance goals in the three-year performance measurement period. Cash awards to the named executive officers at the end of the three-year measurement period may range from 0% to 200% of the target award amount, depending upon the aggregated three-year actual performance against the pre-established performance goals.

Because awards are earned at the end of three-year performance measurement periods, there are three overlapping measurement periods in effect at any one time. In addition, because the Compensation Committee annually sets initial performance goals for the named executive officers at the beginning of each three-year performance measurement period and reviews previously established goals for existing three-year performance measurement periods, the adoption of the initial performance goals, to the extent that they are more difficult to attain than the performance goals for previously established three-year performance measurement periods, effectively raises the goals for these performance measurement periods.

The Company believes that the three-year performance measurement period provides an appropriate incentive to the named executive officers to focus on the Company’s long-term goals and performance. The Company also believes that the annual review of the previously established performance goals is an important component of the MPIP as it allows the Compensation Committee to “raise the bar” to account for increased expectations, such as focused internal growth, and out of the ordinary events or transactions, such as acquisition activity, that may occur during a three-year performance measurement period. This ability is especially important given the Company’s ongoing transition from a holding company to an operating company.

In November 2008, the Compensation Committee determined that the spin-off of Brink’s Home Security (“BHS”), the Company’s former North American security alarm monitoring business, required an adjustment to the 2008 MPIP performance goals. In addition, the BHS spin-off required an adjustment to the formula applicable to the weighting of each of BHS’s and Brink’s, Incorporated’s (“Brink’s”) MPIP performance goals. The 2008 performance goal adjustments affected MPIP awards for each of the 2007-2009 and 2008-2010 performance measurement periods, but do not affect the MPIP awards for the 2009-2011 performance measurement period, which do not include any BHS performance goals.

For the 2009-2011 performance measurement period, the Compensation Committee established the initial performance goals based on increases in (1) non-GAAP revenue, operating profit and economic value added (“EVA”) in Brink’s and (2) the Company’s earnings per share (“EPS”). For the Brink’s goals, the Compensation Committee determined to remove currency impacts and not include the effects of strategic acquisitions and dispositions that were not included in the Company’s business plan, in order to focus awards on operational performance.

Because the MPIP is designed to be a tax qualified plan under Internal Revenue Code Section 162(m), payouts are determined solely by actual quantifiable performance against the preset numerical goals. The Compensation Committee generally does not have the discretion to adjust payouts based on subjective assessments. Provided that no change in control of the Company has occurred, the Compensation Committee, however, may reduce (but not increase) any payout to a participant who is an employee of the Company, which includes all of the named executive officers.

The following table summarizes the initial performance goals for the three-year performance measurement period beginning in 2009 and the relative weighting given to each of the performance goals:

Performance Improvement Goals, Weighting and Initial Improvement Goals

Improvement Goal	Weighting	Initial Improvement Goal (in millions, except EPS)
1. EPS *	33.34%	$2.00
2. Brink’s revenue†	13.33	372.0
3. Brink’s operating profit†	33.33	11.0
4. Brink’s EVA†	20.00	(3.0)

*	The EPS Goal is the actual total EPS target for 2009, not the amount of improvement from 2008.
†	Non-GAAP financial measures. These goals assumed a constant currency and did not include the effects of strategic acquisitions and dispositions that were not included in the Company’s business plan, in order to focus awards on operational performance.

The Compensation Committee selected the specific goals and initial performance goals for the 2009-2011 performance measurement period because they represent the financial growth drivers for the Company that the Compensation Committee believed would lead to the achievement of increased shareholder value. The 2009 EPS goal is $0.82 less than actual 2008 EPS and the Brink’s non-GAAP EVA target represents a $3 million reduction from the actual 2008 Brink’s EVA. Given the global economic recession and the Company’s difficult operating environment, the Compensation Committee set the 2009 performance measurement targets at a level of performance that was believed to be aggressive, but obtainable.

Performance award target amounts for the 2009-2011 performance measurement period are set forth in the Grants of Plan-Based Awards Table on page 31 of this proxy statement. Awards to the named executive officers at the end of the three-year performance measurement period may range from 0% to 200% of the target award amount, depending upon the aggregated three-year actual performance against the pre-established criteria.

The adoption of the performance award targets for the 2009-2011 performance measurement period also amended the measures used in evaluating the three-year periods ending in 2009 and 2010.

The following table summarizes the performance goals for the 2007-2009 performance measurement period, the actual results achieved for such period, the unweighted percentages of the target award amounts earned with respect to each goal, the relative weighting given to each of the performance goals (both within each business unit and on an aggregate basis) and the final percentages of the target award amounts earned. Because of the spin-off of BHS, the Compensation Committee amended the 2008 Company EPS measure and the performance measurements attributable to BHS to adjust the time period for which BHS performance targets are included in the measurement period. In addition, the aggregate weighting reflected the fact that for the last three months of 2008 and all of 2009, BHS performance was not measured.

	Improvement Goal (in millions, except EPS)	Actual Result (% of Improvement Goal Attained)	Unweighted % of Target Award Amount Earned	Business Unit Goal Weighting	Aggregate Weighting	Final % of Target Award Amount Earned
EPS *†	$7.41	117.4%	187%	-	33.34%	62.35%

Brink’s revenue+	835	107.6	138	20%	-
Brink’s operating profit+	47.5	71.6	-	50	-
Brink’s EVA+	2.0	(30.2)	-	30	-
Brink’s total	-	-	-	-	47.22	13.03

BHS revenue	94.0	89.5	47.5	20	-	-
BHS operating profit	19.3	138.9	200.0	50	-	-
BHS EVA	1.75	85.7	28.5	30	-	-
BHS total	-	-	-	-	19.44	22.96

						98.34%

*	The EPS Goal is the cumulative total of the EPS target for each of the three years, not the cumulative amount of improvement from the prior years.
†	Non-GAAP financial measure. The 2009 EPS result was adjusted to (i) exclude a fourth quarter 2009 tax valuation allowance release, (ii) exclude a fourth quarter 2009 Venezuela dividend repatriation charge, and (iii) exclude a third quarter 2009 acquisition gain in India. These adjustments are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Using these adjustments had the effect of lowering the 2009 EPS result, thereby reducing the payout amounts. The Compensation Committee believes these adjustments provide for better and more consistent measures of performance.
+	Non-GAAP financial measures. The Brink’s 2009 goals and results assumed a constant currency and did not include the effects of strategic acquisitions and dispositions that were not included in the Company’s business plan, in order to focus awards on operational performance.

The unweighted percentages of the target award amounts earned were determined from the actual results using the following table, with results in between the listed amounts converted proportionately to the listed amounts.

% of Three-Year Improvement Goal Attained	% of Target Award Amount Earned
120% or more	200%
110%	150
100%	100
90%	50
80% or less	0

The cash bonuses earned by those named executive officers who participated in the MPIP for the 2007-2009 performance measurement period are shown in the Summary Compensation Table. Such bonuses were paid in 2010.

2005 Equity Incentive Plan.  The Compensation Committee uses stock options as an important part of the long-term incentive compensation program and believes stock options have been an effective way to link a named executive officer’s compensation to the performance of the Company. The Compensation Committee reviewed the fact that the market has continued to slowly shift away from stock options as the only equity vehicle for executives’ long-term incentives and towards greater use of “full value” shares. In consultation with management, Towers Watson and the Cook firm, the Compensation Committee determined to grant a combination of stock options and restricted stock unit awards for 2009 equity awards to the named executive officers. The Compensation Committee believes reducing the number of stock options traditionally granted to the named executive officers and instead providing restricted stock unit awards will serve as an additional attraction and retention vehicle. Additionally, similar to the hiring of Messrs. Cazer and Marshall the previous year, in connection with Mr. Dziedzic’s employment, the Compensation Committee awarded him restricted stock units. Both stock options and restricted stock unit awards were granted under the 2005 Equity Incentive Plan (the “2005 Equity Plan”) and are intended to encourage each of the named executive officers to continue in the employ of the Company, to enhance their incentive to perform at the highest level, and in general, to further the best interests of the Company and its shareholders.

Stock options and restricted unit awards to the named executive officers were granted on the day they were approved by the Compensation Committee at its July 2009 meeting and were priced at 100% of fair market value on the date of grant, which under the 2005 Equity Plan was based on the average of the high and low per share quoted sale prices of Brink’s Common Stock on the date of the grant as reported on the New York Stock Exchange. Upon vesting, the recipient will receive one share of Brink’s Common Stock for each vested restricted stock unit.

Only the Compensation Committee, under authority granted to it by the Board of Directors, may grant stock options and restricted stock unit awards under the 2005 Equity Plan. Named executive officers benefit from stock option grants only to the extent the stock price of Brink’s Common Stock appreciates above the exercise price of the stock options. In addition, because of the vesting requirements, the Compensation Committee believes that providing the named executive officers compensation in the form of stock options and restricted stock units allows the Compensation Committee to focus on their retention while encouraging them to take a longer-term view in their decisions impacting the Company.

The Compensation Committee determines the number of stock options and restricted stock unit awards to be granted to each named executive officer based on competitive practices and individual performance, considered in the context of the overall long-term incentive compensation philosophy. The Compensation Committee takes into account all target award amounts provided to the named executive officer under the MPIP when granting options and restricted stock unit awards, as well as the importance to the Company of the individual’s position, the individual’s overall contribution to the Company’s performance, and the individual’s expected contribution to future performance.

For 2009, the Compensation Committee considered the following factors in determining the size of each stock option grant and restricted stock units awarded to the named executive officers:

—	the peer group median long-term incentive compensation amounts;

—	the executive’s performance;

—	the executive’s potential future contributions to the Company;

—	the current compensation of the executive;

—	retention issues and concerns;

—	the cost of the awards to the Company;

—	the value of the awards to the executive; and

—	the importance of the executive to the Company over the long term.

Based on the foregoing, the Compensation Committee granted the number of stock options and restricted stock unit awards as shown on the Grants of Plan-Based Awards Table on page 31 of this proxy statement.

Special Cash Bonuses

For 2009, the Compensation Committee did not award special cash bonuses to any of the named executive officers. The Compensation Committee has provided certain of its named executive officers with cash bonuses in extraordinary and very limited circumstances in the past to reward exemplary performance of major projects or tasks beneficial to the Company. The cash bonuses were discretionary and separate from any bonuses for which a named executive officer may have been eligible under the KEIP or the MPIP.

Benefits

The types and amounts of benefits are established based upon an assessment of competitive market factors and a determination of what is needed to aid in attracting and retaining talent, as well as providing long-term financial security to the Company’s employees and their families. All benefits are reviewed at least annually by the Compensation Committee, which evaluates benefit levels based on competitive influences, as well as the cost of the programs to the Company relative to their value to employees. The plans are also reviewed for changes that may be required due to new laws and regulations or significant changes in market conditions. The Company’s primary benefits for the named executive officers include participation in the plans and arrangements listed below.

Deferred Compensation.  The Company maintains a deferred compensation program, the Key Employees’ Deferred Compensation Program, for certain of its most highly compensated employees, including all of the named executive officers. Because the value of a named executive officer’s deferred compensation account is tied directly to the value of Brink’s

Common Stock, the Compensation Committee believes that the deferred compensation program serves to strengthen the mutuality of interests between the named executive officers and the Company’s shareholders. By placing a portion of the named executive officers’ compensation at risk by tying it the value of Brink’s Common Stock and requiring it to be retained until after a termination of employment, the named executive officers are encouraged to increase long-term shareholder value by focusing on profitable growth as well as other financial indicators that are likely to increase the Company’s stock price. The Compensation Committee also believes that the deferred compensation program furthers the Company’s goal of retaining the named executive officers, in part, because it permits the named executive officers to use tax deferrals to build a supplemental retirement benefit. The Compensation Committee reviews each named executive officer’s account under the deferred compensation program annually in November and also when the Company’s proxy statement is prepared following year-end.

For more information on the Company’s deferred compensation program, see “Nonqualified Deferred Compensation” beginning on page 38.

Pension Plans.  The Company maintains a noncontributory defined benefit pension-retirement plan covering all U.S. employees who met plan eligibility requirements and were employed before December 31, 2005, including the named executive officers (other than Messrs. Cazer and Dziedzic). Because the Internal Revenue Code limits the amount of pension benefits that may be paid under federal income tax qualified plans, the Company maintains a pension equalization plan under which the Company makes additional payments so that the total benefit to be received by the executive is the same as it would have been if there were no Internal Revenue Code limitations. Effective December 31, 2005, the Company froze the accrual of benefits under both the pension plan and the equalization plan. For more information on the Company’s pension plan and equalization plan, see “Pension Benefits” beginning on page 35.

Executive Life Insurance Plan.  The Company provides executives in the Company with executive life insurance benefits, subject to minimum salary and age requirements. Messrs. Dan and Lennon currently participate in this program. All premiums paid by the Company are fully taxable to the participant. The life insurance policies are owned by the individual executives.

Executive Salary Continuation Plan.   The named executive officers participate along with other executives in the Company’s Executive Salary Continuation Plan, which, in the event a participant dies while in the employment of the Company, provides that the Company will pay a designated beneficiary a death benefit equal to three times the participant’s annual salary in effect on the first of the year coincident with or immediately preceding the date of death. Such benefit is paid out over a 10-year period following the executive’s death.

Long-Term Disability Plan.  The named executive officers participate along with other executives in a long term disability program. In the event that the executive is totally incapacitated, he would receive 60% of his current annual salary plus the average of the last three years’ KEIP payments, with a maximum annual payment of $300,000. These payments would continue (as long as the executive is totally disabled) until the executive reaches the social security full retirement age.

Financial and Tax Planning Program.  The named executive officers participate in the Company’s Financial and Tax Planning Program, which the Company believes enables them to devote to the business activities of the Company the time and attention that would otherwise be devoted to their personal financial and tax affairs, and in the case of the personal tax return preparation and certification aspect of the program, to provide the Company with assurance that the tax affairs of participating executives are properly administered. Under the Financial and Tax Planning Program, subject to a $10,000 calendar year maximum, the Company reimburses the named executive officers for reasonable costs associated with personal financial and tax planning, estate planning and the preparation and filing of their personal tax returns.

Miscellaneous Plans or Arrangements.  The Company’s named executive officers are also eligible to participate in the Company’s health, dental and vision plans, and various insurance plans, including basic life insurance, and the Company’s matching charitable gifts program on the same basis as any other U.S. employee.

Perquisites.  The Company provides its named executive officers with perquisites; a detailed listing of perquisites and their value is on page 30.

Contractual and Severance Agreements

Employment Agreement.  The Company has an employment agreement with the CEO that is described under “Potential Payments upon Termination or Change in Control—Employment Agreement with Mr. Dan” beginning on page 43. In May 2009, Mr. Dan’s employment agreement was amended. In addition to extending the term of the employment agreement until March 31, 2013, the material terms of the amendment included:

—	expansion of the definition of “Due Cause,”

—

modification of the definition of “Constructive Termination” to provide that any material reduction of Mr. Dan’s salary will not constitute “Constructive Termination” if such reduction is part of a broad-based salary reduction program for executives of the Company and

—

reduction of the payment, from three times to two times Mr. Dan’s salary, bonus and benefits, to be made to Mr. Dan in the event his employment is terminated by the Company without Due Cause or he resigns after Constructive Termination.

The Compensation Committee believes that it is appropriate for the Company to have an employment agreement with the CEO to support stable and highly competent management on a long-term basis and that the May 2009 amendment to the employment agreement made it more in-line with best practices for current CEO employment agreements.

Change in Control Agreements.  The Company initially entered into change in control agreements with certain key members of management in the 1980s. At the time, the Company was facing significant headwinds and the change in control agreements were included as part of the overall compensation program as an additional means of retaining key members of management. In 2007, the Company amended the change in control agreements in an effort to conform the agreements to the then current market norms. In addition, the Compensation Committee determined in 2007 to reduce the amounts payable under the agreements and reduce benefits under the tax gross-up provisions consistent with evolving market norms in connection with entry into new change of control agreements, which were implemented in the agreements with Messrs. Cazer and Marshall in 2008. In addition, the Compensation Committee determined to eliminate the tax gross-up provisions consistent with evolving market norms in connection with entry into Mr. Dziedzic’s change of control agreement in 2009. These changes were also reflected in new change of control agreements entered into with Messrs. Dan, Lennon, Marshall and Schumacher in early 2010.

The Compensation Committee believes that the agreements serve the interests of the Company and its shareholders by ensuring that if a hostile or friendly change in control is ever under consideration, its executives will be able to advise the Board of Directors about the potential transaction in the best interests of shareholders, without being unduly influenced by personal considerations, such as fear of the economic consequences of losing their jobs as a result of a change in control. The change in control agreements include so-called double triggers, which mean that benefits become available to named executive officers under the agreements only upon a change in control and certain adverse employment developments for the executives such as termination by the Company without cause or termination by the executive for good reason. The Compensation Committee believes that a double trigger appropriately protects the legitimate interests of the named executive officers in employment security without unduly burdening the Company or shareholder value. The potential payments to each of the named executive officers under the agreements in effect as of December 31, 2009 are described below under “Potential Payments upon Termination or Change in Control—Change in Control Agreements” beginning on page 46.

The Compensation Committee reviews the agreements, including the potential payments to the named executive officers under the agreements, twice during the year. The Compensation Committee, however, does not evaluate any potential payments under these agreements when making decisions regarding annual compensation.

Severance Agreements.  In the 1990s, following the relocation of the Company’s headquarters to Richmond, Virginia, the Company considered several strategic alternatives, including the sale of one or more of the Company’s businesses. Many of these alternatives would not have resulted in a “change in control” but could have resulted in a significant career altering change for some of the Company’s executive officers. In light of these developments and in connection with the Company’s strong desire to retain key members of management, the Company entered into severance agreements with certain of its then executive officers, other than the CEO. Of these agreements, Mr. Lennon’s remains in effect. The Compensation Committee determined in 2007 to reduce the amounts payable consistent with evolving market norms in connection with entry into new severance agreements. The Company entered into a severance agreement with Mr. Cazer in connection with his hiring in 2008 in order to successfully recruit Mr. Cazer to join the Company and to mitigate the risks associated with leaving his former employer and assuming the challenges of his new position with the Company. The reduced payout provisions previously approved by the Compensation Committee were implemented in connection with this agreement.

The Compensation Committee reviews any severance agreements, including the potential payments to the named executive officers under the agreements, at least annually. The Compensation Committee, however, does not evaluate any potential payments under severance agreements when making decisions regarding annual compensation. The Compensation Committee believes that Messrs. Lennon’s and Cazer’s severance agreements provide reasonable compensation arrangements and give the Company a high degree of management stability. Messrs. Lennon’s and Cazer’s severance agreements are described below under “Potential Payments upon Termination or Change in Control—Severance Agreements” beginning on page 44.

Policies

Equity Awards.  The Company does not have any program or plan to time option grants or restricted stock unit awards in coordination with the release of material non-public information and has never had a practice of doing so. It is Company policy not to engage in backdating options. The Compensation Committee generally approves equity grants for its named executive officers in July of each year. In addition, the Company has never timed and does not plan to time the release of material non-public information for the purpose of affecting the value of executive compensation. The accounting for all options and restricted stock unit awards is compliant with accounting principles generally accepted in the United States and is disclosed in the Company’s annual and quarterly financial reports filed with the SEC.

Taxes.  Internal Revenue Code Section 162(m) disallows a tax deduction to any publicly held corporation for paid remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for performance-based remuneration. Historically, through the design and implementation of the Company’s compensation programs, the Company has sought, and continues to seek, the availability of tax deductibility. This policy, however, is subject to the reservation by the Company of the flexibility to award non-deductible compensation in circumstances wherein the Company believes, in its good faith business judgment, that such an award is in its best interest in attracting or retaining capable management.

Stock Ownership Guidelines.  The Company’s stock ownership guidelines call for the CEO to hold that number of shares of Brink’s Common Stock with a value equal to five times salary, and for the other named executive officers to hold that number of shares of Brink’s Common Stock with a value equal to three times salary, within five years from the date of election as an officer. Shares of Brink’s Common Stock owned outright, deferred stock-based units and shares of vested and unvested restricted stock and restricted stock units (but not unexercised stock options) are all eligible to be included for purposes of satisfying the guidelines.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation and Benefits Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ronald L. Turner, Chairman

Roger G. Ackerman

Thomas C. Schievelbein

Robert J. Strang

SUMMARY COMPENSATION TABLE

The following table presents information with respect to total compensation of the Chief Executive Officer, the Chief Financial Officer, the three other most highly compensated executive officers of the Company for the year ended December 31, 2009, and the former Chief Financial Officer. These officers are referred to in this proxy statement as the named executive officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation (5)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation (7)($)	Total ($)
Michael T. Dan	2009	$1,107,250	$900,000	$822,605	$824,885	$983,400	$329,127	$495,209	$5,462,476
President, Chief Executive Officer and Chairman of the Board	2008 2007	1,101,875 1,068,083	1,500,000 1,475,000	0 0	2,041,319 1,977,675	1,809,600 1,121,000	597,859 21,542	518,938 506,080	7,569,591 6,169,380

Joseph W. Dziedzic (8)	2009	271,154	150,000	1,349,956	0	-	-	183,693	1,954,803
Vice President and Chief Financial Officer

Frank T. Lennon	2009	415,000	210,000	152,731	157,478	196,680	0	163,365	1,295,254
Vice President and Chief Administrative Officer	2008 2007	409,167 390,000	300,000 275,000	0 0	408,262 659,223	361,920 224,200	0 43,846	159,922 147,152	1,639,271 1,739,421

McAlister C. Marshall, II	2009	350,000	155,000	133,975	149,978	-	4,316	75,894	869,163
Vice President and General Counsel	2008	103,429	80,000	300,007	150,051	-	4,782	18,762	657,031

Matthew A.P. Schumacher	2009	220,500	80,000	53,590	52,492	49,170	5,806	59,076	520,634
Controller	2008	216,250	110,000	0	81,651	90,480	8,124	54,233	560,738

Michael J. Cazer (9)	2009	450,000	260,000	234,456	224,969	-	-	268,726	1,438,151
Former Vice President and Chief Financial Officer	2008	330,865	250,000	1,745,059	0	-	-	239,264	2,565,188

(1)	For 2007, 2008 and 2009, represents salaries before employee contributions under the Company’s 401(k) Plan and employee deferrals of salary under the Company’s deferred compensation program. For a discussion of the deferred compensation program and amounts deferred by the named executive officers under the deferred compensation program in 2009, including earnings on amounts deferred, see “Nonqualified Deferred Compensation” beginning on page 38.

(2)	For 2009, represents amounts earned by the named executive officers under the Company’s KEIP for 2009 (paid in 2010). For 2008, represents amounts earned by the named executive officers under the Company’s KEIP for 2008 (paid in 2009). For 2007, represents amounts earned by the named executive officers under the Company’s KEIP for 2007 (paid in 2008). A participant is permitted to defer up to 100% of the amount earned by him under the KEIP. For a discussion of the deferred compensation program and amounts deferred by the named executive officers under the deferred compensation program in 2009, including earnings on amounts deferred, see “Nonqualified Deferred Compensation” beginning on page 38.

(3)	For restricted stock unit awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the date of grant, as adjusted for a discount on units that do not receive or accrue dividends during the vesting period. The stock price at the date of grant was based on the average of the high and low per share quoted sales prices of Brink’s Common Stock on the respective grant dates, as reported on the New York Stock Exchange. For a discussion of the terms of the restricted stock units granted in 2009, see “Grants of Plan-Based Awards” beginning on page 31. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Stock Awards column will actually be realized.

(4)	Represents the grant date fair value computed by the Company for financial reporting purposes during the years ended December 31, 2009, 2008 and 2007, computed in accordance with FASB ASC Topic 718. For a full description of the assumptions used by the Company in computing these amounts, see Note 15 to the Company’s financial statements, which is included in its annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference into this proxy statement. For a discussion of the terms of the option grants in 2009, see “Grants of Plan-Based Awards” beginning on page 31. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value.

(5)	For 2009, represents amounts earned under the Company’s MPIP for the three-year measurement period ended 2009 (paid in 2010) before deferrals under the deferred compensation program. For 2008, represents amounts earned under the Company’s MPIP for the three-year measurement period ended 2008 (paid in 2009) before deferrals under the deferred compensation program. For 2007, represents amounts earned under the Company’s MPIP for the three-year measurement period ended 2007 (paid in 2008) before deferrals under the deferred compensation program. A participant is permitted to defer up to 100% of the amount earned by him under the MPIP. For a discussion of the deferred compensation program and amounts deferred by the named executive officers under the deferred compensation program in 2009, including earnings on amounts deferred, see “Nonqualified Deferred Compensation” beginning on page 38.

(6)	Since the earning of benefits under the pension plans for all employees was frozen as of December 31, 2005, these amounts represent the change during the years ended December 31, 2009, 2008 and 2007 in the net present value of the named executive officers’ pension payouts. For purposes of computing the net present value of the accrued benefit payable to the named executive officers, the Company has used the following assumptions: (a) the retirement age is the earliest one (age 65) permitted under the pension plans without a reduction in the monthly benefit; (b) for 2009, a 6.2% discount rate for the measurement date of December 31, 2008 and a 5.9% discount rate for the measurement date of December 31, 2009, for 2008, a 6.4% discount rate for the measurement date of December 31, 2007 and a 6.2% discount rate for the measurement date of December 31, 2008 and for 2007, a 5.75% discount rate for the measurement date of December 31, 2006 and a 6.4% discount rate for the measurement date of December 31, 2007; (c) service accruals in the pension plans are frozen as of December 31, 2005; and (d) payments will be made on a straight-life monthly annuity basis. The net present value of the accrued benefit payable for Mr. Lennon is recorded as zero because annuity factors decrease upon reaching age 65. For a full description of the assumptions used by the Company for financial reporting purposes, see Note 3 to the Company’s financial statements, which is included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference into this proxy statement.

(7)	For 2009, includes the following items and amounts for each of the named executive officers:

Name	Matching Contribution on Deferrals of Compensation(a)	Life Insurance Premiums(b)	Other Personal Benefits(c)	Other Payments(d)	Total
Mr. Dan	$423,678	$10,853	$60,678	$-	$495,209
Mr. Dziedzic	42,350	333	0	141,010	183,693
Mr. Lennon	116,188	6,476	40,701	-	163,365
Mr. Marshall	69,875	4,722	1,297	-	75,894
Mr. Schumacher	53,706	2,247	3,123	-	59,076
Mr. Cazer	113,750	6,119	8,105	140,752	268,726

(a)	In 2009 the Company made matching contributions related to deferred salary and KEIP under the deferred compensation program in the following amounts for each of the named executive officers:

Name	Matching Contribution for Deferred Salary	401(k) Plan Matching Contribution	Matching Contribution for Deferred KEIP	Supplemental Savings Plan Matching Contribution	Total
Mr. Dan	$110,725	$20,625	$150,000	$142,328	$423,678
Mr. Dziedzic	27,115	885	0	14,350	42,350
Mr. Lennon	41,500	20,625	30,000	24,063	116,188
Mr. Marshall	35,000	20,625	8,000	6,250	69,875
Mr. Schumacher	22,050	10,320	11,000	10,336	53,706
Mr. Cazer	45,000	19,922	25,000	23,828	113,750

(b)	In 2009 the Company paid life insurance premiums under the Company’s Executive Salary Continuation Plan for each named executive officer. The Company, not the individual, is the beneficiary under the insurance policies. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee’s annual salary payable by the Company in ten equal annual installments to the employee’s designated beneficiary.

(c)	The table below reflects the types and dollar amounts of perquisites and other personal benefits provided to the named executive officers in 2009. For purposes of computing the dollar amounts of the items listed below, the Company used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the named executive officer, with one exception. The incremental cost for Personal Use of Company Aircraft is based on the cost of fuel, payments to a reserve for maintenance, crew travel expenses, onboard catering costs, and airport fees. Since the Company aircraft is used primarily for business travel, fixed costs that do not change based on personal use, such as pilots’ salaries, are not included. The named executive officers paid any taxes associated with these benefits without reimbursement from the Company.

Name	Personal and Spousal Travel and Entertainment	Personal Use of Company Aircraft	Club Dues	Tax Preparation and Financial Planning	Executive Physical Examinations	Executive Life Insurance Premiums	Security Systems	Total
Mr. Dan	$9,573	$11,552	$3,956	$8,393	$0	$25,201	$2,003	$60,678
Mr. Dziedzic	0	0	0	0	0	0	0	0
Mr. Lennon	1,379	0	2,312	1,638	100	35,272	0	40,701
Mr. Marshall	1,297	0	0	0	0	0	0	1,297
Mr. Schumacher	173	0	0	0	2,950	0	0	3,123
Mr. Cazer	2,020	0	0	5,254	0	0	831	8,105

(d)	In 2009, the Company paid $141,010 to Mr. Dziedzic for relocation incentives, moving allowances and moving expenses. In 2009, the Company paid $67,494 to Mr. Cazer for relocation incentives, moving allowances and moving expenses, $69,241 for housing expenses and $4,017 for automobile expenses. Certain payments to Mr. Cazer were made in European Union Euros. The Company converted the amounts denominated in Euros into U.S. dollars based on the average conversion rate from August 3, 2009, the first business day after Mr. Cazer’s appointment to his position in Europe, to December 31, 2009, which was $1.4629 per €1.00.

(8)	Mr. Dziedzic was elected Vice President and Chief Financial Officer of the Company effective August 1, 2009.

(9)	Mr. Cazer resigned as Vice President and Chief Financial Officer of the Company effective August 1, 2009.

GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of awards to the named executive officers during the year ended December 31, 2009 under the 2005 Equity Plan and the MPIP.

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Closing Market Price(3) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael T. Dan	7/9/2009	-	-	-		110,000	$27.59	$27.70	$824,885
	7/9/2009	-	-	-	30,700			27.70	822,605
	1/1/2009	$0	$1,000,000	$2,000,000

Joseph W. Dziedzic	7/9/2009	-	-	-	50,381			27.70	1,349,956

Frank T. Lennon	7/9/2009	-	-	-		21,000	27.59	27.70	157,478
	7/9/2009	-	-	-	5,700			27.70	152,731
	1/1/2009	0	170,000	340,000

McAlister C. Marshall, II	7/9/2009	-	-	-		20,000	27.59	27.70	149,978
	7/9/2009	-	-	-	5,000			27.70	133,975
	1/1/2009	0	130,000	260,000

Matthew A.P. Schumacher	7/9/2009	-	-	-		7,000	27.59	27.70	52,492
	7/9/2009	-	-	-	2,000			27.70	53,590
	1/1/2009	0	60,000	120,000

Michael J. Cazer	7/9/2009	-	-	-		30,000	27.59	27.70	224,969
	7/9/2009	-	-	-	8,750			27.70	234,456
	1/1/2009	0	200,000	400,000

(1)	The options and restricted stock units granted on July 9, 2009 were granted under the 2005 Equity Plan. The awards granted as of January 1, 2009 were granted under the MPIP (for the 2009–2011 performance measurement period—payable in 2012).

(2)	In accordance with the 2005 Equity Plan, the exercise prices for the options were based on the average of the high and low per share quoted sale prices of Brink’s Common Stock on July 9, 2009, the date of the grant, as reported on the New York Stock Exchange.

(3)	As of the July 9, 2009 grant date.

(4)	For restricted stock unit awards, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the stock price at the date of grant, as adjusted for the value of dividends not paid during the vesting period. The stock price at the date of grant was based on the average of the high and low per share quoted sales prices of Brink’s Common Stock on the grant date, as reported on the New York Stock Exchange. Accordingly, a stock price of approximately $26.79 was used to value the July 9, 2009 awards.

For options, the grant date fair value was computed in accordance with FASB ASC Topic 718 based on the Black-Scholes option-pricing model and the following assumptions: (a) a weighted average annual dividend yield of 1.4% for Brink’s Common Stock; (b) a weighted average expected volatility of 35% for Brink’s Common Stock; (c) a weighted average risk-free rate of return of 2.0% for the July 9, 2009 grants; and (d) a weighted average expected term of 4.25 years. For a full description of the assumptions used by the Company in computing these amounts, see Note 15 to the Company’s financial statements, which is included in its annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference into this proxy statement. The actual value a named executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Fair Value of Option Awards column will actually be realized. No gain to a named executive officer is possible without an appreciation in stock value.

2009 Base Salaries and Annual Bonus Awards

For a discussion of 2009 base salaries, including a discussion of the factors considered in determining 2009 base salaries, see “Compensation Discussion and Analysis—Executive Compensation Program Components—Base Salary” beginning on page 19. For a discussion of 2009 annual bonus awards, including a discussion of the principles applied and factors considered in determining 2009 annual bonus awards, see “Compensation Discussion and Analysis—Executive Compensation Program Components—Annual Bonus Awards” beginning on page 19.

Equity Award Grants

2005 Equity Incentive Plan

The Company maintains the 2005 Equity Plan, which was approved by the Company’s shareholders and is designed to provide an additional incentive for the officers and employees who are key to the Company’s success. The Compensation Committee administers the 2005 Equity Plan, is authorized to select key employees of the Company and its subsidiaries to participate in the 2005 Equity Plan and has the sole discretion to grant eligible participants equity awards, including options, stock appreciation rights, restricted stock, performance stock, restricted stock units, performance stock units, other stock-based awards or any combination thereof.

The exercise price of any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the 2005 Equity Plan, determinations of the fair market value of shares of Brink’s Common Stock are based on the average of the high and low quoted sales price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Compensation Committee.

The duration of options granted under the 2005 Equity Plan is established by the Compensation Committee but may not exceed six years. Subject to a minimum vesting period of one year from the date of grant, the Compensation Committee may impose a vesting schedule on options and determines the acceptable form(s) in which the exercise price may be paid. In general, options continue to be exercisable following termination of employment for 90 days, if such options were exercisable at the time of termination. Upon termination of employment by reason of the holder’s retirement or permanent and total disability, options held by the holder remain outstanding and continue in accordance with their terms. In the event of the holder’s death while employed or after retirement or permanent and total disability, options held by the holder fully vest at the time of the holder’s death (or, if later, on the first anniversary of the grant date) and remain exercisable by the holder’s beneficiary or estate for three years following the holder’s death or their earlier expiration in accordance with their terms. In the event of a change in control of the Company, all outstanding options fully vest and become exercisable.

Restricted stock unit awards granted under the 2005 Equity Plan have specific terms and conditions approved by the Compensation Committee and contained in restricted stock unit award agreements entered into with the named executive officers. In the event of a change in control of the Company, all outstanding restricted stock units fully vest, subject to limitations on vesting imposed by Internal Revenue Code Section 409A.

For a discussion of the principles applied in administering the 2005 Equity Plan, see “Compensation Discussion and Analysis—Executive Compensation Program Components—Long-Term Incentive Compensation—2005 Equity Incentive Plan” beginning on page 24.

1988 Stock Option Plan.  None of the named executive officers received any compensation under the 1988 Stock Option Plan in 2009, but previously granted options from this plan remain outstanding.

2009 Stock Option Grants

With respect to the options included in the Grants of Plan-Based Awards Table above, these options (1) become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversaries of the date of grant and (2) expire six years after the date of grant.

2009 Restricted Stock Unit Awards

Restricted stock unit awards were granted in 2009 and are reported as stock awards in the Grants of Plan-Based Awards Table above. These awards were valued based on the average of the high and low per share quoted sale prices of Brink’s Common Stock on the date of the grant and adjusted for a discount for units that do not receive or accrue dividends during the vesting period, are to be settled in shares of Brink’s Common Stock and vest ratably over a three-year term.

Management Performance Improvement Plan Awards

Management Performance Improvement Plan

The Company maintains the MPIP, which was approved by the Company’s shareholders and is designed to promote the interests of the Company and its subsidiaries by linking financial incentives provided to participants with improvements in the Company’s financial results. The Compensation Committee administers the MPIP, establishes performance measures and is authorized to select key employees of the Company and its subsidiaries to participate in the MPIP.

Each participant is periodically granted performance awards that entitle him or her to receive cash payments following the completion of a three-year performance measurement period, provided that specified performance measures and certain conditions described in the MPIP relating to continuation of employment are satisfied. The maximum incentive payment any one participant may be entitled to receive for any one performance measurement period is $3,000,000.

A performance award terminates unless the participant remains continuously employed by the Company or a subsidiary until the date established by the Compensation Committee for payment of the performance award unless (1) the termination is due to retirement, disability or death, (2) approved by the Compensation Committee or (3) the termination is subsequent to a change in control (as defined in the MPIP). In the event a participant’s employment is terminated due to retirement, disability or death, he or she (or, in the event of the participant’s death, his or her beneficiary) is entitled to a pro-rated portion of the performance award to which he or she would otherwise be entitled based on the portion of the performance measurement period (determined in completed months) during which he or she was continuously employed by the Company or a subsidiary and based on the extent to which the performance goals were achieved as determined at the end of the performance measurement period. In the event of a participant’s termination of employment for reasons other than retirement, disability or death, the Compensation Committee may, but is not obligated to, authorize payment of an amount up to the pro-rated amount that would be payable under the preceding sentence. In the event of a change in control, performance awards are deemed to be earned at 100% of the specified target dollar amount applicable to the performance award and shall be paid as soon as practicable following the earlier of the participant’s termination of employment after the change in control or the end of the performance measurement period during which the change in control occurred, but in no event later than March 15th immediately following the end of the year in which the change in control occurred.

Participants eligible to receive an award are entitled to receive a lump-sum cash payment on a date selected by the Compensation Committee following the end of the performance measurement period. Under the deferred compensation program, participants may elect to defer the receipt of this payment.

The MPIP is intended to be compliant with Section 162(m) of the Internal Revenue Code, so that payments made under the plan retain their tax deductibility. In order to remain compliant, the payouts are calculated by comparing actual performance metrics to those preset by the Compensation Committee.

2009 MPIP Awards

Performance award targets for the 2009–2011 performance measurement period for each named executive officer are included in the Grants of Plan-Based Awards Table above. Actual payments can range from 0% to 200% of the target depending on performance against the pre-established measures.

For a discussion of the principles applied in administering the MPIP and a further discussion of the 2009 MPIP awards, see “Compensation Discussion and Analysis—Executive Compensation Program Components—Long-Term Incentive Compensation—Management Performance Improvement Plan” beginning on page 22.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information concerning the number and value of all unexercised stock options and unvested restricted stock units for the named executive officers outstanding as of December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(1) (#)Exercisable	Number of Securities Underlying Unexercised Options(1) (#)Unexercisable	Option Exercise Price(2) ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)
Michael T. Dan	293,990	-	$17.79	7/8/2010	(5)
	293,990	-	19.48	7/7/2011	(6)
	165,369	-	29.99	7/13/2012	(7)
	128,621	64,310	34.68	7/12/2013	(8)
	76,560	153,119	34.92	7/10/2014	(9)
	-	110,000	27.59	7/9/2015	(13)
						30,700	$747,238	(14)

Joseph W. Dziedzic	-	-	-	-		50,381	1,226,274	(14)

Frank T. Lennon	64,310	-	29.99	7/13/2012	(7)
	42,874	21,436	34.68	7/12/2013	(8)
	15,312	30,623	34.92	7/10/2014	(9)
	-	21,000	27.59	7/9/2015	(13)
						5,700	138,738	(14)

McAlister C. Marshall, II	5,423	10,845	37.62	9/15/2014	(10)
	-	20,000	27.59	7/9/2015	(13)
						5,317	129,416	(12)
						5,000	121,700	(14)

Matthew A.P. Schumacher	3,674	-	17.79	7/8/2010	(5)
	5,512	-	19.48	7/7/2011	(6)
	9,187	-	29.99	7/13/2012	(7)
	6,125	3,062	34.68	7/12/2013	(8)
	3,063	6,124	34.92	7/10/2014	(9)
	-	7,000	27.59	7/9/2015	(13)
						2,000	48,680	(14)

Michael J. Cazer	-	30,000	27.59	7/9/2015	(13)
						31,747	772,722	(11)
						8,750	212,975	(14)

(1)	All of these options have become exercisable or will become exercisable as to one third of the total number of shares covered by such option on each of the first, second and third anniversaries of the date of grant.

(2)	In accordance with the Company’s 1988 Stock Option Plan (the “1988 Option Plan”) and 2005 Equity Plan, the exercise prices for the options were based on the average of the high and low per share quoted sale prices of Brink’s Common Stock on the date of the grant as reported on the New York Stock Exchange.

(3)	All of these restricted stock units granted become vested as to one third of the total number of shares covered by such award on each of the first, second and third anniversaries of the date of grant. Certain restricted stock units granted to Mr. Cazer in 2008 covering 14,554 unvested shares of Brink’s Common Stock, however, were granted in consideration for Mr. Cazer’s forfeiture of incentive awards at his former employer and also vest immediately if Mr. Cazer’s employment is terminated by the Company other than for cause, death or incapacity.

(4)	Fair market value was based on the closing price of Brink’s Common Stock on December 31, 2009, as reported on the New York Stock Exchange.

(5)	These options were granted on July 8, 2004 under the 1988 Option Plan.

(6)	These options were granted on July 7, 2005 under the 2005 Equity Plan.

(7)	These options were granted on July 13, 2006 under the 2005 Equity Plan.

(8)	These options were granted on July 12, 2007 under the 2005 Equity Plan.

(9)	These options were granted on July 10, 2008 under the 2005 Equity Plan.

(10)	These options were granted on September 15, 2008 under the 2005 Equity Plan.

(11)	These restricted stock units were granted on April 7, 2008 under the 2005 Equity Plan.

(12)	These restricted stock units were granted on September 15, 2008 under the 2005 Equity Plan.

(13)	These options were granted on July 9, 2009 under the 2005 Equity Plan.

(14)	These restricted stock units were granted on July 9, 2009 under the 2005 Equity Plan.

OPTION EXERCISES AND STOCK VESTED

The following table presents information concerning the exercise of all stock options and vesting of all stock awards for the named executive officers during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael T. Dan	-	$-	-	$-
Joseph W. Dziedzic	-	-	-	-
Frank T. Lennon	-	-	-	-
McAlister C. Marshall, II	-	-	2,659	72,803
Matthew A.P. Schumacher	1,837	35,853	-	-
Michael J. Cazer	-	-	15,875	471,884

PENSION BENEFITS

The Company provides retirement benefits to U.S. non-union employees who worked for the Company or one of its participating subsidiaries before December 31, 2005 and who meet vesting and other minimum requirements. These benefits are provided through two plans: The Brink’s Company Pension-Retirement Plan (the pension-retirement plan), a qualified plan under the Internal Revenue Code, and The Brink’s Company Pension Equalization Plan (the equalization plan), a plan (not qualified under the Internal Revenue Code) under which the Company makes additional payments to a smaller group of employees so that the total amount to be received by each participant from both plans will be the same as he or she would have received under the pension-retirement plan in the absence of benefit limitations for tax qualified plans. (The pension-retirement plan and the equalization plan are referred to collectively in this proxy statement as the pension plans.) The named executive officers are among those covered by these plans. There are no other plans providing defined benefit pension payments to them.

Benefit accruals under both plans were frozen for all employees as of December 31, 2005. The named executive officers, therefore, earned no additional pension benefits during 2009. Messrs. Dziedzic and Cazer do not participate in the pension plans.

The following table presents information as of December 31, 2009 concerning each defined benefit plan of the Company that provides for payments to be made to the named executive officers at, following or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Michael T. Dan	Pension-Retirement Plan	24.000	$678,226
	Equalization Plan	24.000	6,557,657
Joseph W. Dziedzic	Pension-Retirement Plan	-	-
	Equalization Plan	-	-
Frank T. Lennon	Pension-Retirement Plan	28.405	1,043,957
	Equalization Plan	28.405	1,925,730
McAlister C. Marshall, II	Pension-Retirement Plan	5.601	42,591
	Equalization Plan	5.601	1,466
Matthew A.P. Schumacher	Pension-Retirement Plan	4.686	74,372
	Equalization Plan	4.686	12,494
Michael J. Cazer	Pension-Retirement Plan	-	-
	Equalization Plan	-	-

For purposes of computing the present value of the accrued benefit payable to the named executive officers, the Company has used the following assumptions: (a) the retirement age is the earliest one (age 65) permitted under the pension plans without a reduction in the monthly benefit; (b) a 5.9% discount rate for the measurement date of December 31, 2009; (c) service accruals in the pension plans are frozen as of December 31, 2005; and (d) payments will be made on a straight-life monthly annuity basis. These are the same assumptions as are used to value the Company’s pension obligations in the financial statements as of December 31, 2009. For a full description of the assumptions used by the Company for financial reporting purposes, see Note 3 to the Company’s financial statements, which is included in its annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference into this proxy statement. In addition, the Company has assumed each named executive officer will attain the age of 65; longevity is determined using the RP-2000 Combined Healthy White Collar mortality table.

Pension-Retirement Plan

The Company maintains the pension-retirement plan, which is a defined benefit plan that covers, generally, full-time employees of the Company and participating subsidiaries as of and before December 31, 2005 who were not covered by a collective bargaining agreement. The Company has reserved the right to terminate or amend the pension-retirement plan at any time.

The amount of any benefit payable to a participant is based on the participant’s benefit accrual service and average salary (as these terms are defined in the pension-retirement plan). At June 1, 2003, the named executive officers had been credited under the pension-retirement plan with the following years of benefit accrual service: Mr. Dan, 21.395 years; Mr. Lennon, 25.811 years; Mr. Marshall, 2.930 years; and Mr. Schumacher, 1.981 years. Effective June 1, 2003, the Company amended the pension-retirement plan to provide a lower accrual rate for benefit accrual service earned after June 1, 2003. At December 31, 2005, the named executive officers had been credited under the pension-retirement plan, as amended June 1, 2003, with the following additional years of benefit accrual service after June 1, 2003: Mr. Dan, 2.605 years; Mr. Lennon, 2.594 years; Mr. Marshall, 2.671 years; and Mr. Schumacher, 2.705 years. Benefit accrual service is based on computation periods, which are defined as 12-month consecutive periods of active employment beginning on date of hire and continuing on each anniversary thereof. For the last benefit computation period, a participant receives a fraction of benefit accrual service, not greater than one, equal to monthly elapsed time in that period multiplied by 0.1203. Effective December 31, 2005, the Company amended the pension plans to cease benefit accrual service to the Company.

For purposes of calculating the portion of a participant’s benefit accrued before June 1, 2003, average salary means the average compensation received by a participant for any consecutive 36-month period, which results in the highest annual average for any such 36-month period. Effective June 1, 2003, the period for calculating average salary was changed from 36 to 60 consecutive months. The compensation used in calculating average salary includes salary and bonus, but excludes amounts attributable to stock options or the sale of shares acquired upon the exercise of such stock options, any Company matching contributions credited to the participant under the deferred compensation program, any payments payable under the MPIP and any special recognition bonus.

Subject to certain limitations, a participant who reaches age 65 may receive an annuity for life payable monthly beginning on his normal retirement date (as defined in the pension-retirement plan) at an annual rate equal to the sum of the following:

—	for the portion of the accrued benefit earned before June 1, 2003:

—	2.1% of his average salary multiplied by his number of years of benefit accrual service completed as of May 31, 2003 with a maximum of 25 years; plus

—	1% of his average salary multiplied by his number of years of benefit accrual service completed as of May 31, 2003 in excess of 25 years; less

—

.55% of his covered compensation base (the average of the social security wage base for the 35 years preceding retirement) multiplied by his number of years of benefit accrual service completed as of May 31, 2003.

—	for the portion of the accrued benefit earned after May 31, 2003 and through December 31, 2005:

—	1.75% of his average salary multiplied by his number of years of benefit accrual service completed after May 31, 2003 and through December 31, 2005 with a maximum of 25 years; plus

—	1% of his average salary multiplied by his number of years of benefit accrual service completed after May 31, 2003 and through December 31, 2005 in excess of 25 years; less

—

.55% of his covered compensation base (the average of the social security wage base for the 35 years preceding retirement) multiplied by his number of years of benefit accrual service completed after May 31, 2003 and through December 31, 2005.

Subject to certain limitations, a participant who retires before he reaches age 65, provided he has completed 10 years of vesting service and reached age 55, may receive an annuity for life payable monthly beginning on his early retirement date (as defined in the pension-retirement plan) at an annual rate equal to the rate applicable to retirement on his normal retirement at age 65 reduced by 0.4167% for each month (the equivalent of 5% per year) by which his early retirement date precedes his normal retirement date. Mr. Lennon is eligible for retirement under the pension-retirement plan and Mr. Dan is eligible for early retirement under the pension-retirement plan.

The pension-retirement plan provides multiple payment options for participants. Participants may select a single life annuity for the life of the participant, joint and survivor annuities under which a participant’s surviving beneficiary may receive for his or her life 50%, 75% or 100% of the monthly benefit received by the participant, and period certain options under which a participant’s surviving beneficiary may receive payments for a fixed term of 5, 10, 15 or 20 years. If a joint and survivor annuity or a period certain option is selected, the amount of the retirement benefit is less than the amount payable under a single life annuity. Benefit elections must be made before retirement, and some options are subject to certain requirements, such as spousal consent.

Pension Equalization Plan

The Internal Revenue Code limits the amount of pension benefits that may be paid under federal income tax qualified plans. As a result, the Board of Directors adopted the equalization plan under which the Company will make additional payments so that the total amount received by each person affected by the Internal Revenue Code limitations is the same as would have otherwise been received under the pension-retirement plan. The Company has reserved the right to terminate or amend the equalization plan at any time.

Effective December 1, 1997, the equalization plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum upon retirement. In accordance with the equalization plan, the Company has contributed to a trust, established between the Company and JPMorgan Chase, amounts in cash intended to be sufficient to provide the benefits to which (1) participants under the equalization plan and (2) retirees covered under certain employment contracts are entitled under the terms of the equalization plan and such employment contracts. None of the named executive officers is covered by the contracts referred to in clause (2) above. Further contributions may be made only to the extent that the funded percentage of the equalization plan after a contribution does not exceed the funded percentage of the pension-retirement plan. The assets of the trust are subject to the claims of the Company’s general creditors in the event of the Company’s insolvency.

NONQUALIFIED DEFERRED COMPENSATION

The following table presents information concerning the Company’s deferred compensation program, which provides for the deferral of compensation paid to or earned by the named executive officers on a basis that is not tax qualified (i.e., the Company is not entitled to take a tax deduction for the related expense until payments are actually made to the participants).

The information included in the table below reflects elective deferrals, Company matching contributions, dividends credited to the participants’ accounts during 2009, aggregate withdrawals and the aggregate balance of deferred compensation accounts at December 31, 2009. Since deferrals, along with any matching contributions, related to the KEIP and the MPIP are settled in the year after they are earned, these amounts differ from those reflected in the Summary Compensation Table, which, for 2007, are based on amounts earned in 2007 but paid in 2008, for 2008, are based on amounts earned in 2008 but paid in 2009 and for 2009, are based on amounts earned in 2009 but paid in 2010.

Name	Executive Contributions in Last FY(1) ($)	Company Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions(4) ($)	Aggregate Balance at Last FYE(5) ($)
Michael T. Dan	$374,587	$403,053	$190,400	$-	$11,956,258
Joseph W. Dziedzic	38,595	41,465	375	-	74,642
Frank T. Lennon	90,750	95,563	60,737	344,993	3,652,522
McAlister C. Marshall, II	48,000	49,250	1,249	-	119,653
Matthew A.P. Schumacher	41,319	43,386	1,826	-	146,340
Michael J. Cazer	89,063	93,828	2,737	-	237,077

(1)	Under the deferred compensation program, a participant is permitted to defer base salary, incentive amounts earned by him under the KEIP and the MPIP and amounts in excess of 401(k) limits as supplemental savings. The dollar value of the deferred amounts is converted into common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formulas in the deferred compensation program. See the description of the formulas beginning on page 40. The following table sets forth the amount of salary and cash incentive awards deferred in 2009 under the deferred compensation program by each of the named executive officers and the corresponding number of units representing shares of Brink’s Common Stock credited to his account:

Name	Salary Deferred	Incentive Compensation Deferred(a)	Total	Common Stock Units
Mr. Dan	$224,587	$150,000	$374,587	14,074
Mr. Dziedzic	38,595	0	38,595	1,470
Mr. Lennon	60,750	30,000	90,750	3,415
Mr. Marshall	40,000	8,000	48,000	1,822
Mr. Schumacher	30,319	11,000	41,319	1,553
Mr. Cazer	64,063	25,000	89,063	3,353

(a)	The incentive compensation deferred in 2009 was earned by each named executive officer for 2008.

(2)	Under the deferred compensation program, a participant also receives Company matching contributions with respect to salary and KEIP awards deferred and supplemental savings plan contributions, which amounts are converted into common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formulas in the deferred compensation program. See the description of the formulas beginning on page 40. The following table sets forth the amount of Company matching contributions made in 2009 with respect to deferrals of salary and KEIP awards and supplemental savings plan contributions for each of the named executive officers and the corresponding number of units representing shares of Brink’s Common Stock credited to his account:

Name	Salary Matching Contribution	Key Employees Incentive Plan Matching Contribution	Supplemental Savings Plan Matching Contribution	Total(a)	Common Stock Units
Mr. Dan	$110,725	$150,000	$142,328	$403,053	15,143
Mr. Dziedzic	27,115	0	14,350	41,465	1,581
Mr. Lennon	41,500	30,000	24,063	95,563	3,596
Mr. Marshall	35,000	8,000	6,250	49,250	1,873
Mr. Schumacher	22,050	11,000	10,336	43,386	1,630
Mr. Cazer	45,000	25,000	23,828	93,828	3,532

(a)	These amounts are included within “All Other Compensation” for 2009 in the Summary Compensation Table.

(3)	Under the deferred compensation program, dividends paid on Brink’s Common Stock for the common stock units in a participant’s account are deferred and converted into common stock units that represent an equivalent number of shares of Brink’s Common Stock in accordance with the formula in the deferred compensation program. The following table sets forth the aggregate amount of dividends paid on Brink’s Common Stock in 2009 for the common stock units in each named executive officer’s account and the corresponding number of units representing shares of Brink’s Common Stock credited to his account:

Name	Dividends on Brink’s Common Stock(a)	Common Stock Units
Mr. Dan	$190,400	7,711
Mr. Dziedzic	375	16
Mr. Lennon	60,737	2,460
Mr. Marshall	1,249	51
Mr. Schumacher	1,826	73
Mr. Cazer	2,685	109

(a)	These amounts are not included in the Summary Compensation Table, as they are not earned at a rate higher than dividends on Brink’s Common Stock.

(4)	Participants who made an election by December 31, 2007 to receive a one-time in-service distribution of the vested portion of his or her account under the deferred compensation program received such distribution in 2008, subject to the limitations under Section 162(m) of the Internal Revenue Code. The distribution was made in the form of Brink’s Common Stock. Any undistributed portion of a participant’s account remained credited to his or her account. Due to Section 162(m) limitations, Mr. Lennon received a partial distribution in 2009.

(5)	The following table sets forth the composition of the aggregate balance of deferred compensation as of December 31, 2009 for each of the named executive officers. It includes (a) the aggregate contributions made by each of the named executive officers, (b) the aggregate contributions made by the Company on behalf of each of the named executive officers, (c) dividends paid on Brink’s Common Stock for the common stock units in each named executive officer’s account and the change in market value of the common stock units based on the change in market value of Brink’s Common Stock, (d) aggregate distributions to participants, and (e) the aggregate number of units representing shares of Brink’s Common Stock credited to each named executive officer’s account:

Name	Years of Participation	Aggregate Executive Contributions	Aggregate Company Contributions	Dividends and Changes in Market Value	Aggregate Distributions	Aggregate Balance(a)	Common Stock Units(b)
Mr. Dan	19	$5,346,363	$3,197,114	$4,487,142	$1,074,361	$11,956,258	491,218
Mr. Dziedzic	0	38,595	41,465	(5,418)	-	74,642	3,067
Mr. Lennon	19	1,813,730	906,006	1,652,731	719,945	3,652,522	150,063
Mr. Marshall	7	61,983	64,143	(6,473)	-	119,653	4,916
Mr. Schumacher	9	256,954	241,103	324,063	675,780	146,340	6,012
Mr. Cazer	1	128,889	136,111	(27,923)	-	237,077	9,740

(a)	Represents value as of December 31, 2009, including unit allocations on January 4, 2010.

(b)	Includes unit allocations on January 4, 2010.

General

The Company’s deferred compensation program is an unfunded plan that provides deferred compensation for a select group of the Company’s management, including the named executive officers. Under the deferred compensation program, a named executive officer is permitted to defer receipt of:

—	up to 100% of his cash incentive payments awarded under the KEIP (in 10% increments),

—	up to 50% of his base salary (in 5% increments),

—

any or all amounts that are prevented from being deferred, and the related matching contribution, under the Company’s 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code and

—	up to 100% of his cash incentive payments awarded under the MPIP (in 10% increments).

The Company provides matching contributions for deferred KEIP amounts (100% of the first 10% deferred), deferred salary (100% of the first 10% deferred) and supplemental 401(k) Plan contributions (125% of the first 5% of salary and KEIP deferrals less amounts deferred into the Company’s 401(k) Plan).

Amounts deferred under the salary and supplemental savings portion of the deferred compensation program, including Company matching contributions, are converted on the first business day of the month following the month in which the deferral was made into common stock units that represent an equivalent number of shares of Brink’s Common Stock. The dollar values are converted in accordance with the formula in the deferred compensation program, which is based on the average of the high and low per share quoted sale prices for Brink’s Common Stock as reported on the New York Stock Exchange for each trading day during the month immediately preceding the crediting of such units. Dividends paid with respect to the common stock units in a participant’s account are also converted into common stock units using an average market price for Brink’s Common Stock on the payment date for the dividend.

Amounts deferred related to KEIP awards, including Company matching contributions, are converted to common stock units using the average market price for the month preceding the month in which the KEIP awards are paid. Amounts deferred relative to MPIP awards are converted using the average market price for the month preceding the month in which the MPIP awards are paid.

Distributions

General.  The deferred compensation program provides for distributions of one share of Brink’s Common Stock for each common stock unit in a participant’s account. Cash is paid in lieu of the issuance of fractional shares. However, the value of the shares of Brink’s Common Stock and cash distributed with respect to amounts deferred before January 1, 2007 may not be less than the following:

—	with respect to deferred salary, the amount of salary actually deferred by the participant, including related dividends, but excluding any matching contributions and related dividends; and

—

with respect to deferred cash incentive payments under the KEIP and the MPIP, the amount actually deferred by the participant under such plans, including related dividends, but excluding any matching contributions and related dividends.

This minimum value of the shares of Brink’s Common Stock and cash distributed with respect to deferred incentive payments does not apply to supplemental 401(k) Plan deferrals or to any amounts deferred after January 1, 2007.

Termination upon Death, Retirement, Disability or Change in Control.  Upon the termination of participation as a result of death, normal or early retirement under the Company’s pension plan, total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the deferred compensation program six months after termination of employment. A participant may elect, however, to receive the shares in up to ten equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination with respect to deferrals.

Termination Other Than Upon Death, Retirement, Disability or Change in Control.  In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant. In addition, the participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months that the participant participated in the deferred compensation program as follows:

Months of Participation	Vested Percentage
Less than 36 months	0%
at least 36 months but less than 48 months	50%
at least 48 months and less than 60 months	75%
60 months or more	100%

Messrs. Dan, Lennon, Marshall and Schumacher are fully vested. Messrs. Dziedzic and Cazer are 0% vested.

Lump-sum distributions are made six months after termination of employment. A participant may elect, however, to receive the shares in up to ten equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination with respect to deferrals.

In-Service Distributions.  In 2007, the deferred compensation program was amended to eliminate the ability to receive in-service distributions, other than for the following one-time only exception. Because of changes made to the deferred compensation program in response to Section 409A of the Internal Revenue Code, and because of certain transition relief available under Section 409A that expired on December 31, 2008, the Compensation Committee determined that it was appropriate to allow each participant to elect to receive an in-service distribution of the vested portion of his or her account under the deferred compensation program, provided that distributions would only be permitted if they were tax deductible by the Company under Internal Revenue Code Section 162(m). Portions of any distributable amounts that were above the Section 162(m) limitation are distributed annually up to the tax-deductible limit. Accordingly, any participant who made an election by December 31, 2007 received a distribution in 2008 of the vested portion of his or her account under the deferred compensation program, subject to the Section 162(m) limitation. Because Mr. Lennon’s original distribution was subject to the Section 162(m) limitation, he received a partial distribution in 2009. The distribution was made in the form of Brink’s Common Stock. Any undistributed portion of a participant’s account remained credited to his or her account.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In addition to the general provisions of the Company’s benefit plans, there are the following types of contracts currently in place which govern payments to the named executive officers in connection with termination or a change in control:

—	An employment agreement with Mr. Dan;

—	Severance agreements with Messrs. Cazer and Lennon; and

—	Change in control agreements with all of the named executive officers.

The agreements and the Company’s benefit plans have been designed so that payments and benefits are not duplicative. The agreements, and benefits available under the agreements, are explained below on pages 42 through 48. Summary tables reflecting the payments that would be expected to be paid to each named executive officer under various termination circumstances as of December 31, 2009 are also set forth below on pages 48 through 55.

The following section describes each contract, agreement, plan or arrangement that provides for payments to the named executive officers at, following or in connection with their termination from the Company, including following a change in control of the Company.

Certain Definitions under the Agreements

The agreements with the named executive officers generally define “cause,” “change in control” and “good reason” as follows:

—	“cause” means:

—

in the severance agreements and in the change in control agreement for Mr. Cazer, an act or acts of dishonesty intended to result in substantial personal enrichment at the expense of the Company or repeated material violations by the named executive officer of the terms of the applicable agreement that are demonstrably willful and deliberate and that remain uncured within a reasonable time after written notice specifying the nature of such violations.

—

in the employment agreement with Mr. Dan and in the change in control agreements with Messrs. Dan, Dziedzic, Lennon, Marshall and Schumacher, embezzlement, theft or misappropriation of any property of the Company, the willful breach of any fiduciary duty to the Company, the willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, gross incompetence in the performance of job duties, commission of a felony or of any crime involving moral turpitude, fraud or misrepresentation, the failure to perform duties consistent with a commercially reasonable standard of care or any gross negligence or willful misconduct resulting in a loss to the Company.

—	a “change in control” generally will be deemed to have occurred:

—

upon any (1) combination of the Company in which the Company is not the surviving entity or (2) sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company;

—	when any third-party becomes the beneficial owner of more than 20% of the total voting power of the Company; or

—

if at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

—

“good reason” generally means any of the following events that is not cured by the Company within 30 days after written notice thereof from the named executive officer to the Company, which written notice must be made within 90 days of the occurrence of the event:

—

without the named executive officer’s express written consent, (1) any action by the Company that results in a material diminution in the named executive officer’s position, authority, duties or responsibilities or (2) any material failure by the Company to comply with its obligations to provide the named executive officer with the benefits to which he is entitled for continued employment under the applicable agreement;

—	without the named executive officer’s express written consent, the Company’s requiring a material change to the named executive officer’s work location;

—	the failure by the Company to require any successor entity to assume the applicable agreement and agree to perform the Company’s obligations under the applicable agreement; or

—	any material breach by the Company of the agreement;

—

provided, however, that good reason will cease to exist if the named executive officer has not terminated employment within two years following the initial occurrence of the event constituting good reason.

Employment Agreement with Mr. Dan

As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan that, as amended as of May 13, 2009, provides him with a minimum annual salary of $1,107,250 for a period ending March 31, 2013, in exchange for his services as President and Chief Executive Officer of the Company. As described under “Compensation Discussion and Analysis,” Mr. Dan’s base salary is reviewed at least annually by the Compensation Committee and may be increased based on certain factors, including corporate and individual performances and increases in relevant cost of living indices. Under his employment agreement, Mr. Dan is also entitled to participate in all applicable Company retirement and benefit plans. The employment agreement also provides that the Company will extend health care coverage to Mr. Dan’s former wife. Mr. Dan pays the premiums for this coverage.

In the event that the Company terminates Mr. Dan’s employment for cause or he voluntarily terminates his employment other than for a deemed constructive termination, he generally will receive the salary to which he is entitled under the employment agreement only through the date of his termination. Any rights and benefits that he may have under the Company’s employee benefit plans and programs will be determined in accordance with the terms of such plans and programs.

In the event that the Company terminates Mr. Dan’s employment other than for cause, death or incapacity, or if Mr. Dan terminates his employment for a deemed “constructive termination,” Mr. Dan will be entitled to receive either:

—	if a change in control of the Company has occurred, the payments due to him under the provisions of the change in control agreement described below; or

—

in all other cases, a lump-sum cash payment equal to (1) his annual salary, as in effect immediately prior to such termination, multiplied by two, plus (2) the bonus, if any, paid to him in respect of the immediately preceding fiscal year, multiplied by two, plus (3) a reasonable sum reflecting the economic equivalent of applicable Company retirement and employment benefit plans, including the 401(k) Plan, the deferred compensation program, the salary continuation plan, financial and tax planning program and the Company’s charitable matching program, for a two-year period starting with his date of termination.

“Constructive termination” means any of the following events that is not cured by the Company within 30 days after written notice to the Company, which notice must be made within 90 days of the occurrence of the event:

—

any material breach by the Company of the agreement, including a reduction in salary level, unless such reduction is implemented as part of a broad-based salary reduction program for Company executives;

—	a material diminution in the nature and scope of the authorities, powers, duties or responsibilities attached to Mr. Dan’s position in effect immediately prior to the change; or

—	without consent, the Company’s requiring a change to Mr. Dan’s work location;

—	provided, however, that constructive termination will cease to exist if Mr. Dan has not terminated employment within two years following the initial occurrence of the event.

If Mr. Dan’s employment is terminated by reason of his death, his salary for the month in which his death occurs shall be paid to his designated beneficiary, or in the absence of such designation, to his estate or other legal representative. Any other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans. If Mr. Dan’s employment is terminated by reason of his incapacity, he will be entitled to:

—

for the first six months following termination, his annual salary, as in effect immediately prior to such termination and following such six-month period, 50 percent of his annual salary, as in effect immediately prior to commencement of the period of incapacity, until March 31, 2013;

—	provided, however, that such amounts will be offset by other long-term disability benefits provided to Mr. Dan during such period of incapacity; and

—	continued coverage in applicable Company retirement and employment benefit programs and plans, in accordance with the terms and provisions of such programs and plans.

In the event of a conflict between the terms of Mr. Dan’s employment agreement and his change in control agreement, the terms of the change in control agreement govern. Mr. Dan’s employment agreement also contains confidentiality and non-competition provisions to which he is subject during and for three years after termination of his employment.

Severance Agreements

Severance Agreement with Mr. Cazer

On April 7, 2008, Mr. Cazer entered into a severance agreement with the Company. The agreement expires on April 7, 2011. If the Company terminates Mr. Cazer’s employment other than for cause, death or incapacity, Mr. Cazer will receive the following compensation and other benefits:

—	The Company will make a lump sum cash payment consisting of the aggregate of the following amounts:

—

the sum of (1) his currently effective annual base salary through the date of termination to the extent not already paid, (2) a portion of his average annual bonus awarded during the past three years pro-rated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (3) is referred to in this sub-section and in the tables below as the “Accrued Obligation Payment”); and

—	an amount equal to two times the sum of his annual base salary and his average annual bonus awarded during the last three years.

—

In the event Mr. Cazer elects continued medical benefit coverage, the Company will reimburse Mr. Cazer for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid in respect of such coverage had Mr. Cazer’s employment continued during such period.

—	The Company will provide Mr. Cazer with outplacement services.

—	The 2008 grant of restricted stock units with a grant date fair market value of $800,015 will become immediately vested and non-forfeitable.

—

To the extent not already paid or provided, the Company will pay or provide to Mr. Cazer any other amounts or benefits required to be paid or provided or that he is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, including earned but unpaid Brink’s Common Stock and similar compensation (such other amounts and benefits are referred to in this sub-section and in the tables below as “Other Benefits”).

If Mr. Cazer’s employment is terminated by reason of his death or incapacity, Mr. Cazer’s severance agreement will terminate without further obligations to him other than for payment of:

—	the Accrued Obligation Payment; and

—

the provision by the Company of death benefits or disability benefits, as applicable, in accordance with the Company’s welfare benefit plans and programs as in effect on the date of the severance agreement or, if more favorable to Mr. Cazer, at his deemed date of termination.

If the Company terminates Mr. Cazer’s employment for cause, the severance agreement will terminate without further obligations to him, other than payment of (1) his currently effective annual base salary through the date of termination and (2) any Other Benefits, in each case to the extent not already paid.

If Mr. Cazer voluntarily terminates his employment, the severance agreement will terminate without further obligations to him, other than payment of the Accrued Obligation Payment and Other Benefits.

If the payments received under Mr. Cazer’s severance agreement are more than 110% of the threshold for excise tax imposed by the Internal Revenue Code on excess parachute payments, Mr. Cazer will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that would have been received if the excise tax had not been imposed.

The benefits payable under Mr. Cazer’s change in control agreement and the severance agreement are not duplicative. In the event of a conflict between the terms of the two agreements, Mr. Cazer is entitled to receive the compensation and benefits most favorable to him. Mr. Cazer’s severance agreement also contains confidentiality provisions to which he is subject during and for two years after termination of his employment and non-competition provisions to which he is subject during and for one year after termination of his employment.

Severance Agreement with Mr. Lennon

On September 22, 1997, the Company entered into a severance agreement with Mr. Lennon. Under this agreement, if Mr. Lennon terminates his employment for good reason or the Company terminates his employment other than for cause, death or incapacity, he will receive the compensation and other benefits described below:

—	The Company will make a lump sum cash payment (or in stock if provided by a relevant plan) consisting of the aggregate of the following amounts:

—

the sum of (1) the currently effective annual base salary through the date of termination to the extent not already paid, (2) a portion of the highest annual bonus awarded during the past three years pro-rated based on the number of days worked in the year of his termination, and (3) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) through (3) is referred to in this sub-section and in the tables below as the “Accrued Obligation Payment”); and

—	an amount equal to three times the sum of his annual base salary and his highest annual bonus awarded during the last three years.

—

For three years after Mr. Lennon’s date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company will continue benefits to him and/or his family at least equal to those that would have been provided to him in accordance with benefit plans, programs, practices and policies, including medical, disability, group life, accidental death and travel accident insurance plans and programs, if his employment had not been terminated or, if more favorable to him, as in effect generally at any time thereafter. However, if Mr. Lennon becomes employed by another employer and is eligible to receive medical benefits under another employer-provided plan, the medical benefits provided by the Company will be secondary to those provided under such other plan during such applicable period of eligibility.

—	The Company will provide Mr. Lennon with outplacement services.

—

All unexercised Brink’s Common Stock options granted before the date of termination, whether or not such options are exercisable on the date of termination, will become immediately vested and exercisable.

—	The Company, if requested within three years of the date of termination, will arrange for the purchase of Mr. Lennon’s principal residence and the provision of certain relocation benefits to him.

—

To the extent not already paid or provided, the Company will pay or provide to Mr. Lennon any other amounts or benefits required to be paid or provided or that he is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, including earned but unpaid Brink’s Common Stock and similar compensation (such other amounts and benefits are referred to in this sub-section and in the tables below as the “Other Benefits”).

If Mr. Lennon’s employment is terminated by reason of his death or incapacity, Mr. Lennon’s severance agreement will terminate without further obligations to him other than for payment of:

—	the Accrued Obligation Payment; and

—

the provision by the Company of death benefits or disability benefits, as applicable, in accordance with the Company’s welfare benefit plans and programs as in effect on the date of the severance agreement or, if more favorable to Mr. Lennon, at his deemed date of termination.

If the Company terminates Mr. Lennon’s employment for cause, the severance agreement will terminate without further obligations to him, other than payment of (1) his currently effective annual base salary through the date of termination and (2) any Other Benefits, in each case to the extent not already paid.

If Mr. Lennon voluntarily terminates his employment, the severance agreement will terminate without further obligations to him, other than payment of the Accrued Obligation Payment and Other Benefits.

If the payments received under the severance agreement are subject to the excise tax imposed by the Internal Revenue Code on excess parachute payments, Mr. Lennon will be entitled to a gross-up payment such that his net payments after payment of all taxes are equal to the payments that would have been received if the excise tax had not been imposed.

The benefits payable under Mr. Lennon’s change in control agreement and the severance agreement are not duplicative. In the event of a conflict between the terms of the two agreements, Mr. Lennon is entitled to receive the compensation and benefits most favorable to him. Mr. Lennon’s severance agreement also contains confidentiality provisions to which he is subject during and for three years after termination of his employment.

Change in Control Agreements

The change in control agreements provide the named executive officers with certain compensation and continued benefits in the event that a “change in control” occurs and they remain employed by the Company or its successor for one year following the change in control. In addition, these agreements provide the named executive officers with certain compensation and benefits in the event that a change in control occurs and either they are terminated by the Company without “cause” or they quit for “good reason” within two years (three years for Mr. Cazer) following a change in control. On February 25, 2010, Messrs. Dan, Dziedzic, Lennon, Marshall and Schumacher entered into new change in control agreements with the Company that superseded and replaced change in control agreements previously in effect. The new agreements standardize the change in control agreement provisions for these executives and eliminate tax gross-up provisions for these executives to the extent those provisions were contained in previous change in control agreements. The principal terms of these new agreements, as well as the principal terms of the change in control agreement in place for Mr. Cazer, are described below. The expiration dates for each of the change in control agreements are:

Name	Expiration Date
Mr. Dan	February 25, 2013
Mr. Dziedzic	February 25, 2013
Mr. Lennon	February 25, 2013
Mr. Marshall	February 25, 2013
Mr. Schumacher	February 25, 2013
Mr. Cazer	April 7, 2011

Change in Control Agreements—Benefits Following a Change in Control if Named Executive Officer is not Terminated

Salary and Bonus.  During the first year of employment following a change in control, each named executive officer will receive annual compensation equal to the sum of (1) a salary not less than the named executive officer’s annualized salary in effect immediately before the change in control occurred, plus (2) a bonus not less than the amount of the named executive officer’s average bonus award under the KEIP or any substitute or successor plan for the last three years preceding the date the change in control occurred. Under his change in control agreement, Mr. Cazer’s compensation will be increased to account for inflation on each anniversary of the date the change in control occurred.

Incentive, Savings and Retirement Plans.  During the named executive officer’s continued employment, he is entitled to continue to participate in all available incentive and savings plans and programs.

Welfare Benefit Plans.  During the named executive officer’s continued employment, he and/or his family or beneficiary, as the case may be, is eligible to participate in and will receive all benefits under generally available welfare benefit plans and programs.

Change in Control Agreements—Termination Benefits Following a Change in Control

Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity.  If a named executive officer terminates his employment for good reason or the Company terminates the named executive officer’s employment following the date of the change in control other than for cause, death or incapacity, the named executive officer will receive the following compensation and other benefits:

—	The Company will make a lump sum cash payment to the named executive officer consisting of the aggregate of the following amounts:

—

the sum of (1) the named executive officer’s currently effective annual base salary through the date of termination to the extent not already paid, (2) a portion of his average annual bonus awarded during the past three years pro-rated based on the number of days worked in the year of his termination and (3) any accrued vacation pay, in each case to the extent not already paid or credited (the sum of the amounts described in clauses (1) through (3) is referred to in this subsection and in the tables below as the “Accrued Obligation Payment”); and

—	an amount equal to two times the sum of his annual base salary and his average annual bonus awarded during the past three years.

—	The Company will provide the named executive officer with outplacement services.

—

To the extent not already paid or provided, the Company will pay or provide any other amounts or benefits required to be paid or provided or that the named executive officer is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits are referred to in this sub-section and in the tables below as the “Other Benefits”).

Under their respective change of control agreements, in the event the named executive officer elects continued medical benefit coverage, the Company will reimburse him for a period of up to 18 months for premiums associated with such coverage in an amount equal to the premiums that the Company would have paid for such coverage had his employment continued.

Termination for Death or Incapacity.  If a named executive officer’s employment is terminated by reason of the named executive officer’s death or incapacity following the date of the change in control, the change of control agreement will terminate without further obligations to the named executive officer’s legal representatives, other than for (1) the payment of the Accrued Obligation Payment and (2) the provision by the Company of death benefits or disability benefits, respectively, in accordance with the Company’s welfare benefit plans and programs applicable to full-time officers or employees of the Company as in effect on the date of the change in control or, if more favorable to the named executive officer, at the named executive officer’s deemed date of termination.

Termination for Cause.  If the Company or its successor terminates a named executive officer’s employment for cause following the date of the change in control, the change in control agreement will terminate without further obligations to the named executive officer other than payment of (1) the named executive officer’s currently effective annual base salary through the date of termination and (2) Other Benefits, in each case to the extent not already paid or credited.

Termination for Other Than for Good Reason. If a named executive officer voluntarily terminates employment following the date of the change in control, excluding a termination for good reason, the change in control agreement will terminate without further obligations to the named executive officer, other than for the payment of the Accrued Obligation Payment and Other Benefits.

Excise Taxes. Under Mr. Cazer’s change in control agreement, if the payments received under such change in control agreement are more than 110% of the threshold for excise tax imposed by the Internal Revenue Code on excess parachute payments, Mr. Cazer will be entitled to a gross-up payment such that his net payment after payment of all taxes is equal to the payments that would have been received if the excise tax had not been imposed.

Hypothetical Termination Benefits Following Termination Without a Change in Control

The tables below provide information with respect to the compensation and other benefits payable by the Company to Messrs. Dan, Dziedzic, Lennon, Marshall, Schumacher and Cazer as of December 31, 2009 under the scenarios covered by the agreements described above and the Company’s policies and programs assuming the named executive officer’s employment is terminated without a change of control.

Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the named executive officer terminated his employment for good reason or the Company terminated the named executive officer’s employment on December 31, 2009 other than for cause, death or incapacity and that a change in control had not occurred as of that date.

Termination of Employment by Named Executive Officer for Good Reason

or by the Company for Other Than Cause, Death or Incapacity

(Without a Change in Control)

Name	Accrued Obligation Payment	Payment Based on Annual Salary and Bonus	Continuation of Benefit Plans	Acceleration of Unvested Stock Awards and Options(1)	Other Benefits(2)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$5,214,500	$164,665	$-	$-	$7,235,883	$11,956,258	$24,571,306
Mr. Dziedzic	-	-	-	-	-	-	49,484	49,484
Mr. Lennon	300,000	2,145,000	366,703	138,738	329,099	2,969,687	3,652,522	9,901,749
Mr. Marshall	-	-	-	-	-	44,057	119,653	163,710
Mr. Schumacher	-	-	-	-	-	86,866	146,340	233,206
Mr. Cazer (3)	292,500	1,485,000	132,460	354,244	-	-	148,092	2,412,296

(1)	The effect of accelerating any unvested restricted stock unit at December 31, 2009 is based on the number of unvested restricted stock units multiplied by the closing price of Brink’s Common Stock at December 31, 2009. The effect of accelerating any unvested option at December 31, 2009 is based on the difference between the closing price of Brink’s Common Stock at December 31, 2009 and the respective option’s exercise price. For all unvested options, the closing price of Brink’s Common Stock at December 31, 2009 was less than the respective option’s exercise price. Under the terms of Mr. Dan’s employment agreement, unvested options would not receive accelerated vesting.

(2)	Includes the estimated benefit under the Company’s Senior Executive Relocation Program. Only Mr. Lennon is covered under this program.

(3)	Under the terms of Mr. Cazer’s severance agreement, termination for Good Reason is not covered. Amounts presented are for termination by the Company for Other Than Cause, Death or Incapacity.

Termination for Death or Incapacity

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the named executive officer’s employment terminated by reason of the named executive officer’s death on December 31, 2009 and that a change in control had not occurred as of that date.

Termination of Employment by Reason of Named Executive Officer’s Death

(Without a Change in Control)

Name	Accrued Obligation Payment	Present Value of Death Benefits under Welfare Benefit Plans(1)	Other Benefits(2)	Present Value of Accumulated Pension Benefit(3)	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$2,814,151	$2,730,638	$4,895,298	$11,956,258	$22,396,345
Mr. Dziedzic	-	1,143,706	1,226,274	-	74,642	2,444,622
Mr. Lennon	300,000	1,054,751	525,419	1,370,225	3,652,522	6,902,917
Mr. Marshall	-	889,549	294,445	72,208	119,653	1,375,855
Mr. Schumacher	-	560,416	151,183	67,376	146,340	925,315
Mr. Cazer	292,500	1,143,706	1,052,357	-	237,077	2,725,640

(1)	The executive’s beneficiary or estate will receive ten equal annual payments totaling three times the executive’s base salary. These amounts reflect the net present value of the payments discounted at 3.75%.

(2)	Includes (a) the pro-rated portion of any outstanding MPIP award assuming performance goals are achieved through December 31, 2009, (b) the effect of accelerating any unvested option at December 31, 2009 and (c) the effect of accelerating any unvested restricted stock unit at December 31, 2009:

Name	MPIP	Acceleration of Unvested Stock Awards and Options(a)	Total
Mr. Dan	$1,983,400	$747,238	$2,730,638
Mr. Dziedzic	-	1,226,274	1,226,274
Mr. Lennon	386,681	138,738	525,419
Mr. Marshall	43,329	251,116	294,445
Mr. Schumacher	102,503	48,680	151,183
Mr. Cazer	66,660	985,697	1,052,357

(a)	The effect of accelerating any unvested restricted stock unit at December 31, 2009 is based on the number of unvested restricted stock units multiplied by the closing price of Brink’s Common Stock at December 31, 2009. The effect of accelerating any unvested option at December 31, 2009 is based on the difference between the closing price of Brink’s Common Stock at December 31, 2009 and the respective option’s exercise price. For all unvested options, the closing price of Brink’s Common Stock at December 31, 2009 was less than the respective option’s exercise price.

(3)	The Company’s pension plans provide for a joint and survivor benefit to each participant’s spouse. These amounts reflect the actuarial present value of such benefit, assuming the benefit is payable at approximately 50% of the benefit that would have been payable to the participant if he or she were retired.

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the named executive officer’s employment terminated by reason of the named executive officer’s incapacity on December 31, 2009 and that a change in control had not occurred as of that date.

Termination of Employment by Reason of Named Executive Officer’s Incapacity

(Without a Change in Control)

Name	Accrued Obligation Payment	Present Value of Incapacity Benefits under Welfare Benefit Plans(1)	Other Benefits(2)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$2,671,161	$2,730,638	$7,235,883	$11,956,258	$24,593,940
Mr. Dziedzic	-	3,758,478	1,226,274	-	74,642	5,059,394
Mr. Lennon	300,000	-	525,419	2,969,687	3,652,522	7,447,628
Mr. Marshall	-	3,466,588	294,445	44,057	119,653	3,924,743
Mr. Schumacher	-	1,915,707	151,183	86,866	146,340	2,300,096
Mr. Cazer	292,500	4,018,519	1,052,357	-	237,077	5,600,453

(1)	In the event of incapacity, short-term disability payments are payable for the first six months during the disability period. Such payments cover 100% of the executive’s base salary. Thereafter, long-term disability payments are payable until the retirement of the executive (usually at the social security retirement age). Such payments cover 60% of the executive’s base salary and three year average KEIP bonus with a limit of $25,000 per month. Other than for Mr. Dan, the amounts represent the net present value of such disability payments as well as the Company’s continuation of Executive Life Insurance and Executive Salary Continuation premiums during the disability period, discounted at 5.9%. Under the terms of Mr. Dan’s employment agreement, disability payments are at 100% of base salary for six months, and then at 50% of base salary until the expiration of his employment agreement. Thereafter, amounts would be provided as previously described.

(2)	For details, see table above. Includes (a) the pro-rated portion of any outstanding MPIP award assuming performance goals are achieved through December 31, 2009, (b) the effect of exercising any unvested option at December 31, 2009 when such options eventually vest (options are not accelerated in the event of incapacity with no change in control) based on the difference between the price of Brink’s Common Stock (assumed to be the closing price at December 31, 2009) and the respective option’s exercise price and (c) the effect of accelerating any unvested restricted stock unit at December 31, 2009 based on the closing price of Brink’s Common Stock at December 31, 2009. At December 31, 2009, the price of Brink’s Common Stock was less than the respective option’s exercise price.

Termination for Cause

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the Company terminated the named executive officer’s employment for cause on December 31, 2009 and that a change in control had not occurred as of that date.

Termination of Employment by the Company for Cause

(Without a Change in Control)

Name	Annual Base Salary Not Previously Paid(1)	Other Benefits	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$-	$7,235,883	$11,956,258	$19,192,141
Mr. Dziedzic	-	-	-	49,484	49,484
Mr. Lennon	-	-	2,969,687	3,652,522	6,622,209
Mr. Marshall	-	-	44,057	119,653	163,710
Mr. Schumacher	-	-	86,866	146,340	233,206
Mr. Cazer	-	-	-	148,092	148,092

(1)	All Annual Base Salary was paid as of December 31, 2009.

Termination for Other Than for Good Reason

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the named executive officer voluntarily terminated his employment on December 31, 2009 other than for good reason and that a change in control had not occurred as of that date.

Termination of Employment by Named Executive Officer for Other Than Good Reason

(Without a Change in Control)

Name	Accrued Obligation Payment	Other Benefits	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$-	$7,235,883	$11,956,258	$19,192,141
Mr. Dziedzic	-	-	-	49,484	49,484
Mr. Lennon	300,000	-	2,969,687	3,652,522	6,922,209
Mr. Marshall	-	-	44,057	119,653	163,710
Mr. Schumacher	-	-	86,866	146,340	233,206
Mr. Cazer	292,500	-	-	148,092	440,592

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that the named executive officer retired from the Company on December 31, 2009 and that a change in control had not occurred as of that date.

Retirement of Named Executive Officer

(Without a Change in Control)

Name	Accrued Obligation Payment	Other Benefits(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$2,730,638	$8,224,253	$11,956,258	$22,911,149
Mr. Dziedzic (2)	-	-	-	-	-
Mr. Lennon	300,000	525,419	2,969,687	3,652,522	7,447,628
Mr. Marshall (2)	-	-	-	-	-
Mr. Schumacher (2)	-	-	-	-	-
Mr. Cazer (2)	-	-	-	-	-

(1)	For details, see table on page 49. Includes the effect of exercising any unvested option at December 31, 2009 when such options eventually vest (options are not accelerated in the event of retirement with no change in control) based on the difference between the price of Brink’s Common Stock (assumed to be the closing price at December 31, 2009) and the respective option’s exercise price. At December 31, 2009, the price of Brink’s Common Stock was less than the respective option’s exercise price. Also includes the effect of unvested restricted stock units based on the closing price of Brink’s Common Stock at December 31, 2009.

(2)	Messrs. Dziedzic, Marshall, Schumacher and Cazer are not eligible for retirement.

Hypothetical Termination Benefits Following a Change in Control

The tables below provide information with respect to the compensation and other benefits payable by the Company as of December 31, 2009 to the named executive officers under the scenarios covered by their change in control agreements in effect at such time and the Company’s plans and programs, assuming a change of control occurs.

Continued Employment until December 31, 2010

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that each of these named executive officers continued their employment with the Company until December 31, 2010.

Continued Employment until December 31, 2010

(Following a Change in Control)

Name	Salary	Bonus	Benefits Under Incentive, Savings and Retirement Plans(1)	Benefits under Welfare Benefit Plans	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,107,250	$1,500,000	$423,678	$52,246	$7,235,883	$11,956,258	$22,275,315
Mr. Dziedzic	450,000	292,500	114,453	20,792	-	74,642	952,387
Mr. Lennon	415,000	300,000	116,188	55,622	2,969,687	3,652,522	7,509,019
Mr. Marshall	350,000	175,000	69,875	18,363	44,057	119,653	776,948
Mr. Schumacher	220,500	110,000	64,011	14,134	86,866	146,340	641,851
Mr. Cazer	450,000	292,500	114,453	20,902	-	237,077	1,114,932

(1)	Assumes (a) identical matching contributions under the deferred compensation program as those paid in the year ended December 31, 2009, for Messrs. Dan, Lennon, Marshall, Schumacher and Cazer and projected full-year 2010 matching contributions under the deferred compensation program for Mr. Dziedzic, (b) projected maximum matching contributions under the 401(k) Plan of $20,625 and (c) no incremental benefit earned under any pension plan for which benefits were frozen at December 31, 2005.

Termination for Good Reason or for Reasons Other Than for Cause, Death or Incapacity

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that the named executive officer terminated his employment for good reason or the Company terminated the named executive officer’s employment on that date other than for cause, death or incapacity.

Termination of Employment by Named Executive Officer for Good Reason

or by the Company for Other Than Cause, Death or Incapacity

(Following Change in Control)

Name	Accrued Obligation Payment	Payment Based on Annual Salary and Bonus	Continuation of Benefit Plans	Other Benefits(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,500,000	$7,821,750	$707,570	$5,247,238	$7,235,883	$11,956,258	$34,468,699
Mr. Dziedzic	292,500	1,485,000	132,460	1,226,274	-	74,642	3,210,876
Mr. Lennon	300,000	2,145,000	376,481	1,322,837	2,969,687	3,652,522	10,766,527
Mr. Marshall	175,000	1,050,000	99,835	1,191,968	44,057	119,653	2,680,513
Mr. Schumacher	110,000	220,500	63,266	288,680	86,866	146,340	915,652
Mr. Cazer	292,500	1,485,000	132,460	2,698,445	-	237,077	4,845,482

(1)	Includes (a) the value of all outstanding MPIP awards deemed to be earned at 150% of the specified target dollar amount, which was in effect as of December 31, 2009 but has now been amended to provide for a target payment of 100%, as discussed under “Management Performance Improvement Plan Awards—Management Performance Improvement Plan” beginning on page 33, (b) the effect of accelerating any unvested option or restricted stock unit at December 31, 2009, (c) the effect of applicable tax gross-up payments in effect as of December 31, 2009, and (d) the estimated benefit under the Company’s Senior Executive Relocation Program for Mr. Lennon:

Name	MPIP	Acceleration of Unvested Stock Awards and Options(a)	Tax Gross-Up Payment	Relocation	Total
Mr. Dan	$4,500,000	$747,238	$-	$-	$5,247,238
Mr. Dziedzic	-	1,226,274	-	-	1,226,274
Mr. Lennon	855,000	138,738	-	329,099	1,322,837
Mr. Marshall	195,000	251,116	745,852	-	1,191,968
Mr. Schumacher	240,000	48,680	-	-	288,680
Mr. Cazer	300,000	985,697	1,412,748	-	2,698,445

(a)	The effect of accelerating any unvested restricted stock unit at December 31, 2009 is based on the number of unvested restricted stock units multiplied by the closing price of Brink’s Common Stock at December 31, 2009. The effect of accelerating any unvested option at December 31, 2009 is based on the difference between the closing price of Brink’s Common Stock at December 31, 2009 and the respective option’s exercise price. For all unvested options, the closing price of Brink’s Common Stock at December 31, 2009 was less than the respective option’s exercise price.

Termination for Death or Incapacity

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that the named executive officer’s employment terminated by reason of the named executive officer’s death on that date.

Termination of Employment by Reason of Named Executive Officer’s Death

(Following Change in Control)

Name	Accrued Obligation Payment	Present Value of Death Benefits under Welfare Benefit Plans	Earn Out of Open Long Term Awards(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,500,000	$2,814,151	$5,247,238	$4,895,298	$11,956,258	$26,412,945
Mr. Dziedzic	292,500	1,143,706	1,226,274	-	74,642	2,737,122
Mr. Lennon	300,000	1,054,751	993,738	1,370,225	3,652,522	7,371,236
Mr. Marshall	175,000	889,549	446,116	72,208	119,653	1,702,526
Mr. Schumacher	110,000	560,416	288,680	67,376	146,340	1,172,812
Mr. Cazer	292,500	1,143,706	1,285,697	-	237,077	2,958,980

(1)	Includes (a) the effect of all outstanding MPIP awards deemed to be earned at 150% of the specified target dollar amount, which was in effect as of December 31, 2009 but has now been amended to provide for a target payment of 100%, as discussed under “Management Performance Improvement Plan Awards—Management Performance Improvement Plan” beginning on page 33, and (b) the effect of accelerating any unvested option or restricted stock unit at December 31, 2009 based on the difference between the closing price of Brink’s Common Stock at December 31, 2009 and the respective option’s exercise price and the value of unvested restricted stock units based on the closing price of Brink’s Common Stock at December 31, 2009. At December 31, 2009, the closing price of Brink’s Common Stock was less than the respective option’s exercise price.

Name	MPIP	Acceleration of Unvested Stock Awards	Total
Mr. Dan	$4,500,000	$747,238	$5,247,238
Mr. Dziedzic	-	1,226,274	1,226,274
Mr. Lennon	855,000	138,738	993,738
Mr. Marshall	195,000	251,116	446,116
Mr. Schumacher	240,000	48,680	288,680
Mr. Cazer	300,000	985,697	1,285,697

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and the named executive officer’s employment terminated by reason of incapacity on that date.

Termination of Employment by Reason of Named Executive Officer’s Incapacity

(Following Change in Control)

Name	Accrued Obligation Payment	Present Value of Incapacity Benefits under Welfare Benefit Plans	Earn Out of Open Long Term Awards(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,500,000	$2,047,416	$5,247,238	$7,235,883	$11,956,258	$27,986,795
Mr. Dziedzic	292,500	3,758,478	1,226,274	-	74,642	5,351,894
Mr. Lennon	300,000	-	993,738	2,969,687	3,652,522	7,915,947
Mr. Marshall	175,000	3,466,588	446,116	44,057	119,653	4,251,414
Mr. Schumacher	110,000	1,915,707	288,680	86,866	146,340	2,547,593
Mr. Cazer	292,500	4,018,519	1,285,697	-	237,077	5,833,793

(1)	See table on pages 52-53 for details.

Termination for Cause

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that the Company terminated the named executive officer’s employment for cause on that date.

Termination of Employment by the Company for Cause

(Following Change in Control)

Name	Annual Base Salary Not Previously Paid(1)	Earn Out of Open Long Term Awards(2)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$-	$5,247,238	$7,235,883	$11,956,258	$24,439,379
Mr. Dziedzic	-	1,226,274	-	74,642	1,300,916
Mr. Lennon	-	993,738	2,969,687	3,652,522	7,615,947
Mr. Marshall	-	446,116	44,057	119,653	609,826
Mr. Schumacher	-	288,680	86,866	146,340	521,886
Mr. Cazer	-	1,285,697	-	237,077	1,522,774

(1)	All Annual Base Salary was paid as of December 31, 2009.

(2)	See table on pages 52-53 for details.

Termination for Other Than for Good Reason

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that the named executive officer voluntarily terminated his employment on that date other than for good reason.

Termination of Employment by Named Executive Officer for Other Than Good Reason

(Following Change in Control)

Name	Accrued Obligation Payment	Earn Out of Open Long Term Awards(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,500,000	$5,247,238	$7,235,883	$11,956,258	$25,939,379
Mr. Dziedzic	292,500	1,226,274	-	74,642	1,593,416
Mr. Lennon	300,000	993,738	2,969,687	3,652,522	7,915,947
Mr. Marshall	175,000	446,116	44,057	119,653	784,826
Mr. Schumacher	110,000	288,680	86,866	146,340	631,886
Mr. Cazer	292,500	1,285,697	-	237,077	1,815,274

(1)	See table on pages 52-53 for details.

The table below provides information with respect to the compensation and other benefits payable by the Company assuming that a change in control occurred on December 31, 2009 and that the named executive officer retired from the Company on that date.

Retirement of Named Executive Officer

(Following Change in Control)

Name	Accrued Obligation Payment	Earn Out of Open Long Term Awards(1)	Present Value of Accumulated Pension Benefit	Aggregate Balance of Nonqualified Deferred Compensation	Total
Mr. Dan	$1,500,000	$5,247,238	$8,224,253	$11,956,258	$26,927,749
Mr. Dziedzic (2)	-	-	-	-	-
Mr. Lennon	300,000	993,738	2,969,687	3,652,522	7,915,947
Mr. Marshall (2)	-	-	-	-	-
Mr. Schumacher (2)	-	-	-	-	-
Mr. Cazer (2)	-	-	-	-	-

(1)	See table on pages 52-53 for details.

(2)	Messrs. Dziedzic, Marshall, Schumacher and Cazer are not eligible for retirement.

Summary of Payments for Named Executive Officers

The following table summarizes the payments and benefits available to each named executive officer as of December 31, 2009 under each termination scenario that has been described on pages 48 to 54.

Payments Upon Termination

as of December 31, 2009

Named Executive Officers

	Termination Without Change in Control						Termination Following Change in Control
	Cause	Voluntary	Death	Incapacity	Retirement(2)	Without Cause or for Good Reason(3)	Cause	Voluntary	Death	Incapacity	Retirement(2)	Without Cause or for Good Reason(4)
Mr. Dan
Already Earned(1)	$19,192,141	$19,192,141	$16,851,556	$19,192,141	$20,180,511	$19,192,141	$19,192,141	$19,192,141	$16,851,556	$19,192,141	$20,180,511	$19,192,141
Additional Payments	-	-	5,544,789	5,401,799	2,730,638	5,379,165	5,247,238	6,747,238	9,561,389	8,794,654	6,747,238	15,276,558

Total	19,192,141	19,192,141	22,396,345	24,593,940	22,911,149	24,571,306	24,439,379	25,939,379	26,412,945	27,986,795	26,927,749	34,468,699

Mr. Dziedzic
Already Earned(1)	49,484	49,484	74,642	74,642	-	49,484	74,642	74,642	74,642	74,642	-	74,642
Additional Payments	-	-	2,369,980	4,984,752	-	-	1,226,274	1,518,774	2,662,480	5,277,252	-	3,136,234

Total	49,484	49,484	2,444,622	5,059,394	-	49,484	1,300,916	1,593,416	2,737,122	5,351,894	-	3,210,876

Mr. Lennon
Already Earned(1)	6,622,209	6,622,209	5,022,747	6,622,209	6,622,209	6,622,209	6,622,209	6,622,209	5,022,747	6,622,209	6,622,209	6,622,209
Additional Payments	-	300,000	1,880,170	825,419	825,419	3,279,540	993,738	1,293,738	2,348,489	1,293,738	1,293,738	4,144,318

Total	6,622,209	6,922,209	6,902,917	7,447,628	7,447,628	9,901,749	7,615,947	7,915,947	7,371,236	7,915,947	7,915,947	10,766,527

Mr. Marshall
Already Earned(1)	163,710	163,710	191,861	163,710	-	163,710	163,710	163,710	191,861	163,710	-	163,710
Additional Payments	-	-	1,183,994	3,761,033	-	-	446,116	621,116	1,510,665	4,087,704	-	2,516,803

Total	163,710	163,710	1,375,855	3,924,743	-	163,710	609,826	784,826	1,702,526	4,251,414	-	2,680,513

Mr. Schumacher
Already Earned(1)	233,206	233,206	213,716	233,206	-	233,206	233,206	233,206	213,716	233,206	-	233,206
Additional Payments	-	-	711,599	2,066,890	-	-	288,680	398,680	959,096	2,314,387	-	682,446

Total	233,206	233,206	925,315	2,300,096	-	233,206	521,886	631,886	1,172,812	2,547,593	-	915,652

Mr. Cazer
Already Earned(1)	148,092	148,092	237,077	237,077	-	148,092	237,077	237,077	237,077	237,077	-	237,077
Additional Payments	-	292,500	2,488,563	5,363,376	-	2,264,204	1,285,697	1,578,197	2,721,903	5,596,716	-	4,608,405

Total	148,092	440,592	2,725,640	5,600,453	-	2,412,296	1,522,774	1,815,274	2,958,980	5,833,793	-	4,845,482

(1)	Includes aggregate balance of executive’s deferred compensation account and the present value of the executive’s accumulated pension benefit.

(2)	Messrs. Dziedzic, Marshall, Schumacher and Cazer are not eligible for retirement.

(3)	Termination without cause by the Company or termination for good reason by the named executive officer with respect to Messrs. Dan, Dziedzic, Lennon, Marshall and Schumacher. Termination without cause by the Company with respect to Mr. Cazer.

(4)	Termination without cause by the Company or termination for good reason by the named executive officer.

DIRECTOR COMPENSATION

The Corporate Governance Committee reviews Board compensation annually. The Company’s Human Resources Department provides support to the Corporate Governance Committee in this review process. The Cook firm has also advised the Corporate Governance Committee on Board compensation matters from time to time. In 2009, the Corporate Governance Committee determined not to recommend any changes to Board compensation, and no changes were made for this period.

The following table presents information relating to total compensation of the non-employee directors for the year ended December 31, 2009.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Roger G. Ackerman	$81,500	$95,003	$3,361	$3,256	$183,120
Betty C. Alewine	93,500	95,003	15,532	5,207	209,242
James R. Barker (5)	39,063	-	-	10,000	49,063
Marc C. Breslawsky	97,872	95,003	29,887	3,250	226,012
Michael J. Herling	98,142	95,003	714	10,381	204,240
Thomas R. Hudson Jr.	100,500	95,003	0	21,280	216,783
Murray D. Martin	125,233	95,003	11,284	14,062	245,582
Thomas C. Schievelbein	65,822	95,003	3	11,828	172,656
Robert J. Strang	83,250	95,003	0	11,456	189,709
Ronald L. Turner	90,750	95,003	17	46,971	232,741

(1)	Represents fees earned before deferral of any amounts under the Plan for Deferral of Directors’ Fees.

(2)	Represents (a) the grant date fair value in 2009 related to the allocation of units representing shares of Brink’s Common Stock (“DSAP units”) to each non-employee director under the terms of the Company’s Directors’ Stock Accumulation Plan (“DSAP”), and (b) the grant date fair value in 2009 related to the allocation of deferred stock units representing shares of Brink’s Common Stock (“deferred stock units”) to each non-employee director under the terms of the Company’s Non-Employee Directors’ Equity Plan.

The following table sets forth (a) the number of DSAP units granted to each non-employee director during the year ended December 31, 2009, (b) the aggregate grant date fair value of the DSAP units granted to each non-employee director during the year ended December 31, 2009 and (c) the aggregate number of DSAP units credited to each non-employee director as of December 31, 2009, which includes prior grants and DSAP units credited in respect to cash dividends paid on Brink’s Common Stock:

Name	DSAP Units Granted in 2009	Grant Date Fair Value(a)	Total DSAP Units Held
Mr. Ackerman	912	$25,000	16,384
Mrs. Alewine	912	25,000	13,131
Mr. Barker	-	-	-
Mr. Breslawsky	912	25,000	14,780
Mr. Herling	912	25,000	920
Mr. Hudson	912	25,000	2,016
Mr. Martin	912	25,000	2,700
Mr. Schievelbein	912	25,000	920
Mr. Strang	912	25,000	920
Mr. Turner	912	25,000	7,561
All Non-Employee Directors as a Group (10 persons)	8,208	$225,000	59,332

(a)	The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the average of the high and low per share quoted sale prices of Brink’s Common Stock, as reported on the New York Stock Exchange on June 1, 2009, the date of grant.

The following table sets forth (a) the number of deferred stock units granted to each non-employee director during the year ended December 31, 2009, (b) the aggregate grant date fair value of the deferred stock units granted to each non-employee director during the year ended December 31, 2009 and (c) the aggregate number of deferred stock units credited to each non-employee director as of December 31, 2009:

Name	Deferred Stock Units Granted in 2009	Grant Date Fair Value(a)	Total Deferred Stock Units Held
Mr. Ackerman	2,519	$70,003	4,700
Mrs. Alewine	2,519	70,003	4,700
Mr. Barker	-	-	-
Mr. Breslawsky	2,519	70,003	4,700
Mr. Herling	2,519	70,003	2,519
Mr. Hudson	2,519	70,003	4,700
Mr. Martin	2,519	70,003	4,700
Mr. Schievelbein	2,519	70,003	2,519
Mr. Strang	2,519	70,003	2,519
Mr. Turner	2,519	70,003	4,700
All Non-Employee Directors as a Group (10 persons)	22,671	$630,027	35,757

(a)	The grant date fair value was computed in accordance with FASB ASC Topic 718 based on the average of the high and low per share quoted sale prices of Brink’s Common Stock, as reported on the New York Stock Exchange on July 10, 2009, the date of grant.

(3)	Represents total interest on directors’ fees deferred under the Plan for Deferral of Directors’ Fees. Under the deferral plan, a director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter. For a discussion of the material terms of the deferral plan, see “Plan for Deferral of Directors’ Fees” below. There is no pension plan for the Company’s Board of Directors.

(4)	Reflects the value of the following perquisites and other personal benefits provided to the non-employee directors in 2009. For purposes of computing the dollar amounts of the items listed below, the Company used the actual cost of providing the perquisite or other personal benefit to the non-employee director.

Name	Personal and Spousal Travel and Entertainment	Matching Gifts Program(a)	Directors’ Charitable Award Program(b)	Total
Mr. Ackerman	$3,256	$0	$0	$3,256
Mrs. Alewine	2,207	3,000	0	5,207
Mr. Barker	0	10,000	0	10,000
Mr. Breslawsky	3,250	0	0	3,250
Mr. Herling	381	10,000	-	10,381
Mr. Hudson	1,280	20,000	-	21,280
Mr. Martin	4,062	10,000	-	14,062
Mr. Schievelbein	1,828	10,000	-	11,828
Mr. Strang	1,456	10,000	-	11,456
Mr. Turner	1,732	0	45,239	46,971

(a)	Under the Company’s matching gifts program, the Company matches charitable gifts made by full-time employees and directors to eligible educational and cultural institutions, social service community organizations, hospitals and environmental organizations.

(b)	Under the Directors’ Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director’s death. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. The proceeds from such policies will fully fund the contributions. Premiums paid in 2009 in respect of such policies covering Mr. Turner totaled $45,239. As of December 31, 2009, no additional premiums were owed on the life insurance policies for the other six directors (including Mr. Dan) who participate in the program. In 2003, the Directors’ Charitable Award Program was closed to new participants. Accordingly, only Messrs. Ackerman, Barker, Breslawsky, Dan, Turner and Mrs. Alewine, who joined the Board before that date, participate. For a discussion of the material terms of the Directors’ Charitable Award Program, see “Directors’ Charitable Award Program” below.

(5)	Mr. Barker retired from the Board effective May 1, 2009.

Non-Employee Directors’ Fees

Each non-employee director is paid an annual retainer fee of $50,000, a fee of $1,750 for attendance at each meeting of the Board and of each committee of the Board on which he or she serves and a fee of $1,750 per day for rendering any special services to the Company at the request of the Chairman of the Board. In addition, the Lead Director receives an additional annual fee of $25,000, each committee chairman receives an additional annual fee of $5,000, except the chairman of the Audit Committee, who receives an additional annual fee of $12,000 and the chairman of the Compensation Committee, who receives an additional annual fee of $7,500, and each member of the Audit Committee receives an additional annual fee of $5,000.

Plan for Deferral of Directors’ Fees

Under the Company’s Plan for Deferral of Directors’ Fees, a director may elect to defer receipt of his or her fees and/or dividend equivalent payments to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of JPMorgan Chase, as of the end of the previous calendar quarter. Distributions from a director’s account, which may be made before or after a director ceases to be a member of the Board, generally will be made in a single lump sum distribution; however, a director may elect, in accordance with the deferral plan, to receive a distribution in up to ten equal annual installments.

The following table sets forth the aggregate balance for each participating director under the Plan for Deferral of Directors’ Fees as of December 31, 2009:

Name	Aggregate Balance
Mr. Ackerman	$105,793
Mrs. Alewine	511,962
Mr. Breslawsky	996,430
Mr. Herling	52,276
Mr. Martin	428,462
Mr. Schievelbein	507
Mr. Turner	1,393

Directors’ Stock Accumulation Plan

Under the terms of the Company’s Directors’ Stock Accumulation Plan, each non-employee director annually receives, as of June 1, an allocation of DSAP units equal to 50% of the annual retainer currently in effect, divided by the average of the high and low per share quoted sale prices of Brink’s Common Stock on the first trading date in June as reported on the New York Stock Exchange. Additional DSAP units are credited to a participant’s account in respect of cash dividends paid on Brink’s Common Stock based upon the Directors’ Stock Accumulation Plan’s formula for accrual. DSAP Units credited to a director’s account will vest one year from their grant date, or, if earlier, upon the director’s termination of service or upon the occurrence of a change in control. Upon a participant’s termination of service, the distribution of shares of Brink’s Common Stock equal to the number of DSAP units allocated to such director’s account generally will be made in a single lump sum distribution; however, a participant may elect, in accordance with the plan, to receive a distribution in up to ten equal annual installments. The Directors’ Stock Accumulation Plan terminates on May 15, 2014, unless it is extended by the Company’s shareholders.

Non-Employee Directors’ Stock Option Plan

The terms of the Non-Employee Directors’ Stock Option Plan do not permit any new grants to be made after May 11, 2008 and none of the non-employee directors received any compensation under this plan in 2009, but previously granted options from this plan remain outstanding.

The following table sets forth the aggregate number of options held by each non-employee director as of December 31, 2009 based on previous option grants under the Non-Employee Directors’ Stock Option Plan.

Name	Total Options Held
Mr. Ackerman	42,442
Mrs. Alewine	42,442
Mr. Barker	14,698
Mr. Breslawsky	42,442
Mr. Herling	-
Mr. Hudson	7,349
Mr. Martin	14,698
Mr. Schievelbein	-
Mr. Strang	-
Mr. Turner	28,570
All Non-Employee Directors as a Group (10 persons)	192,641

Non-Employee Directors’ Equity Plan

The Company implemented the Non-Employee Directors’ Equity Plan in 2008 to replace the Non-Employee Directors’ Stock Option Plan. It was approved by the Company’s shareholders and is part of the Company’s overall compensation program for its non-employee directors. The Board of Directors administers the Non-Employee Directors’ Equity Plan and has the sole discretion to grant eligible participants equity awards, including options, stock appreciation rights, restricted stock, other stock-based awards or any combination thereof.

The exercise price of any stock option, the grant price of any stock appreciation right, and the purchase price of any security that may be purchased under any other stock-based award may not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. Under the Non-Employee Directors’ Equity Plan, determinations of the fair market value of shares of Brink’s Common Stock are based on the average of the high and low quoted sales price on the grant date and determinations of fair market value with respect to other instruments are made in accordance with methods or procedures established by the Board.

On July 10, 2009, each Non-Employee Director was granted deferred stock units with a market value on the date of grant of $70,003 under the Non-Employee Directors’ Equity Plan. These units vest upon the earlier of one year or upon a director’s separation from service on the Board of Directors, provide for cash payments equivalent to Brink’s Common Stock dividends, and will be settled in Brink’s Common Stock six months after a director’s separation from service on the Board of Directors.

Directors’ Charitable Award Program

Under the Directors’ Charitable Award Program, the Company will make contributions amounting to $1,100,000 after a participating director’s death on his or her behalf if the director has satisfied the Program’s service requirements. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director’s recommendations to eligible educational institutions and charitable organizations. On February 7, 2003, the Board closed the Directors’ Charitable Award Program to new participants. Messrs. Ackerman, Barker, Breslawsky, Dan, Turner and Mrs. Alewine, who each joined the Board before February 7, 2003, currently participate in the Directors’ Charitable Award Program and have each satisfied its service requirements. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. The proceeds from such policies will fully fund the contributions.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,532,191	(1)	$28.98	(2)	3,000,327	(3)
Equity compensation plans not approved by security holders	-		-		-

Total	4,532,191		$28.98		3,000,327	(3)

(1)	Includes units credited under the Key Employees’ Deferred Compensation Program, the Directors’ Stock Accumulation Plan, the 2005 Equity Incentive Plan and the Non-Employee Directors’ Equity Plan.

(2)	Does not include awards described in footnote (1).

(3)	The Key Employees’ Deferred Compensation Program, as approved by shareholders, has no limit as to the number of securities available for issuance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and any persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Brink’s Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2009, its officers, directors and greater-than-10% beneficial owners timely filed all required reports.

REPORT OF AUDIT AND ETHICS COMMITTEE

In connection with the Audit Committee’s responsibilities set forth in its charter, the Audit Committee has:

—	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management and KPMG LLP (“KPMG”), the Company’s independent auditors;

—

Discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

—

Received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

The Audit Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Audit Committee has oversight.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Michael J. Herling, Chairman

Thomas R. Hudson Jr.

Murray D. Martin

Thomas C. Schievelbein

PROPOSAL NO. 2—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE BRINK’S COMPANY KEY EMPLOYEES’ DEFERRED COMPENSATION PROGRAM

The Brink’s Company Key Employees’ Deferred Compensation Program (the “Deferred Compensation Program”) is designed to link the compensation of key employees to the value of Brink’s Common Stock by encouraging long-term employee investment in equivalents of Brink’s Common Stock.

The shareholders last approved the Deferred Compensation Program at the Company’s annual meeting in 2000. Since then, the Deferred Compensation Program has been amended by the Compensation Committee from time to time. Pursuant to its terms, no further deferral elections under the Deferred Compensation Program will be permitted on or after May 4, 2010 unless the shareholders approve the Deferred Compensation Program’s extension.

The amendment and restatement is being presented for shareholder approval in order to permit further deferrals under the Deferred Compensation Program. Included in the proposed amendment and restatement is the elimination of the expiration date for further deferrals. Instead, any units credited to a participant’s account under the Deferred Compensation Program after May 7, 2010 will be counted against the maximum shares available for issuance under the Company’s 2005 Equity Plan (or any successor plan thereto). With this change, deferrals under the Deferred Compensation Program may continue until (i) no more shares are available for issuance under the Company’s 2005 Equity Plan (or a successor plan thereto), (ii) the expiration of the 2005 Equity Plan (if no successor plan is approved by shareholders) or (iii) the Compensation Committee determines otherwise pursuant to the terms of the Deferred Compensation Program.

Key Employees’ Deferred Compensation Program

The Deferred Compensation Program, as amended and restated, is attached as Exhibit B to this proxy statement. The principal features of the amended and restated Deferred Compensation Program are summarized below. The summary below is subject, in all respects, to the actual terms of the Deferred Compensation Program.

General

The Deferred Compensation Program is an unfunded plan that provides deferred compensation for a select group of the Company’s management. Under the Deferred Compensation Program, a participant is permitted to defer receipt of:

—	up to 100% of his or her cash incentive payments awarded under the Key Employees Incentive Plan (the “KEIP”) (in 10% increments),

—	up to 50% of his or her base salary (in 5% increments),

—

any or all amounts that are prevented from being deferred, and the related matching contribution, under the Company’s 401(k) Plan as a result of the limitations imposed by the Internal Revenue Code and

—	up to 100% of his or her cash incentive payments awarded under the Management Performance Improvement Plan (the “MPIP”) (in 10% increments).

The Company provides matching contributions for deferred KEIP amounts (100% of the first 10% deferred), deferred salary (100% of the first 10% deferred) and supplemental 401(k) Plan contributions (125% of the first 5% of salary and KEIP deferrals less amounts deferred into the Company’s 401(k) Plan).

Amounts deferred under the salary and the supplemental 401(k) Plan portion of the Deferred Compensation Program, including Company matching contributions, are converted on the first business day of the month following the month in which the deferral was made into common stock units that represent an equivalent number of shares of Brink’s Common Stock. The dollar values are converted in accordance with the formula in the Deferred Compensation Program, which is based on the average of the high and low per share quoted sale prices for Brink’s Common Stock as reported on the New York Stock Exchange for each trading day during the month immediately preceding the crediting of such units. Dividends paid with respect to the common stock units in a participant’s account are also converted into common stock units using an average market price for Brink’s Common Stock on the payment date for the dividend.

Amounts deferred related to KEIP awards, including Company matching contributions, are converted to common stock units using the average market price for the month preceding the month in which the KEIP awards are paid. Amounts deferred relative to MPIP awards are converted using the average market price for the month preceding the month in which the MPIP awards are paid.

Distributions

General.  The Deferred Compensation Program provides for distributions of one share of Brink’s Common Stock for each common stock unit in a participant’s account. Cash is paid in lieu of the issuance of fractional shares. However, the value of the shares of Brink’s Common Stock and cash distributed with respect to amounts deferred before January 1, 2007 may not be less than the following:

—	with respect to deferred salary, the amount of salary actually deferred by the participant, including related dividends, but excluding any matching contributions and related dividends; and

—

with respect to deferred cash incentive payments under the KEIP and the MPIP, the amount actually deferred by the participant under such plans, including related dividends, but excluding any matching contributions and related dividends.

This minimum value of the shares of Brink’s Common Stock and cash distributed with respect to deferred incentive payments does not apply to supplemental 401(k) Plan deferrals or to any amounts deferred after January 1, 2007.

Termination Upon Death, Retirement, Disability or Change in Control.  Upon the termination of participation as a result of death, retirement (provided that the participant’s employment is not terminated for cause (as defined under the Deferred Compensation Program)), total and permanent disability or termination for any reason within three years following a change in control, lump-sum distributions for all accrued units are made under the Deferred Compensation Program six months after termination of employment. A participant may elect, however, to receive the shares in up to ten equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination with respect to deferrals.

Termination Other Than Upon Death, Retirement, Disability or Change in Control.  In the event that a participant’s employment terminates for a reason not described above, the participant receives the contributions made by the participant. In addition, the participant forfeits all common stock units attributable to matching contributions and related dividends for the year in which the termination occurs and the common stock units attributable to matching contributions and related dividends that are otherwise unvested (described below). If a participant’s employment is terminated for “cause” (as defined under the Deferred Compensation Program), the participant forfeits all common stock units attributable to matching contributions and related dividends credited to the participant’s account under the program whether or not vested. A participant’s common stock units attributable to Company matching contributions and related dividends vest based on the number of months that the participant participated in the Deferred Compensation Program as follows:

Months of Participation	Vested Percentage
Less than 36 months	0%
at least 36 months but less than 48 months	50%
at least 48 months and less than 60 months	75%
60 months or more	100%

Lump-sum distributions are made six months after termination of employment. A participant may elect, however, to receive the shares in up to ten equal annual installments beginning after the last day of the sixth month following the fifth anniversary of the date of termination with respect to deferrals.

In-Service Distributions.  In 2007, the Deferred Compensation Program was amended to eliminate the ability to receive in-service distributions, other than for the following one-time only exception. Because of changes made to the Deferred Compensation Program in response to Section 409A of the Internal Revenue Code, and because of certain transition relief available under Section 409A that expired on December 31, 2008, the Compensation Committee determined that it was appropriate to allow each participant to elect to receive an in-service distribution of the vested portion of his or her account under the Deferred Compensation Program, provided that distributions would only be permitted if they were tax deductible by the Company under Internal Revenue Code Section 162(m). Accordingly, any participant who made an election by December 31, 2007 received a distribution in 2008 of the vested portion of his or her account under the Deferred Compensation Program, subject to the Section 162(m) limitation. The distribution was made in the form of Brink’s Common Stock. Any undistributed portion of a participant’s account remained credited to his or her account.

Eligibility and Participation

The Compensation Committee is authorized to make all determinations in connection with the administration of the Deferred Compensation Program. The Compensation Committee designates which employees of the Company and its subsidiaries are eligible to participate in the Deferred Compensation Program. A select group of the Company’s management participates in the Deferred Compensation Program. As of December 31, 2009, 37 employees participated in the Deferred Compensation Program.

Amendment and Termination

In general, the Compensation Committee may amend any of the provisions of the Deferred Compensation Program, or may at any time terminate the Deferred Compensation Program.

Program Benefits

The benefits or amounts that will be received by or allocated to participants under the Deferred Compensation Program are not determinable because those amounts depend on future deferral elections, the extent to which a participant becomes vested in the Company’s matching contributions and, with respect to the portion of the Deferred Compensation Program that relates to amounts that are prevented from being deferred, and the related matching contribution, under the Company’s 401(k) Plan, the Internal Revenue Code limits that are applicable in future years. Nevertheless, based on the deferral elections made by the Company’s named executive officers and other participants with respect to their 2009 compensation, the following matching contributions were made by the Company during 2009 to the following persons or groups:

NAME AND PRINCIPAL POSITION	MATCHING CONTRIBUTIONS
Michael T. Dan Chairman, President and Chief Executive Officer	$403,053

Joseph W. Dziedzic Vice President and Chief Financial Officer	41,465

Frank T. Lennon Vice President and Chief Administrative Officer	95,563

McAlister C. Marshall, II Vice President and General Counsel	49,250

Matthew A.P. Schumacher Controller	43,386

Michael J. Cazer Former Vice President and Chief Financial Officer	93,828

Named Executive Officer Group (as a whole)	$726,545

Non-Named Executive Officer Employee Group (as a whole)	$649,421

The last reported closing price per share of Brink’s Common Stock as reported by the New York Stock Exchange on March 10, 2010 was $27.06 per share.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE

FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

THE BRINK’S COMPANY KEY EMPLOYEES’ DEFERRED COMPENSATION PROGRAM.

PROPOSAL NO. 3—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE BRINK’S COMPANY MANAGEMENT PERFORMANCE IMPROVEMENT PLAN

The Brink’s Company Management Performance Improvement Plan (the “MPIP”) was approved by the Company’s shareholders at the 2000 annual meeting and became effective as of January 1, 2000. The material terms of the performance goals of the MPIP were re-approved by the Company’s shareholders at the 2005 annual meeting. The purpose of the MPIP is to promote the interests of the Company and its subsidiaries by linking financial incentives provided to participants with improvements in the Company’s financial results.

Shareholders are being asked to approve the material terms of the performance goals under the MPIP, as amended. This approval is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code. If the shareholders do not approve the material terms of the performance goals under the MPIP, the Company will not have the benefit of this federal income tax deduction with respect to the compensation paid under the MPIP.

Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other highest compensated executive officers of the Company, not including the chief financial officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid and the re-approval of such performance goals every five years.

Material Terms of the Performance Goals

The Compensation Committee administers the MPIP and is authorized to select key employees of the Company and its subsidiaries to participate in the MPIP. All members of the Compensation Committee must qualify as non-employee directors within the meaning of Rule 16b-3(b)(3) issued under the Exchange Act, and as an outside director under Section 162(m) of the Internal Revenue Code. Individuals who, in the opinion of the Compensation Committee, have the capacity to contribute significantly to the successful performance of the Company and its subsidiaries are eligible to participate in the MPIP.

Each participant will be periodically granted awards (“Performance Awards”) that will entitle him or her to receive cash payments following the completion of a three-year performance cycle (“Performance Measurement Period”), provided that specified performance measures and certain conditions described in the MPIP relating to continuation of employment are satisfied. The Compensation Committee will establish performance measures for each Performance Award, which will be based on performance measures that include, but are not limited to, (a) net income, (b) operating income, (c) earnings per share, (d) return on equity, (e) return on capital and/or economic value added (or equivalent metric), (f) cash flow and/or free cash flow (before or after dividends), (g) revenue growth, (h) total shareholder return, (i) net revenue per employee, (j) market share, and/or (k) return on net assets, each as determined by the Compensation Committee with respect to the Company, any subsidiary and/or any business unit of the Company or any subsidiary and in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Compensation Committee prior to the expiration of the Performance Measurement Period, adjusted, to the extent permitted under Section 162(m) of the Internal Revenue Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the MPIP and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Measurement Period to Performance Measurement Period and from participant to participant and may be established on a stand-alone basis, in tandem or in the alternative. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. The maximum incentive payment any one participant may be entitled to receive for any one Performance Measurement Period is $3,000,000. Notwithstanding the foregoing, provided that no change of control (as defined in the MPIP) shall have occurred, the Compensation Committee may, in its discretion, reduce any payment to which a participant who is an employee of the Company would otherwise be entitled by such amount or percentage as the Compensation Committee deems appropriate.

The MPIP is attached as Exhibit C to this proxy statement.

Benefits

The following table sets forth the benefits payable under the MPIP to the 19 participants for the 2007-2009 Performance Measurement Period which ended on December 31, 2009.

NAME AND PRINCIPAL POSITION	COMPENSATION
Michael T. Dan Chairman, President and Chief Executive Officer	$983,400

Joseph W. Dziedzic Vice President and Chief Financial Officer	0

Frank T. Lennon Vice President and Chief Administrative Officer	196,680

McAlister C. Marshall, II Vice President and General Counsel	0

Matthew A.P. Schumacher Controller	49,170

Michael J. Cazer Former Vice President and Chief Financial Officer	0

Named Executive Officer Group (as a whole)	$1,229,250

Non-Named Executive Officer Employee Group (as a whole)	$619,555

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER

THE BRINK’S COMPANY MANAGEMENT PERFORMANCE IMPROVEMENT PLAN.

PROPOSAL NO. 4—APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS

UNDER THE BRINK’S COMPANY 2005 EQUITY INCENTIVE PLAN

The Brink’s Company 2005 Equity Incentive Plan (the “2005 Equity Plan”) was approved by the Company’s shareholders at the 2005 annual meeting and has served as an important part of the Company’s overall compensation program. The 2005 Equity Plan enables the Company to grant equity-based compensation awards designed to provide an additional incentive for the officers and employees who are key to the Company’s success. As of December 31, 2009, there were 2,544,703 shares of Brink’s Common Stock available for grant under the 2005 Equity Plan.

Any employee of the Company or its affiliates, including any officer or employee-director, is eligible to receive awards under the 2005 Equity Plan. In addition, any holder of an outstanding equity based award issued by a company acquired by the Company may be granted a substitute award under the 2005 Equity Plan. The Company and its affiliates had approximately 59,400 employees as of December 31, 2009. Directors who are not full-time or part-time officers or employees of the Company are not eligible to participate in the 2005 Equity Plan.

Shareholders are being asked to approve the material terms of the performance goals under the 2005 Equity Plan, as amended. This request is similar to the shareholder approval sought pursuant to Proposal No. 3 (see page 64 of this proxy statement). Shareholder approval under this Proposal is necessary to preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code. If the shareholders do not approve the material terms of the performance goals under the 2005 Equity Plan, the Company will not have the benefit of this federal income tax deduction with respect to awards granted under the 2005 Equity Plan that contain the performance measures described below.

As described under Proposal No. 3, Section 162(m) imposes an annual deduction limit of $1 million on the amount of compensation paid to each of the chief executive officer and the three other highest compensated executive officers of the Company, not including the chief financial officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include shareholder approval of the material terms of the performance goals under which the compensation is paid and the re-approval of such performance goals every five years.

Material Terms of the Performance Goals

The 2005 Equity Plan is administered by the Compensation Committee. The Compensation Committee has the sole discretion to grant to eligible participants one or more equity awards, including options, stock appreciation rights, restricted stock and restricted stock units, performance stock and performance units, “other stock based awards” or any combination thereof. The Compensation Committee has the sole discretion to determine the number or amount of any award to be awarded to any participant.

Awards (other than options and stock appreciation rights) to certain senior executives will, if the Compensation Committee intends any such award to qualify as “qualified performance based compensation” under Section 162(m) of the Internal Revenue Code, become earned and payable only if pre-established targets relating to one or more of the following performance measures are achieved during a performance period or periods, as determined by the Compensation Committee: (a) net income, (b) operating income, (c) return on net assets, (d) revenue growth, (e) total shareholder return, (f) earnings per share, (g) return on equity, (h) net revenue per employee, (i) market share, (j) return on capital and/or economic value added (or equivalent metric), or (k) cash flow and/or free cash flow (before or after dividends); each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Compensation Committee prior to the expiration of such award, adjusted, to the extent permitted under Section 162(m) of the Internal Revenue Code if the Compensation Committee intends the performance unit award to continue to constitute “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the 2005 Equity Plan and cumulative effects of changes in accounting principles. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. Such targets may relate to the Company as a whole, or to one or more units thereof, and may be measured over such periods, as the Compensation Committee shall determine. The maximum number of shares which may be subject to any performance award granted in any year is 400,000 shares.

The 2005 Equity Plan is attached as Exhibit D to this proxy statement.

Benefits

Awards under the 2005 Equity Plan are at the discretion of the Compensation Committee. The following table sets forth the awards granted under the 2005 Equity Plan during the calendar year which ended on December 31, 2009.

NAME AND PRINCIPAL POSITION	Options	Restricted Stock Units
	(#)	(#)
Michael T. Dan Chairman, President and Chief Executive Officer	110,000	30,700

Joseph W. Dziedzic Vice President and Chief Financial Officer	0	50,381

Frank T. Lennon Vice President and Chief Administrative Officer	21,000	5,700

McAlister C. Marshall, II Vice President and General Counsel	20,000	5,000

Matthew A.P. Schumacher Controller	7,000	2,000

Michael J. Cazer Former Vice President and Chief Financial Officer	30,000	8,750

Named Executive Officer Group (as a whole)	188,000	102,531

Non-Named Executive Officer Employee Group (as a whole)	101,350	75,875

The last reported closing price per share of Brink’s Common Stock as reported by the New York Stock Exchange on March 10, 2010 was $27.06 per share.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER

THE BRINK’S COMPANY 2005 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 5—APPROVAL OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has, subject to shareholder approval, selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, and the Board of Directors recommends approval of such selection by the shareholders. KPMG served in this capacity for the year ended December 31, 2009. One or more representatives of KPMG are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to KPMG

The following table lists fees billed by KPMG for services rendered in fiscal years 2009 and 2008.

	2009	2008
	(In thousands)
Audit Fees	$5,398	$6,232
Audit-Related Fees	240	242
Tax Fees	1,007	710
All Other Fees	0	0

Total Fees	$6,645	$7,184

Audit Fees are primarily for professional services provided in connection with the audit of the Company’s financial statements and review of quarterly consolidated financial statements (including the audit of the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002) and audit services provided in connection with other statutory or regulatory filings.

Audit-Related Fees primarily include fees for assurance services that are reasonably related to the audit of the Company’s consolidated financial statements and for services in connection with audits of the Company’s pension and other employee benefit plans.

Tax Fees primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

All Other Fees are for services provided to the Company not otherwise included in the categories above.

Consideration of Auditor Independence

The Audit Committee has concluded that the provision of the non-audit services by KPMG is compatible with maintaining their independence.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS

VOTE FOR APPROVAL OF THE SELECTION OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER INFORMATION

Shareholder Proposals

To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company’s bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Corporate Governance Committee through the method described under “Communications with Non-Management Members of the Board of Directors” above, stating in detail the qualifications of such nominees for consideration by the Corporate Governance Committee of the Board. The Company’s bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2011 annual meeting or bring other business (including any proposal intended for inclusion in the Company’s proxy materials) before the 2011 annual meeting, notice must be received by the Secretary of the Company at the principal office of the Company not later than the close of business on January 7, 2011, nor earlier than the close of business on November 8, 2010. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other matters specified in the bylaws.

Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary.

Availability of Documents

The Company’s internet address is www.brinkscompany.com. The Company makes available, free of charge, through its website, its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after the Company electronically files such information with or furnishes it to the Securities and Exchange Commission. In addition, the Corporate Governance Policies, Business Code of Ethics and the charters of the Audit, Compensation and Corporate Governance Committees also are available on the Company’s website. All of the documents described above are available in print, without charge, to any shareholder upon request by contacting the Corporate Secretary at 1801 Bayberry Court, P. O. Box 18100, Richmond, Virginia 23226-8100 or by phone at (804) 289-9600.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this proxy statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 by contacting the Company’s Corporate Secretary at the address listed above under “—Availability of Documents.” Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting the Company’s Corporate Secretary as described above.

Directions to Annual Meeting

Shareholders who desire to attend the annual meeting and vote in person and who need directions to the annual meeting may contact the Company’s Corporate Secretary at (804) 289-9600. Shareholders of record who desire to vote in person at the annual meeting will be able to request a ballot at the annual meeting. Shareholders who hold their shares through a broker in “street name” and who desire to vote in person at the annual meeting will not be able to vote their shares at the annual meeting without a legal proxy from the street name holder of record. Those shareholders should contact their broker for further information.

OTHER MATTERS

The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink’s Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Innisfree M&A Incorporated to perform various proxy advisory and solicitation services. The fee of Innisfree M&A Incorporated in connection with the 2010 annual meeting is currently estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

MICHAEL J. MCCULLOUGH

Secretary

March 15, 2010

EXHIBIT A

PEER GROUP COMPANIES

7-Eleven, Inc.	Embarq Corporation	The McClatchy Company	Staples, Inc.
Abercrombie & Fitch Co.	Equifax Inc.	McDonald’s Corporation	Starbucks Corporation
Accenture Ltd	G&K Services, Inc.	The McGraw-Hill Companies, Inc.	Starwood Hotels & Resorts
adidas America Inc.	The Gap, Inc.	Medco Health Solutions, Inc.	SUPERVALUE INC.
ADTRAN, Inc.	Gasco Energy, Inc.	Media General, Inc.	Target Corporation
Alcatel-Lucent	GEO Group, Inc.	MetroPCS Communications, Inc.	Taubman Centers, Inc.
Alexander & Baldwin, Inc.	Getty Images, Inc.	MOL (America) Inc.	TeleTech Holdings, Inc.
American Water Works Company, Inc.	Global Crossing Limited	Monaco Coach Corporation	Tellabs, Inc.
AMR Corporation	Google, Inc.	Motorola, Inc.	Tenet Healthcare Corporation
AnnTaylor Stores Corporation	The Great Atlantic Pacific Tea Company, Inc.	National CineMedia, Inc.	Thomson Reuters
APL Limited	GS1	Neoris USA, Inc.	Time Warner Inc.
ARAMARK Corporation	Harris Corporation	The New York Times Company	Time Warner Cable Inc.
Arby’s Restaurant Group, Inc.	Harry Winston Diamond Corporation	Nokia Corporation	T-Mobile USA, Inc.
AT&T Inc.	Home Box Office, Inc.	Nordstrom, Inc.	Tribune Company
Avaya Inc.	HCA Inc.	Norfolk Southern Corporation	Ulticom Inc.
bebe Stores, Inc.	Health Net, Inc.	Nortel Networks Corporation	Underwriters Laboratories Inc.
Big Lots, Inc.	Healthways, Inc.	Northwest Airlines Corporation	Union Pacific Corporation
Blockbuster Inc.	HNTB Corporation	Novus Media Inc.	Unisource Worldwide, Inc.
Blue Shield of California	HSN, Inc.	Office Depot, Inc.	United Air Lines, Inc.
Booz, Allen & Hamilton Inc.	Horizon Blue Cross Blue Shield of New Jersey	Parsons Corporation	United Parcel Service, Inc.
Burger King Holdings, Inc.	Hot Topic, Inc.	PetSmart, Inc.	United Rentals, Inc.
Burlington Northern Santa Fe Corporation	Houghton Mifflin Harcourt	Phillips-Van Heusen Corporation	United States Cellular Corporation
Carlson Companies	Hyatt Hotels Corporation	Providence Health System	United Water Resources Inc.
Catholic Healthcare West	IAC/InterActiveCorp	QUALCOMM Incorporated	Universal Studios Orlando
Chanel, Inc.	IKON Office Solutions, Inc.	Quest Diagnostics Incorporated	University of Texas – M.D. Anderson Cancer Center
Charter Communications, Inc.	International Game Technology	Qwest Communications International Inc.	Verizon
Choice Hotels International, Inc.	Iron Mountain Incorporated	R.R. Donnelley & Sons Company	Viacom Inc.
Cincinnati Bell Inc.	J. Crew Group, Inc.	Reed Elsevier	Virgin Mobile USA, Inc.
Coach, Inc.	J.C. Penney Company, Inc.	Regal Entertainment Group	Visiting Nurse Service, Inc.
Convergys Corporation	Kaiser Foundation Health Plan, Inc.	RSC Holdings, Inc.	Wackenhut Services, Inc.
The Corporate Executive Board	Kerzner International Holdings Limited	Ryder System, Inc.	The Walt Disney Company
Cox Enterprises, Inc.	Kindred Healthcare, Inc.	Safety-Kleen Systems, Inc.	Waste Management, Inc.
Crown Castle International Corp.	Kohl’s Corporation	SAIC, Inc.	Wellcare Health Plans, Inc.
CSX Corporation	The Kroger Co.	Scientific Games Corp.	Wellpoint, Inc.
Cushman & Wakefield Inc.	L.L. Bean, Inc.	Securitas Security Services USA	Wendy’s International
The Day & Zimmerman Group	Level 3 Communications, Inc.	SES Global	Wyndham Worldwide Corporation
Delta Air Lines, Inc.	Limited Stores LLC	Sirius XM Radio Inc.	Yahoo! Inc.
Deluxe Corporation	Manpower, Inc.	Sony Ericsson Mobile Communications AB	Yum! Brands, Inc.
Discovery Communications, Inc.	Marriott International, Inc.	Sprint Nextel Corporation	Zale Corporation
The E.W. Scripps Company		Stantec, Inc.

EXHIBIT B

KEY EMPLOYEES’ DEFERRED COMPENSATION PROGRAM OF

THE BRINK’S COMPANY

PREAMBLE

The Key Employees’ Deferred Compensation Program of The Brink’s Company, as amended and restated (the “Program”), provides an opportunity to certain employees to defer receipt of (a) all or part of their cash incentive payments awarded under the Key Employees Incentive Plan of The Brink’s Company; (b) up to 50% of their base salary; (c) any or all amounts that are prevented from being deferred as a matched contribution (and the related matching contribution) under The Brink’s Company 401(k) Plan as a result of limitations imposed by Sections 401(a)(17), 401(k)(3), 402(g) and 415 of the Internal Revenue Code of 1986, as amended (the “Code”); and (d) all or part of their amounts payable under The Brink’s Company Management Performance Improvement Plan.

In order to align the interests of participants more closely to the long term interests of The Brink’s Company (the “Company”) and its shareholders, the Program also (a) provides matching contributions with respect to certain cash incentive awards and salary deferrals and (b) allocates under the Program an amount equivalent to matching contributions that are not eligible to be made under The Brink’s Company 401(k) Plan as a result of limitations imposed by Code Section 401(m)(2).

The Program is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.

Wherever used in the Program, the following terms shall have the meanings indicated:

“Board” The Board of Directors of the Company.

“Brink’s Stock” The Brink’s Company Common Stock, par value $1.00 per share.

“Cause” (a) Embezzlement, theft or misappropriation by the Employee of any property of the Company, (b) the Employee’s willful breach of any fiduciary duty to the Company, (c) the Employee’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (d) the Employee’s gross incompetence in the performance of the Employee’s job duties, (e) commission by the Employee of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (f) the failure of the Employee to perform duties consistent with a commercially reasonable standard of care or (g) any gross negligence or willful misconduct of the Employee resulting in a loss to the Company.

“Change in Control” A Change in Control shall mean the occurrence of:

(a) (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Brink’s Stock would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Brink’s Stock outstanding (exclusive of shares held by the Company’s affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company; provided, however, that with respect to any Units credited to an Employee’s Incentive Account as of November 16, 2007 that are attributable to Matching Incentive Contributions, Matching Salary Contributions or dividends related thereto, a “Change in Control” shall be deemed to occur upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of any of the transactions set forth in clauses (i) or (ii) of this sub-paragraph (a);

(b) any “person” (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Act”)) other than the Company, its affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or

(c) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

“Code” The Internal Revenue Code of 1986, as amended from time to time.

“Committee” The Compensation and Benefits Committee of the Board, which shall consist of members of the Board who qualify as “nonemployee directors” as described in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended.

“Company” The Brink’s Company.

“Disability” Unless otherwise required by Code Section 409A and the regulations or guidance thereunder, an Employee shall be deemed to be disabled if the Employee meets at least one of the following requirements: (a) the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) the Employee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a disability benefit plan covering employees of the Company.

“Employee” Any resident of the United States of America who is in the employ of the Company or a Subsidiary whose principal place of business is located in the United States of America or any other individual designated by the Committee.

“Equity Incentive Plan” The Brink’s Company 2005 Equity Incentive Plan, as the same may be amended from time to time, and any successor plan thereto.

“Foreign Subsidiary” Any corporation that is not incorporated in the United States of America more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries and/or Foreign Subsidiaries or by one or more Subsidiaries and/or Foreign Subsidiaries.

“Incentive Account” The account maintained by the Company for an Employee to document the amounts deferred under the Program by such Employee and any other amounts credited hereunder and the Units into which such amounts shall be converted.

“Program” This Key Employees’ Deferred Compensation Program of The Brink’s Company, as in effect from time to time.

“Retirement” With respect to any Employee, any termination of such Employee’s employment on or after the date on which the Employee has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries; provided that the Employee’s employment is not terminated for Cause.

“Salary” The base salary paid to an Employee by the Company, a Subsidiary or a Foreign Subsidiary for personal services determined prior to reduction for any contribution made on a salary reduction basis.

“Shares” Brink’s Stock.

“Subsidiary” Any corporation incorporated in the United States of America more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries.

“Termination of Employment” An Employee’s “Termination of Employment” under this Program shall occur when the Employee ceases to provide services to the Company or any of its affiliates in any capacity or when the Employee continues to provide services to the Company or any of its affiliates whether as an employee or independent contractor, but such continued services in the aggregate do not exceed 49% of the level of services the Employee provided to the Company and its affiliates prior to such decrease in the level of services provided by the Employee to the Company and its affiliates, all as determined in accordance with the regulations under Code Section 409A.

“Unit” The equivalent of one share of Brink’s Stock credited to an Employee’s Incentive Account.

“Year” With respect to the benefits provided pursuant to Articles 3, 4, 5 and 6, the calendar year; provided, however that if a newly-hired Employee becomes eligible to participate in the benefits provided pursuant to Articles 4 and/or 5, on a day other than the first day of the Year, the Year for purposes of Articles 4 and 5 shall be the portion of the calendar year during which the Employee is first eligible to participate in the benefits provided thereunder.

ARTICLE 2

AVAILABLE SHARES; ADMINISTRATION

Section 2.01.  Available Shares.  The maximum number of Shares available for issuance under the Program is subject to, and shall be counted against, the maximum number of Shares available for issuance under the Equity Incentive Plan. Each Unit standing to the credit of an Employee’s Incentive Account shall be counted against the maximum Share limit under the Equity Incentive Plan in the manner set forth under the Equity Incentive Plan. Notwithstanding the foregoing, this Section 2.01 shall only apply to Units credited to an Employee’s Incentive Account on or after May 7, 2010.

Section 2.02.  Administration.  The Committee is authorized to construe the provisions of the Program and to make all determinations in connection with the administration of the Program including, but not limited to, the Employees who are eligible to participate in the benefits provided under Articles 3 or 4. All such determinations made by the Committee shall be final, conclusive and binding on all parties, including Employees participating in the Program. All authority of the Committee provided for in, or pursuant to, this Program may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Program, the actions of the Board shall control. In addition, other than with respect to the Share counting provision addressed by Section 2.01 above, in the event of any conflict or inconsistency between the provisions of the Program and the provisions of the Equity Incentive Plan, the provisions of the Program shall control.

ARTICLE 3

DEFERRAL OF CASH INCENTIVE PAYMENTS

Section 3.01.  Definitions.  Whenever used in this Article 3, the following terms shall have the meanings indicated:

“Cash Incentive Payment” A cash incentive payment awarded to an Employee for any Year under the Incentive Plan. Notwithstanding anything contained herein to the contrary, any compensation, bonuses, or incentive payments approved by the Committee payable pursuant to The Brink’s Company Management Performance Improvement Plan, and any special recognition bonus payable to any highly compensated employees, shall be excluded for purposes of defining or determining the Cash Incentive Payment for which an Employee may make an elective deferral, and for which employer contributions are made, pursuant to the terms of this Program.

“Incentive Plan” The Key Employees Incentive Plan of The Brink’s Company, as in effect from time to time or any successor thereto.

“Matching Incentive Contributions” Matching contributions allocated to an Employee’s Incentive Account pursuant to Section 3.04.

Section 3.02.  Eligibility.  The Committee shall designate the key management, professional or technical Employees who may defer all or part of their Cash Incentive Payments for any Year pursuant to this Article 3.

An Employee designated to participate in this portion of the Program pursuant to the preceding paragraph shall be eligible to receive a Matching Incentive Contribution for a Year if (a) his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $245,000 (as adjusted for Years after 2009 to reflect the limitation in effect under

Code Section 401(a)(17) for the Year in which the Employee’s election to participate is filed) or (b) he or she is so designated by the Committee. Notwithstanding the foregoing, a newly hired Employee will be eligible to receive a Matching Incentive Contribution for his or her initial Year of employment if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.

Section 3.03.  Deferral of Cash Incentive Payments.  Each Employee whom the Committee has selected to be eligible to defer a Cash Incentive Payment for any Year pursuant to this Article 3 may make an election to defer all or part (in multiples of 10%) of any Cash Incentive Payment which may be made to him or her for such Year. Such Employee’s election for any Year shall be made prior to the beginning of the Year with respect to which the Cash Incentive Payment is earned. An Incentive Account (which may be the same Incentive Account established pursuant to Articles 4, 5 and/or 6) shall be established for each Employee making such election and Units in respect of such deferred payment shall be credited to such Incentive Account as provided in Section 3.06.

Section 3.04.  Matching Incentive Contributions.  Each Employee who is eligible to receive Matching Incentive Contributions pursuant to Section 3.02 shall have a Matching Incentive Contribution allocated to his or her Incentive Account. Such Matching Incentive Contribution shall be equal to the amount of his or her Cash Incentive Payment that he or she has elected to defer but not in excess of 10% of his or her Cash Incentive Payment. The dollar amount of each Employee’s Matching Incentive Contributions shall be credited to his or her Incentive Account and Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 3.06 below.

Section 3.05.  Irrevocability of Election.  An election to defer Cash Incentive Payments under the Program for any Year shall be irrevocable on and after the first day of such Year.

Section 3.06.  Conversion of New Deferrals and Matching Incentive Contributions to Units.  The amount of an Employee’s deferred Cash Incentive Payment (and related Matching Incentive Contributions) for any Year shall be converted to Units and shall be credited to such Employee’s Incentive Account as of the first business day of the month in which the Cash Incentive Payment was made. The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of the deferred Cash Incentive Payment and related Matching Incentive Contributions credited to the Employee’s Incentive Account for such Year by the average of the high and low per share reported sale prices of Brink’s Stock as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the date the deferred Cash Incentive Payment is credited.

Section 3.07.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.

Section 3.08.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Incentive Account of each Employee will be credited with an additional number of Units, equal to the number of shares of Brink’s Stock including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.

Section 3.09.  Minimum Distribution.  Distributions shall be made in accordance with Article 7; provided, however, that the aggregate value of the Brink’s Stock and cash distributed to an Employee (and his or her beneficiaries) in respect of all Units standing to his or her credit in his or her Incentive Account attributable to deferrals of Cash Incentive Payments otherwise payable in respect to services rendered prior to January 1, 2007 (including dividends relating to such Units but not Matching Incentive Contributions) shall not be less than the aggregate amount of Cash Incentive Payments and dividends (credited to his or her Incentive Account pursuant to Section 3.08) in respect of which such Units were initially so credited. The value of the Brink’s Stock, so distributed shall be considered equal to the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape for the last trading day of the month preceding the month of distribution.

ARTICLE 4

DEFERRAL OF SALARY

Section 4.01.  Definitions.  Wherever used in this Article 4, the following term shall have the meaning indicated:

“Matching Salary Contributions” Matching contributions allocated to an Employee’s Incentive Account pursuant to Section 4.04.

Section 4.02.  Eligibility.  An Employee may participate in the benefits provided pursuant to this Article 4 for any Year if (a) his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $245,000 (as adjusted for Years after 2009 to reflect the limitation in effect under Code Section 401(a)(17) for the Year in which the Employee’s election to participate is filed) or (b) he or she is designated by the Committee as eligible to participate. Notwithstanding the foregoing, a newly hired Employee will be eligible to defer a portion of his or her Salary during his or her initial Year of employment if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.

Except as otherwise provided by the Committee, an Employee who is eligible to defer a portion of his or her Salary shall continue to be so eligible unless his or her Salary for any Year (on an annualized basis) is less than $150,000, in which case he or she shall be ineligible to participate in the benefits provided under this Article 4 until his or her Salary again exceeds the threshold amount determined pursuant to Code Section 401(a)(17) for the Year prior to the Year of participation.

Section 4.03.  Deferral of Salary.  Each Employee who is eligible to defer Salary for any Year pursuant to this Article 4 may elect to defer up to 50% (in multiples of 5%) of his or her Salary for such Year; provided, however, that in the case of a newly hired Employee who is eligible to participate for his or her initial Year of employment, only up to 50% of Salary earned after he or she files a deferral election with the Committee may be deferred. Such Employee’s initial election hereunder for any Year shall be made prior to the later of (a) the first day of such Year or (b) the expiration of the 30 day period following (and including) his or her initial date of employment. An election to defer Salary shall remain in effect for subsequent Years unless and until a new election is filed with the Committee by the December 31 preceding the Year for which the new election is to be effective. An Incentive Account (which may be the same Incentive Account established pursuant to Articles 3, 5 and/or 6) shall be established for each Employee making such election and such Incentive Account shall be credited as of the last day of each month with the dollar amount of deferred Salary for such month pursuant to such election. Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 4.06 below.

Section 4.04.  Matching Salary Contributions.  Each Employee who has deferred a percentage of his or her Salary for a Year pursuant to Section 4.02 shall have Matching Salary Contributions allocated to his or her Incentive Account. Such Matching Salary Contributions shall be equal to 100% of the first 10% of his or her Salary that he or she has elected to defer for the Year. The dollar amount of each Employee’s Matching Salary Contributions credited to his or her Incentive Account and Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 4.06 below.

Section 4.05.  Irrevocability of Election.  An election to defer Salary under the Program for any Year shall be irrevocable (a) on and after the first day of such Year or (b) in the case of an election made by a newly hired Employee for his or her initial Year of employment, after the date such an election is made.

Section 4.06.  Conversion of New Deferrals and Matching Salary Contributions to Units.  The amount of an Employee’s deferred Salary (and related Matching Salary Contributions) for any Year shall be converted to Units and shall be credited to such Employee’s Incentive Account as of the first business day of the month next following the month in which such Salary was earned. The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of all such deferred Salary (and related Matching Salary Contributions) credited to his or her Incentive Account for such month by the average of the high and low per share reported sale prices of Brink’s Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during the calendar month immediately preceding the crediting of such Units.

Upon the Employee’s Termination of Employment, any cash amounts not converted into Units credited to his or her Incentive Account shall be converted into Units in the manner described in this Section 4.06 based on the reported sales prices (including any sale prices determined on a when issued basis) of Brink’s Stock as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during the portion of the month preceding the date of termination.

Section 4.07.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.

Section 4.08.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by the Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Brink’s Stock, as the case may be, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.

Section 4.09.  Minimum Distribution.  Distributions shall be made in accordance with Article 7; provided, however, the aggregate value of the Brink’s Stock and cash distributed to an Employee (and his or her beneficiaries) in respect of all Units standing to his or her credit in his or her Incentive Account attributable to the deferral of Salary otherwise payable for services rendered prior to January 1, 2007 (including dividends relating to such Units but not Matching Salary Contributions) shall not be less than the aggregate amount of Salary and dividends in respect of which Units were initially so credited. The value of the Brink’s Stock so distributed shall be considered equal to the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape for the last trading day of the month preceding the month of distribution.

ARTICLE 5

SUPPLEMENTAL SAVINGS PLAN

Section 5.01.  Definitions.  Whenever used in this Article 5, the following terms shall have the meanings indicated:

“Compensation” The regular wages received during any pay period by an Employee while a participant in the Savings Plan for services rendered to the Company or any Subsidiary that participates in the Savings Plan, including any commissions or bonuses, but excluding any overtime or premium pay, living or other expense allowances, or contributions by the Company or such Subsidiaries to any plan of deferred compensation, and determined without regard to the application of any salary reduction election under the Savings Plan. Bonuses paid pursuant to the Incentive Plan shall be considered received in the Year in which they are payable whether or not such bonus is deferred pursuant to Article 3 hereof.

“Incentive Plan” The Key Employees Incentive Plan of The Brink’s Company, as in effect from time to time or any successor thereto.

“Matching Contributions” Amounts allocated to an Employee’s Incentive Account pursuant to Section 5.04.

“Savings Plan” The Brink’s Company 401(k) Plan, as in effect from time to time.

Section 5.02.  Eligibility.  An Employee may participate in the benefits provided pursuant to this Article 5 for any Year if his or her Salary (on an annualized basis) as of the preceding December 31 is at least equal to $245,000 (as adjusted for Years after 2009 to reflect the limitation in effect under Code Section 401(a)(17) for the Year in which the Employee’s election to participate is filed). Notwithstanding the foregoing, a newly hired Employee is eligible to participate in the benefits provided pursuant to this Article 5 if his or her Salary (on an annualized basis) in effect on his or her first day of employment with the Company or a Subsidiary will exceed the threshold amount determined pursuant to Code Section 401(a)(17) for his or her initial Year of employment.

Except as otherwise provided by the Committee, an Employee who is eligible to participate in the benefits provided pursuant to this Article 5 shall continue to be so eligible unless his or her Salary for any Year is less than $150,000, in which case he or she shall be ineligible to participate in the benefits provided under this Article 5 until his or her Salary again exceeds the threshold amount determined pursuant to Code Section 401(a)(17) for the Year prior to the Year of participation.

Section 5.03.  Deferral of Compensation.  Each Employee who is not permitted to defer the maximum percentage of his or her Compensation that may be contributed as a matched contribution under the Savings Plan for any Year as a result of limitations imposed by Sections 401(a)(17), 401(k)(3), 402(g) and/or 415 of the Code may elect to defer all or part of the excess of (a) such maximum percentage (five percent for 2009) of his or her Compensation for such Year (without regard to any limitation on such amount imposed by Code Section 401(a)(17)) over (b) the amount actually contributed on his or her behalf under the Savings Plan for such Year as a matched contribution. In order to be permitted to defer any portion of his or her Compensation pursuant to this Section 5.03, the Employee must elect to defer the maximum amount permitted as a matched contribution for the Year under the Savings Plan. Such Employee’s initial election hereunder for any Year shall be made prior to the first day of such Year or, if later, within 30 days after his or her initial date of employment but only with respect to Compensation for services performed after the date of such election. Such election shall remain in effect for subsequent Years unless and until a new election is filed with the Committee by the December 31 preceding the Year for which the new election is to be effective. An Incentive Account (which may be the same Incentive Account established pursuant to Article 3, 4 and/or 6) shall be established for each Employee making such election and such Incentive Account shall be credited as of the last day of each month with the dollar amount of the Compensation deferred for such month pursuant to such election; provided, however, that in the event an Employee is not permitted to defer the maximum percentage of his or her Compensation that may be contributed as a matched contribution under the Savings Plan for any year as a result of the limitation imposed by Code Section 401(k)(3), such excess contribution shall be distributed to the Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her Incentive Account as of the January 1 next following the Year for which the excess contribution was made under the Savings Plan. Units in respect of such amounts shall be credited to such Incentive Account as provided in Section 5.06 below.

Section 5.04.  Matching Contributions.  Each Employee who elects to defer a portion of his or her Compensation for a Year pursuant to Section 5.03 shall have a Matching Contribution allocated to his or her Incentive Account equal to the rate of matching contributions in effect for such Employee under the Savings Plan for such Year multiplied by the amount elected to be deferred pursuant to Section 5.03 above for each month in such Year. The dollar amount of each Employee’s Matching Contribution for each month shall be credited to his or her Incentive Account pursuant to Section 5.06 below.

If an Employee is participating in this portion of the Program pursuant to Section 5.02 and his or her matching contribution under the Savings Plan for any year will be reduced as a result of the nondiscrimination test contained in Code Section 401(m)(2), (a) to the extent such matching contribution is forfeitable, it shall be forfeited and that amount shall be allocated to his or her Incentive Account as a Matching Contribution or (b) to the extent such matching contribution is not forfeitable, it shall be distributed to the Employee, his or her Compensation paid after the date of the distribution shall be reduced by that amount and such amount shall be allocated to his or her Incentive Account as a Matching Contribution. The dollar amount of such Matching Contribution shall be allocated to each Employee’s Incentive Account as of the January 1 next following the Year for which the matching contribution was made under the Savings Plan. Units in respect of such contribution shall be credited to the Employee’s Incentive Account as provided in Section 5.06 below.

Section 5.05.  Irrevocability of Election.  An election to defer amounts under the Program for any Year shall be irrevocable (a) on and after the first day of such Year or (b) in the case of an election made by a newly hired Employee for his or her initial Year of employment, after the date such an election is made.

Section 5.06.  Conversion of New Deferrals and Matching Contributions to Units.  The amount of an Employee’s deferred Compensation and Matching Contributions for any Year shall be converted to Units and shall be credited to such Employee’s Incentive Account as of the first business day of the month next following the month in which such Compensation was earned or for which the Matching Contribution was made. The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of all such amounts credited to the Employee’s Incentive Account for such month attributable to (a) the deferral of amounts awarded under the Incentive Plan (including related Matching Contributions) by the average of the high and low per share reported sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the crediting of such Units, (b) Compensation and Matching Contributions allocated to the Employee’s Incentive Account as a result of failing to satisfy the tests included in Code Sections 401(k)(3) or 401(m)(2) under the Savings Plan, by the average of the high and low per share reported sales prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the calendar month immediately preceding the month in which such Units are credited to the Employee’s Incentive Account (which shall be the first business day of the month following the date that the Company has been notified of the failure to satisfy such tests) and (c) the deferral of all other Compensation (including related

Matching Contributions) by the average of the high and low per share reported sale prices of Brink’s Stock as reported on the New York Stock Exchange Composite Transaction Tape (i) on each trading day during the period commencing on the first business day of the month after the Employee’s salary (as such term is defined in the Savings Plan) equals the maximum amount of considered compensation for such Year pursuant to Code Section 401(a)(17) and ending the last business day of such month and each month thereafter until December 31 or (ii) in the event the Employee’s salary equals the maximum amount of considered compensation in December, on the first trading day in the following January.

Upon the Employee’s Termination of Employment, any cash amounts not converted into Units credited to his or her Incentive Account shall be converted into Units in the manner described in this Section 5.06 based on the reported sale prices (including any sale prices determined on a when issued basis) of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape for each trading day during the portion of the month preceding the date of termination.

Section 5.07.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.

Section 5.08.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by the Units in such Incentive Account as of such date and assuming that the amount of such dividend or value of such distribution had been used to acquire additional Units of the class giving rise to the dividend or other distribution. Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.

ARTICLE 6

DEFERRAL OF PERFORMANCE AWARDS

Section 6.01.  Definitions.  Whenever used in this Article 6, the following terms shall have the meanings indicated:

“Cash Performance Payment” A cash incentive payment due to an Employee in any Year under the Management Performance Improvement Plan.

“Management Performance Improvement Plan” The Brink’s Company Management Performance Improvement Plan, as in effect from time to time or any successor thereto.

“Performance Measurement Period” A performance cycle of one or more fiscal Years of the Company under the Management Performance Improvement Plan.

Section 6.02.  Eligibility.  Any Employee who is a participant in the Management Performance Improvement Plan may elect to defer all or part of his or her Cash Performance Payment payable under such plan pursuant to this Article 6.

Section 6.03.  Deferral of Cash Performance Payments.  Each Employee who is eligible to defer his or her Cash Performance Payment for any Performance Measurement Period pursuant to this Article 6 may make an election to defer all or part (in multiples of 10%) of any Cash Performance Payment which may be made to him or her for such Performance Measurement Period. If the Committee determines that a Cash Performance Payment relating to any Performance Measurement Period is “performance-based compensation” under Code Section 409A, such Employee’s election shall be made prior to January 1 of the last Year in the Performance Measurement Period. If the Committee determines that a Cash Performance Payment relating to any Performance Measurement Period is not “performance-based compensation” under Code Section 409A, such Employee’s election shall be made prior to the beginning of the Performance Measurement Period or by such other time as the Committee determines will satisfy Code Section 409A and Treasury Regulations issued thereunder. An Incentive Account (which may be the same Incentive Account established pursuant to Articles 3, 4 and/or 5) shall be established for each Employee making such election and Units in respect of such deferred payment shall be credited to such Incentive Account as provided in Section 6.05 below.

Section 6.04.  Irrevocability of Election.  An election to defer Cash Performance Payments under the Program for any Performance Measurement Period shall be irrevocable after the last date for making such an election, as specified in the second or third sentence of Section 6.03, above, as applicable.

Section 6.05.  Conversion to Units.  The amount of an Employee’s deferred Cash Performance Payment for any Performance Measurement Period shall be converted to Units and shall be credited to such Employee’s Incentive Account as of the first business day of the month in which the Cash Performance Payment is made. The number (computed to the second decimal place) of Units so credited shall be determined by dividing the aggregate amount of the deferred Cash Performance Payment credited to the Employee’s Incentive Account for such Performance Measurement Period by the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on each trading day during the month preceding the crediting of Units.

Section 6.06.  Adjustments.  The Committee shall determine such equitable adjustments in the Units credited to each Incentive Account as may be appropriate to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split up, split-off, spin-off, liquidation or other similar change in capitalization or any distribution to common shareholders other than cash dividends.

Section 6.07.  Dividends and Distributions.  Whenever a cash dividend or any other distribution is paid with respect to shares of Brink’s Stock, the Incentive Account of each Employee will be credited with an additional number of Units equal to the number of shares of Brink’s Stock, including fractional shares (computed to the second decimal place), that could have been purchased had such dividend or other distribution been paid to the Incentive Account on the payment date for such dividend or distribution based on the number of shares represented by Units in such Incentive Account as of such date and assuming the amount of such dividend or value of such distribution had been used to acquire additional Units. Such additional Units shall be deemed to be purchased at the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape on the payment date for the dividend or other distribution. The value of any distribution in property will be determined by the Committee.

Section 6.08.  Minimum Distribution.  Distributions shall be made in accordance with Article 7; provided, however, that the aggregate value of the Brink’s Stock and cash distributed to an Employee (and his or her beneficiaries) in respect of all Units standing to his or her credit in his or her Incentive Account attributable to deferrals of Cash Performance Payments otherwise payable with respect to Performance Measurement Periods ending prior to January 1, 2007 (including dividends relating to such Units) shall not be less than the aggregate amount of Cash Performance Payments and dividends (credited to his or her Incentive Account pursuant to Section 6.07) in respect of which such Units were initially so credited. The value of the Brink’s Stock, so distributed shall be considered equal to the average of the high and low per share quoted sale prices of Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape for the last trading day of the month preceding the month of distribution.

ARTICLE 7

DISTRIBUTIONS

Section 7.01.  Certain Payments on Termination of Employment.  Each Employee shall receive a distribution in Brink’s Stock in respect of all Units standing to the credit of such Employee’s Incentive Account (other than Units attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto) as of the date of the Employee’s Termination of Employment, in a single-lump sum distribution on the first day that is more than six months after the date of the Employee’s Termination of Employment; provided, however, that for purposes of this Article 7, no employee of any Subsidiary shall be considered to have terminated employment as a result of a spinoff of such Subsidiary from the Company, except as may be permitted under Section 409A of the Code. An Employee may elect, at least 12 months prior to his or her Termination of Employment, to receive distribution of the Shares represented by the Units credited to his or her Incentive Account in equal annual installments (not more than ten) commencing not earlier than the last day of the sixth month following the fifth anniversary of the date of his or her Termination of Employment (for any reason) or as promptly as practicable thereafter. Any such election shall become effective on the 12-month anniversary of the date the election is made.

The number of shares of Brink’s Stock to be included in each installment payment shall be determined by multiplying the number of Units in the Employee’s Incentive Account, as applicable, as of the first day of the month preceding the initial installment payment and as of each succeeding anniversary of such date by a fraction, the numerator or which is one and the denominator of which is the number of remaining installments (including the current installment).

Any fractional Units shall be converted to cash based on the average of the high and low per share quoted sale prices of the Brink’s Stock, as reported on the New York Stock Exchange Composite Transaction Tape, on the last trading day of the month preceding the month of distribution and shall be paid in cash.

Section 7.02.  Payments Attributable to Matching Incentive Contributions and Matching Salary Contributions on Termination of Employment.  In the event of an Employee’s (a) death, (b) Retirement, (c) Disability or (d) Termination of Employment for any reason within three years following a Change in Control (other than a Termination of Employment by the Company for Cause), the Employee shall receive a distribution of Brink’s Stock in respect of all Units standing to the credit of such Employee’s Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto in the same manner as provided in Section 7.01 for the distribution of other Units standing to the credit of such Employee’s Incentive Account.

In the event of a Termination of Employment for a reason not described in the preceding paragraph, the Employee shall forfeit the Units in his or her Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto for the Year in which the termination occurs. Other than in connection with a Termination of Employment by the Company for Cause, such Employee shall be vested in the remaining Units standing to the credit of such Employee in his or her Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto in accordance with the following schedule:

Months of Participation	Vested Percentage
less than 36	0
at least 36 but less than 48	50%
at least 48 but less than 60	75%
60 or more	100%

An Employee shall receive credit for one “month of participation” for each calendar month during which a deferral election is in effect pursuant to Section 3.03 or Section 4.03. Brink’s Stock, in respect of the vested Units standing to the credit of such Employee attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto, shall be distributed in the same manner as provided in Section 7.01 for the distribution of other Units standing to the credit of such Employee’s Incentive Account.

Section 7.03.  One Time Distribution Under Code Section 409A Transition Relief.  Pursuant to rules and procedures established by the Company, a participant under the Program may elect on or before December 31, 2007 to receive on February 15, 2008 a single lump-sum distribution in Brink’s Stock in respect of all vested Units standing to the credit of his or her Incentive Account as of December 31, 2007; provided, however, that such election shall not apply to amounts, if any, that would have otherwise been distributed to the participant in 2007.

Section 7.04.  Termination of Employment by the Company for Cause.  In the event of a Termination of Employment by the Company for Cause, the Employee shall forfeit all of the Units standing to the credit of the Employee’s Incentive Account attributable to Matching Incentive Contributions, Matching Salary Contributions and dividends related thereto.

ARTICLE 8

DESIGNATION OF BENEFICIARY

An Employee may designate in a written election filed with the Company a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive all distributions and payments under the Program after the Employee’s death. Any such designation may be revoked, and a new election may be made, at any time and from time to time, by the Employee without the consent of any beneficiary. If the Employee designates more than one beneficiary, any distributions and payments to such beneficiaries shall be made in equal percentages unless the Employee has designated otherwise, in which case the distributions and payments shall be made in the percentages designated by the Employee. If no beneficiary has been named by the Employee or no beneficiary survives the Employee, the remaining Shares (including fractional Shares) in the Employee’s Incentive Account shall be distributed or paid in a single sum to the Employee’s estate. In the event of a beneficiary’s death after installment payments to the beneficiary have commenced, the remaining installments will be paid to a contingent beneficiary, if any, designated by the Employee or, in the absence of a surviving contingent beneficiary, the remaining Shares (including fractional Shares) shall be distributed or paid to the primary beneficiary’s estate in a single distribution. All distributions shall be made in Shares except that fractional Shares shall be paid in cash.

ARTICLE 9

MISCELLANEOUS

Section 9.01.  Nontransferability of Benefits.  Except as provided in Article 8, Units credited to an Incentive Account shall not be transferable by an Employee or former Employee (or his or her beneficiaries) other than by will or the laws of descent and distribution or pursuant to a domestic relations order. No Employee, no person claiming through such Employee, nor any other person shall have any right or interest under the Program, or in its continuance, in the payment of any amount or distribution of any Shares under the Program, unless and until all the provisions of the Program, any determination made by the Committee thereunder, and any restrictions and limitations on the payment itself have been fully complied with. Except as provided in this Section 9.01, no rights under the Program, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature, nor shall the Company or any of its Subsidiaries be obligated, except as otherwise required by law, to recognize or give effect to any such transfer, assignment, pledge or encumbrance.

Section 9.02.  Notices.  The Company may require all elections contemplated by the Program to be made on forms provided by it. All notices, elections and other communications pursuant to the Program shall be in writing and shall be effective when received by the Company at the following address:

The Brink’s Company

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

Attention of Vice President—Human Resources

Section 9.03.  Limitation on Rights of Employee.  Nothing in this Program shall be deemed to create, on the part of any Employee, beneficiary or other person, (a) any interest of any kind in the assets of the Company or (b) any trust or fiduciary relationship in relation to the Company. The right of an Employee to receive any Shares shall be no greater than the right of any unsecured general creditor of the Company.

Section 9.04.  No Contract of Employment.  The benefits provided under the Program for an Employee shall be in addition to, and in no way preclude, other forms of compensation to or in respect of such Employee. However, the selection of any Employee for participation in the Program shall not give such Employee any right to be retained in the employ of the Company or any of its Subsidiaries for any period. The right of the Company and of each such Subsidiary to terminate the employment of any Employee for any reason or at any time is specifically reserved.

Section 9.05.  Withholding.  All distributions pursuant to the Program shall be subject to withholding in respect of income and other taxes required by law to be withheld. The Company shall establish appropriate procedures to ensure payment or withholding of such taxes. Such procedures may include arrangements for payment or withholding of taxes by retaining Shares otherwise issuable in accordance with the provisions of this Program or by accepting already owned Shares, and by applying the fair market value of such Shares to the withholding taxes payable.

Section 9.06.  Amendment and Termination.  The Committee may from time to time amend any of the provisions of the Program, or may at any time terminate the Program. No amendment or termination shall adversely affect any Units (or distributions in respect thereof) which shall theretofore have been credited to any Employee’s Incentive Account. On the termination of the Program, distributions from an Employee’s Incentive Account shall be made in compliance with Code Section 409A and Treasury Regulations issued thereunder.

EXHIBIT C

MANAGEMENT PERFORMANCE IMPROVEMENT PLAN

(Amended and Restated as of February 19, 2010)

1. Purpose. The purpose of the Plan, which provides for Performance Awards to be awarded to a select group of management and highly compensated employees of the Company and its Subsidiaries, is to promote the interests of the Company and its Subsidiaries by linking financial incentives provided to such employees with improvement in the Company’s financial results.

2. Administration. The Plan will be administered by a Committee composed of at least three members of the Company’s Board of Directors each of whom shall qualify as (a) an “outside director” within the meaning of Section 162(m) of the Code and (b) a “nonemployee director” within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended. Until determined otherwise by the Board, the Compensation and Benefits Committee designated by the Board shall be the Committee under this Plan.

Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to administer the Plan and to exercise all powers and authority either specifically granted to it under the Plan or necessary and advisable in the administration of the Plan, including without limitation the authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to grant Performance Awards; to determine the terms, provisions and conditions of all Performance Awards granted under the Plan (which need not be identical), the individuals to whom and the time or times when Awards shall be granted, and the performance measures used to determine any payments of Performance Awards; and to make all other necessary or advisable determinations with respect to the Plan. The determination of the Committee on such matters shall be conclusive.

3. Participation. The Committee may select from time to time key employees of the Company and its Subsidiaries to participate in the Plan who, in the opinion of the Committee, have the capacity to contribute significantly to the successful performance of the Company and its Subsidiaries. An employee who is selected to be a Participant for one Performance Measurement Period shall not have any rights to be included as a Participant for subsequent Performance Measurement Periods.

4. Performance Awards. (a) Performance Awards may be, but are not required to be, granted annually. Each Performance Award shall provide that a Participant will be entitled to a cash payment following the completion of a designated Performance Measurement Period (which shall be three fiscal years of the Company), subject to the satisfaction of conditions set forth in the Plan, and the achievement of certain goals established by the Committee in connection with each Performance Award. Cash payments to which a Participant may be entitled following the conclusion of each Performance Measurement Period shall be determined based on the satisfaction of various performance measures, as the Committee shall determine in the case of each Performance Award, including, but not limited to, net income, operating income, return on net assets, revenue growth, total shareholder return, earnings per share, return on equity, net revenue per employee, market share, return on capital and/or economic value added (or equivalent metric), and/or cash flow and/or free cash flow (before or after dividends), with respect to the Company, any Subsidiary and/or business unit of the Company or any Subsidiary; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Performance Measurement Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Measurement Period to Performance Measurement Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. The Committee shall determine and establish in writing, with respect to each Performance Award, the performance measures for each year of the Performance Measurement Period (including the levels of performance measures that must be achieved to receive corresponding levels of cash payments); provided, however, that minimum performance measures for the full Performance Measurement Period (which performance measures may be raised in subsequent years) shall be established in writing no later than 90 days after the commencement of the Performance Measurement Period. Each Performance Award shall include a (i) target level of performance measures which if satisfied will entitle a Participant to 100% of a specified target dollar amount and (ii) maximum payment (specified in dollars) which may not be greater than 200% of the target dollar amount described in subparagraph (i). The maximum incentive payment any one Participant may be entitled to receive (whether or not deferred as described in Section 4(c) below) for any one Performance Measurement Period is $3,000,000. Notwithstanding the foregoing, with respect to Performance

Measurement Periods beginning on or after January 1, 2005 and provided that no Change of Control shall have occurred, the Committee may, in its discretion, reduce any payment to which a Participant who is an employee of the Company would otherwise be entitled by such amount or percentage as the Committee deems appropriate.

(b) A Performance Award shall terminate for all purposes unless the Participant remains continuously employed by the Company or a Subsidiary until the date established by the Committee for payment of the Performance Award unless the termination is (i) due to Retirement, Disability or death; (ii) approved by the Committee; or (iii) subsequent to a Change in Control. In the event a Participant’s employment is terminated due to Retirement, Disability or death, he or she (or, in the event of the Participant’s death, his or her beneficiary) will be entitled to a prorated portion of the Performance Award to which he or she would otherwise be entitled based on the portion of the Performance Measurement Period (determined in completed months) during which he or she was continuously employed by the Company or a Subsidiary and based on the extent to which the performance goals were achieved as determined at the end of the Performance Measurement Period. In the event of a Participant’s termination of employment for reasons other than Retirement, Disability or death, the Committee may, but is not obligated to, authorize payment of an amount up to the prorated amount that would be payable under the preceding sentence. In the event of a Change in Control, Performance Awards shall be deemed to be earned at 100% of the specified target dollar amount described in Section 4(a)(i) and shall be paid as soon as practicable following the earlier of the Participant’s termination of employment after the Change in Control or the end of the Performance Measurement Period during which the Change in Control occurred, but in no event later than March 15th immediately following the end of the first calendar year in which such Change in Control occurred.

(c) Participants entitled to receive a Performance Award for a Performance Measurement Period will be entitled to receive a lump-sum cash payment on a date selected by the Committee following the end of the Performance Measurement Period (which, for Participants who are U.S. taxpayers, shall be no later than March 15th immediately following the end of the first calendar year in which such Performance Award was earned and vested) provided that the performance measures are met. Notwithstanding the preceding sentence, Participants may elect to defer the receipt of payment of a Performance Award under the Key Employees’ Deferred Compensation Program of The Brink’s Company in accordance with the terms of such plan. Any payments made under this Plan shall be subject to all applicable Federal, state or local taxes required by law to be withheld.

5. Designation of Beneficiary. A Participant may designate, in a written election filed with the Company, a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive all distributions and payments under the Plan after the Participant’s death. Any such designation may be revoked, and a new election may be made, at any time and from time to time, by the Participant without the consent of any beneficiary (unless otherwise required by law). If the Participant designates more than one beneficiary, any distributions and payments to such beneficiaries shall be made in equal percentages unless the Participant has designated otherwise in writing, in which case the distributions and payments shall be made in the percentages designated by the Participant. If no beneficiary has been named by the Participant or no beneficiary survives the Participant, any amounts due to the Participant shall be distributed or paid in a single sum to the Participant’s estate.

6. Nonexclusive Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable and such arrangements may be either generally applicable or applicable only in specific cases.

7. Nonassignability. No Performance Awards may be transferred, alienated or assigned other than by will or by the laws of descent and distribution.

8. Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time without the approval of the Company’s shareholders.

9. Effectiveness of the Plan. The Plan shall become effective on January 1, 2000, provided that the Plan is approved by the Company’s shareholders at the annual meeting of shareholders occurring in calendar year 2000.

10. No Right to Continued Employment. Neither the adoption of the Plan nor any action of the Board or Committee shall be deemed to give any officer or employee any right to continued employment or any other rights other than to payments under a Performance Award granted hereunder in accordance with the terms of such award.

C-2

11. Governing Law. The Plan shall be construed and interpreted under the laws of the state of New York.

12. Definitions. For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

(a) “Board of Directors” means the board of directors of the Company.

(b) “Cause” means, with respect to any Participant, (i) embezzlement, theft or misappropriation by the Participant of any property of the Company, (ii) the Participant’s willful breach of any fiduciary duty to the Company, (iii) the Participant’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (iv) the Participant’s gross incompetence in the performance of the Participant’s job duties, (v) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (vi) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care or (vii) any gross negligence or willful misconduct of the Participant resulting in a loss to the Company.

(c) “Change in Control” shall have the meaning ascribed to such term under The Brink’s Company 2005 Equity Incentive Plan, as amended from time to time, or any successor to such plan, provided, however, that references to “Awards” therein shall be deemed to be references to “Performance Awards” herein.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation and Benefits Committee of the Company or any successor thereto unless determined otherwise by the Board of Directors.

(f) “Company” means The Brink’s Company, a Virginia corporation.

(g) “Disability” means a physical or mental incapacity which would entitle the Participant to benefits under the Company’s long-term disability plan.

(h) “Participant” means an employee who has been selected by the Committee to participate in the Plan.

(i) “Performance Award” means an incentive award made pursuant to the Plan.

(j) “Performance Measurement Period” means a performance cycle of one or more fiscal years of the Company. The initial Performance Measurement Period shall be 2000-2002 (inclusive).

(k) “Plan” means The Brink’s Company Management Performance Improvement Plan as amended from time to time.

(l) “Retirement” means, with respect to any Participant, any termination of the Participant’s employment on or after the date on which the Participant has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries; provided that the Participant’s employment is not terminated for Cause.

(m) “Subsidiary” means any corporation more than 80% of the outstanding voting stock of which is owned by the Company, by the Company and one or more Subsidiaries or by one or more Subsidiaries. “Subsidiaries” means more than one of any such corporation.

C-3

EXHIBIT D

THE BRINK’S COMPANY

2005 EQUITY INCENTIVE PLAN

(Amended and Restated as of February 19, 2010)

SECTION 1.  Purpose.

The purpose of The Brink’s Company 2005 Equity Incentive Plan (amended and restated as of February 19, 2010) is to act as the successor plan to The Brink’s Company 1988 Stock Option Plan and to encourage those individuals who are expected to contribute significantly to the Company’s success to accept employment or continue in the employ of the Company and its Subsidiaries, to enhance their incentive to perform at the highest level, and, in general, to further the best interests of the Company and its shareholders.

SECTION 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” shall mean the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

(c) “Award” shall mean any Option, Stock Appreciation Right, award of Restricted Stock, award of Performance Stock or Other Stock-Based Award granted under the Plan.

(d) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(e) “Beneficiary” shall mean a person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.

(f) “Board” shall mean the board of directors of the Company.

(g) “Cause” shall mean, with respect to any Participant, (a) embezzlement, theft or misappropriation by the Participant of any property of the Company, (b) the Participant’s willful breach of any fiduciary duty to the Company, (c) the Participant’s willful failure or refusal to comply with laws or regulations applicable to the Company and its business or the policies of the Company governing the conduct of its employees, (d) the Participant’s gross incompetence in the performance of the Participant’s job duties, (e) commission by the Participant of a felony or of any crime involving moral turpitude, fraud or misrepresentation, (f) the failure of the Participant to perform duties consistent with a commercially reasonable standard of care or (g) any gross negligence or willful misconduct of the Participant resulting in a loss to the Company.

(h) “Change in Control” shall mean the occurrence of:

(i) (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Shares would be converted into cash, securities or other property other than a consolidation or merger in which holders of the total voting power in the election of directors of the Company of Shares outstanding (exclusive of shares held by the Company’s Affiliates) (the “Total Voting Power”) immediately prior to the consolidation or merger will have the same proportionate ownership of the total voting power in the election of directors of the surviving corporation immediately after the consolidation or merger, or (B) any sale, leases, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all the assets of the Company; provided, however, that with respect to Awards granted before November 16, 2007, a “Change in Control” shall be deemed to occur upon the approval of the shareholders of the Company (or if such approval is not required, the approval of the Board) of any of the transactions set forth in clauses (A) or (B) above of this sub-paragraph (i);

(ii) any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 20% of the Total Voting Power; or

(iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board ceasing for any reason to constitute at least a majority thereof, unless the election by the Company’s shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee as may be designated by the Board.

(k) “Company” shall mean The Brink’s Company.

(l) “Company Deferred Compensation Program” shall mean The Brink’s Company Key Employees’ Deferred Compensation Program, as amended from time to time.

(m) “Executive Group” shall mean every person who is expected by the Committee to be both (i) a “covered employee” as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 (as such number appearing in Section 162(m) of the Code may be adjusted by any subsequent legislation) for that taxable year.

(n) “Fair Market Value” shall mean with respect to Shares, the average of the high and low quoted sale prices of a share of such common stock on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the New York Stock Exchange Composite Transactions Tape or with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o) “Incentive Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that meets the requirements of Section 422 of the Code, or any successor provision thereto.

(p) “Non-Qualified Stock Option” shall mean an option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” shall mean any right granted under Section 10.

(s) “Participant” shall mean an individual granted an Award under the Plan.

(t) “Performance Stock” shall mean any Share granted under Section 9.

(u) “Performance Unit” means a contractual right, granted pursuant to Section 9, that is denominated in Shares. Each Performance Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Performance Units may include the right to receive dividend equivalents.

(v) “Plan” shall mean The Brink’s Company 2005 Equity Incentive Plan (amended and restated as of February 19, 2010).

(w) “Predecessor Plan” shall mean The Brink’s Company 1988 Stock Option Plan.

(x) “Restricted Stock” shall mean any Share granted under Section 8.

(y) “Restricted Stock Unit” means a contractual right, granted pursuant to Section 8, that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of Restricted Stock Units may include the right to receive dividend equivalents.

(z) “Retirement” shall mean, with respect to any Participant, any termination of the Participant’s employment on or after the date on which the Participant has (i) attained age 65 and completed at least five years of service with the Company or any of its Subsidiaries or (ii) attained age 55 and completed at least ten years of service with the Company or any of its Subsidiaries; provided that the Participant’s employment is not terminated for Cause.

(aa) “SAR” or “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

(bb) “Shares” shall mean shares of the common stock of the Company.

(cc) “Subsidiary” shall mean any corporation of which stock representing at least 50% of the ordinary voting power is owned, directly or indirectly, by the Company.

(dd) “Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.  Eligibility.

(a) Any individual who is employed by the Company or any Affiliate, including any officer-director, shall be eligible to be selected to receive an Award under the Plan.

(b) Directors who are not full-time or part-time officers are not eligible to receive Awards hereunder.

(c) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder.

SECTION 4.  Administration.

(a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors, each of whom shall be independent, within the meaning of and to the extent required by applicable rulings and interpretations of the New York Stock Exchange and the Securities and Exchange Commission, and each of whom shall be a “Non-Employee Director”, as defined from time to time for purposes of Section 16 of the Act and the rules promulgated thereunder and shall satisfy the requirements for an outside director pursuant to Section 162(m) of the Code, and any regulations issued thereunder. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareholders and the Participants.

SECTION 5.  Shares Available for Issuance.

(a) Subject to all of the provisions of this Section 5, the number of Shares available for issuance under the Plan as of December 31, 2009, after taking into account shares issued as of December 31, 2009, shall be 5,648,818 Shares (the “Maximum Share Limit”).

(i) Any Shares covered by an Award other than Options and SARs shall be counted against the Maximum Share Limit as two Shares for every one Share covered by the Award.

(ii) Each SAR shall be counted against the Maximum Share Limit as one Share, regardless of whether a Share is used to settle the SAR upon exercise.

(iii) Notwithstanding the foregoing and subject to adjustment as provided in Section 5(d), no Participant may receive Options and SARs under the Plan in any calendar year that relate to more than 400,000 Shares.

(iv) In addition, subject to approval of the Company Deferred Compensation Program by the shareholders of the Company at the 2010 annual meeting, each Unit standing to the credit of an Employee’s Incentive Account under the Company Deferred Compensation Program (each such capitalized term as defined under the Company Deferred Compensation Program) shall be counted against the Maximum Share Limit. Units shall be counted against the Maximum Share Limit as two Shares for every one Unit standing to the credit of an Employee’s Incentive Account. Notwithstanding the foregoing, this Section 5(a)(iv) shall only apply to Units credited to an Employee’s Incentive Account on or after May 7, 2010.

(b) If, after the effective date of the Plan, any Shares covered by an Award other than a Substitute Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. For purposes of this Section 5(b), awards under the Predecessor Plan shall be considered Awards.

(c) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 9(d), (ii) the number and type of Shares (or other securities) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under the Plan.

SECTION 6.  Options.

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 6 years from the date of grant thereof.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that, except in the event of a Change in Control, an Option shall not be exercisable before the expiration of one year from the date the Option is granted.

(d) The Committee shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(e) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(f) Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Shares to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(g) Section 11 sets forth certain additional provisions that shall apply to Options.

SECTION 7.  Stock Appreciation Rights.

(a) The Committee is hereby authorized to grant Stock Appreciation Rights (“SARs”) to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) SARs may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) A freestanding SAR shall not have a term of greater than 6 years or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant and, except in the event of a Change in Control, shall not be exercisable before the expiration of one year from the date the SAR is granted.

(e) Section 11 sets forth certain additional provisions that shall apply to SARs.

SECTION 8.  Restricted Stock and Restricted Stock Units.

(a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that subject to Section 12(g), Restricted Stock and Restricted Stock Units shall have a vesting period of not less than one year.

(c) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) The Committee may in its discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all restrictions with respect to Shares of Restricted Stock and Restricted Stock Units; provided, that the Committee may not waive the restriction in the proviso of Section 8(b).

(e) If the Committee intends that an Award granted under this Section 8, shall constitute or give rise to “qualified performance based compensation” under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein, and any such Award shall be considered an Award of Performance Stock or Performance Units, as applicable, for purposes of the Plan.

(f) Section 11 sets forth certain additional provisions that shall apply to Restricted Stock and Restricted Stock Units.

SECTION 9.  Performance Stock and Performance Units.

(a) The Committee is hereby authorized to grant Awards of Performance Stock and Performance Units to Participants.

(b) Subject to the terms of the Plan, Shares of Performance Stock and Performance Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Performance Stock or the right to receive any dividend or other right), which restrictions may lapse, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the number of Shares subject to any Award of Performance Stock or Performance Units shall be determined by the Committee; provided, however, that subject to Section 12(g), the performance period relating to Performance Stock and Performance Units shall be at least one year.

(c) Any Share of Performance Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Performance Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Performance Stock.

(d) Every Award of Performance Stock and every Award of Performance Units to a member of the Executive Group shall, if the Committee intends that such Award should constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more performance measures with respect to the Company, any Subsidiary and/or any business unit of the Company or any Subsidiary, including without limitation the following: (i) net income, (ii) operating income, (iii) return on net assets, (iv) revenue growth, (v) total shareholder return, (vi) earnings per share, (vii) return on equity, (viii) net revenue per employee, (ix) market share, (x) return on capital and/or economic value added (or equivalent metric), or (xi) cash flow and/or free cash flow (before or after dividends); each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the release or forfeiture of the Shares of Performance Stock or the expiration of the Award of Performance Units (as applicable), adjusted, to the extent permitted under Section 162(m) of the Code if the Committee intends the Award of Performance Stock or Performance Units to continue to constitute “qualified performance-

based compensation” under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions, accruals for awards under the Plan and cumulative effects of changes in accounting principles. Performance measures may vary from Performance Stock Award to Performance Stock Award, Performance Unit Award to Performance Unit Award and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative. Performance measures may be expressed on an absolute basis or on a relative basis against a peer group or an index. For any Award subject to any such pre-established formula, the maximum number of Shares subject to any such Award granted in any year shall be 400,000, subject to adjustment as provided in Section 5(d). Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the number of Shares subject to any Award to which this Section 9(d) applies upon attainment of such pre-established formula.

(e) Section 11 sets forth certain additional provisions that shall apply to Performance Stock and Performance Units.

SECTION 10.  Other Stock-Based Awards.

The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 11.  Effect of Termination of Employment on Awards.

Except as otherwise provided by the Committee at the time an Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Unit is granted or in any amendment thereto, if a Participant ceases to be employed by the Company or any Affiliate, then:

(a) with respect to an Option or SAR:

(i) subject to Section 11(a)(ii), if termination is by reason of the Participant’s Retirement or by reason of the Participant’s permanent and total disability, each Option and SAR held by the Participant shall continue to remain outstanding and shall become or remain exercisable and in full force and effect in accordance with its terms until the expiration date of the Award;

(ii) if termination is by reason of the death of the Participant, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(a)(i), each Option and SAR held by the Participant shall become fully exercisable at the time of the Participant’s death (or, if later, at the time of the one year anniversary of the Option or SAR grant date (as applicable)) and may be exercised by the Participant’s Beneficiary at any time within a period of three years after death (but not after the expiration date of the Award);

(iii) if termination of employment is for any reason other than as provided in Section 11(a)(i) or (ii), the Participant may exercise each Option and SAR held by the Participant within 90 days after such termination (but not after the expiration date of such Award) to the extent such Award was exercisable pursuant to its terms at the date of termination; provided, however, if the Participant should die within 90 days after such termination, each Option and SAR held by the Participant may be exercised by the Participant’s Beneficiary at any time within a period of one year after death (but not after the expiration date of the Award) to the extent such Award was exercisable pursuant to its terms at the date of termination;

(b) with respect to Restricted Stock and Restricted Stock Units:

(i) subject to Section 11(b)(ii), if termination is by reason of the Participant’s Retirement or permanent and total disability, each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall continue to remain outstanding and in full force and effect and any restrictions with respect to such Restricted Stock Award or Restricted Stock Unit Award (as applicable) shall lapse in accordance with the terms of the Award;

(ii) if termination is by reason of the Participant’s death, or if the Participant dies after Retirement or permanent and total disability as referred to in Section 11(b)(i), any and all restrictions with respect to each Restricted Stock Award and Restricted Stock Unit Award held by the Participant shall lapse at the time of the Participant’s death (or, if later, at the time of the one year anniversary of the Restricted Stock Award or Restricted Stock Unit Award (as applicable) grant date);

(iii) if termination of employment is by reason other than as provided in Section 11(b)(i) or (b)(ii), any Restricted Stock Award and Restricted Stock Unit Award held by the Participant that remains subject to restrictions shall be canceled as of such termination of employment and shall have no further force or effect;

(c) with respect to Performance Stock and Performance Units:

(i) if termination is by reason of the Participant’s Retirement or permanent and total disability, each Performance Stock Award and Performance Unit Award held by the Participant shall remain outstanding and in full force and effect and any restrictions with respect to such Performance Stock Award or Performance Unit Award (as applicable) shall lapse in accordance with the terms of the Award regardless of whether the Participant dies during such period;

(ii) if termination of employment occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award (as applicable) and such termination is by reason of the Participant’s death, the Participant’s Beneficiary shall be entitled to receive following the expiration of such performance period, a pro-rata portion of the number of Shares subject to the Performance Stock Award or Performance Unit Award (as applicable) with respect to which the restrictions would have otherwise lapsed notwithstanding the Participant’s death, determined based on the number of days in the performance period that shall have elapsed prior to such termination and the remainder of such Performance Stock Award or Performance Unit Award (as applicable) shall be canceled; and

(iii) if termination of employment occurs prior to the expiration of any performance period applicable to a Performance Stock Award or Performance Unit Award and such termination is for any reason other than as provided in Section 11(c)(i) or (ii), any Performance Stock Award and any Award of Performance Units held by the Participant shall be canceled as of such termination of employment and shall have no further force or effect.

SECTION 12.  General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 12(e). Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, the Beneficiary shall be the Participant’s estate.

(f) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully exercisable, shall vest and shall be settled, as applicable, and any restrictions applicable to any Award shall automatically lapse. Notwithstanding the foregoing, upon a Change in Control, Performance Stock Awards and Performance Unit Awards shall be considered to be earned at their target level; any restrictions with respect to the target number of Shares subject to a Performance Stock Award and Performance Unit Award shall lapse and any remaining Shares subject to such Performance Stock Award and Performance Unit Award shall be cancelled and shall have no further force or effect.

SECTION 13.  Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by the listed company rules of the New York Stock Exchange or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further that, except as provided in Section 5(d), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof and provided further, that the Committee’s authority under this Section 13(b) is limited in the case of Awards subject to Section 9(d), as set forth in Section 9(d).

(c) Except as noted in Section 9(d), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 14.  Miscellaneous.

(a) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in such Award.

(e) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 15.  Effective Date of the Plan.

The Plan initially became effective as of the date of its approval by the shareholders of the Company on May 6, 2005.

SECTION 16.  Term of the Plan.

No Award shall be granted under the Plan after the date of the annual shareholders meeting in the tenth year after the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 17.  Section 409A of the Code.

(a) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(b) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), notwithstanding Section 12(g) and unless specifically provided to the contrary in the applicable Award Agreement, in the event of a Change in Control, this paragraph 17(b) shall apply and shall supersede the provisions of Section 12(g) to the extent inconsistent therewith.

(i) If at the time of such Change in Control, the transaction(s) constituting such Change in Control do not constitute a change in the ownership or effective control of a corporation, or change in the ownership of a substantial portion of the assets of a corporation, as such terms are defined for purposes of Section 409A of the Code, any portion of the Award as to which the settlement date has not theretofore occurred shall remain outstanding and shall be settled on the applicable date(s) as specified in the Award Agreement.

(ii) If the provisions of Section 17(b)(i) are invoked such that a Change in Control occurs and any portion of the Award continues to be outstanding thereafter, the value of the Award that remains outstanding shall be determined based on the value per common share of the Company implied by the Change in Control transaction and such value shall be paid in cash without interest on the applicable settlement date(s) for such Award, as specified in the Award Agreement.

(c) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), if, at the time of the Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable pursuant to an Award Agreement constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company (or an Affiliate, as applicable) shall not pay any such amount on the otherwise scheduled payment date but shall instead accumulate such amount and pay it, without interest, on the first day of the seventh month following such separation from service.

(d) With respect to Awards subject to Section 409A of the Code (including Awards of Restricted Stock Units held by Participants who are or who may become eligible for Retirement during the term of the Award), neither the Participant nor any creditor or beneficiary of the Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Award Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to or for the benefit of a Participant pursuant to an Award Agreement may not be reduced by, or offset against, any amount owing by the Participant to the Company (or an Affiliate, as applicable).

ANNUAL MEETING OF SHAREHOLDERS OF

THE BRINK’S COMPANY

May 7, 2010

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL:

The Brink’s Company’s 2010 proxy statement and 2009 annual report to shareholders are available at http://www.brinkscompany.com/py/proxy10.pdf and http://www.brinkscompany.com/ar/Brinks09.pdf

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20303030303000000000 3			050710

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
	The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR the following proposals.
1. Elect three directors for a three-year term expiring in 2013:					FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	WITHHOLD AUTHORITY: O Paul G. Boynton O Murray D. Martin O Ronald L. Turner

2.  Approve the amendment and restatement of the Key Employees’ Deferred Compensation Program.

3.  Approve the material terms of the performance goals under the Management Performance Improvement Plan.

4.  Approve the material terms of the performance goals under the 2005 Equity Incentive Plan.

5.  Approve the Audit and Ethics Committee’s selection of KPMG LLP as an independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the year 2010.

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INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				The undersigned hereby authorizes the Company’s designated proxies to vote, in their discretion, on such other business and matters incident to the conduct of the meeting as may come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Shareholder		Date:	Signature of Shareholder	Date:
■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THE BRINK’S COMPANY

Proxy Card Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, May 7, 2010

The undersigned hereby appoints Michael T. Dan, Joseph W. Dziedzic and McAlister C. Marshall, II and each of them as proxy, with full power of substitution, to vote all shares of common stock of the undersigned in The Brink’s Company at the Annual Meeting of Shareholders to be held on May 7, 2010, at 1:00 p.m., Eastern Daylight Time, and at any and all adjournments or postponements thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.

(Continued and to be signed on the reverse side)

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